PROSPECTUS SUPPLEMENT                               This filing is made pursuant
(To Prospectus dated September 8, 1998)             to Rule 424(b)(5) under the
                                                    Securities Act of 1933 in
[ONYX LOGO]                                         connection with Registration
                                                    No. 333-51239

                                  $250,000,285
                       ONYX ACCEPTANCE OWNER TRUST 1998-B
             $165,000,000   5.60% AUTO LOAN BACKED NOTES, CLASS A-1
             $72,500,000   5.85% AUTO LOAN BACKED NOTES, CLASS A-2
               $12,500,285   6.07% AUTO LOAN BACKED CERTIFICATES

                     ONYX ACCEPTANCE FINANCIAL CORPORATION,
                                     Seller

                          ONYX ACCEPTANCE CORPORATION,
                                    Servicer

                               ------------------

     The Onyx Acceptance Owner Trust 1998-B (the "TRUST") will be formed pursuant to a Trust Agreement to be entered into between Onyx Acceptance Financial Corporation, as seller (the "SELLER"), Bankers Trust (Delaware), as owner trustee (the "OWNER TRUSTEE") and The Chase Manhattan Bank, as agent of the Owner Trustee (the "TRUST AGENT").
                                                        (continued on next page)

     The Notes and the Certificates will be unconditionally and irrevocably guaranteed to the extent described herein pursuant to the terms of a financial guarantee insurance policy (the "POLICY") issued by MBIA Insurance Corporation (the "INSURER").

                                  [MBIA LOGO]

     PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH UNDER "RISK FACTORS" COMMENCING ON PAGE S-12 HEREOF AND PAGE 6 OF THE ACCOMPANYING PROSPECTUS.

     THE NOTES REPRESENT NON-RECOURSE OBLIGATIONS OF, AND THE CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN, THE TRUST ONLY AND DO NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN THE SELLER, ONYX OR ANY OF THEIR RESPECTIVE AFFILIATES.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                   THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

===============================================================================================================
                                                PRICE TO              UNDERWRITING          PROCEEDS TO THE
                                               PUBLIC(1)                DISCOUNT              SELLER(1)(2)
---------------------------------------------------------------------------------------------------------------
Per Class A-1 Note.....................        99.995585%                0.225%                99.770585%
---------------------------------------------------------------------------------------------------------------
Per Class A-2 Note.....................        99.978197%                0.275%                99.703197%
---------------------------------------------------------------------------------------------------------------
Per Certificate........................        99.968370%                0.450%                99.518370%
---------------------------------------------------------------------------------------------------------------
Total..................................     $249,973,239.23           $626,876.28           $249,346,362.95
===============================================================================================================

  (1) Plus accrued interest, if any, calculated from the Closing Date.

  (2) Before deducting expenses payable by the Seller estimated to be $425,000.

                            ------------------------

     The Notes and the Certificates are offered by the Underwriters when, as and if delivered to and accepted by the Underwriters, and subject to their right to reject orders in whole or in part. It is expected that delivery of the Notes and the Certificates in book-entry form will be made through the facilities of The Depository Trust Company ("DTC") against payment in immediately available funds on or about September 11, 1998.

                            ------------------------

SALOMON SMITH BARNEY                                         MERRILL LYNCH & CO.

The date of this Prospectus Supplement is September 8, 1998.

(continued from previous page)

The Notes will be issued pursuant to an Indenture to be dated as of September 1, 1998, between the Trust and The Chase Manhattan Bank, as Indenture Trustee (the "INDENTURE TRUSTEE"). The Trust will issue $165,000,000 aggregate principal amount of Class A-1 Auto Loan Backed Notes (the "CLASS A-1 NOTES") and $72,500,000 aggregate principal amount of Class A-2 Auto Loan Backed Notes (the "CLASS A-2 NOTES" and, together with the Class A-1 Notes, the "NOTES"). The Trust will also issue $12,500,285 aggregate principal amount of Auto Loan Backed Certificates (the "CERTIFICATES" and, together with the Notes, the "SECURITIES"). The Trust property will include a pool of fixed rate Rule of 78's and Simple Interest Method motor vehicle retail installment sales contracts (the "CONTRACTS") secured by new and used automobiles and light-duty trucks (the "FINANCED VEHICLES"), certain monies received on or after September 1, 1998 (the "CUT-OFF DATE") with respect to the Contracts, security interests in the Financed Vehicles and certain other property, all as more fully described herein. The aggregate of the Principal Balances (as defined herein) of the Contracts as of the Cut-Off Date (the "ORIGINAL POOL BALANCE") was $250,000,285. Onyx Acceptance Corporation ("ONYX") will act as servicer of the Contracts (the "SERVICER").

        Interest on each class of Notes will accrue at the respective fixed per annum interest rate specified above. Interest on the Notes will be payable to the Noteholders on the 15th day of each month (or, if the 15th day is not a Business Day, the following Business Day) (each, a "DISTRIBUTION DATE") commencing October 15, 1998. Principal on the Notes will be payable on each Distribution Date to the extent described herein, except that no principal will be paid on a class of Notes until each class of Notes having a lower numerical class designation has been paid in full. See "Description of the Transfer and Servicing Agreements -- Distributions" herein.

        The Certificates will represent undivided ownership interests in the Trust. Interest, at the fixed per annum interest rate specified above, will be distributed to the Certificateholders on each Distribution Date. Principal will not be distributed to the Certificateholders until all of the Notes have been paid in full. Distributions of principal and interest on the Certificates will be subordinated in priority to payments due on the Notes as described herein. See "Description of the Transfer and Servicing Agreements -- Distributions" herein.

        Each class of the Notes and the Certificates will be payable in full on the Final Scheduled Distribution Date for such class of Notes or the Certificates as set forth herein. However, payment in full of a class of Notes or of the Certificates could occur earlier than such dates as described herein. In addition, each class of Notes will be subject to redemption in whole, but not in part, and the Certificates will be subject to prepayment in whole, but not in part, on any Distribution Date on which the Servicer exercises its option to purchase the Contracts. The Servicer, or any successor to the Servicer, may purchase the Contracts (an "OPTIONAL PURCHASE") when the aggregate of the Principal Balances of the Contracts (the "POOL BALANCE") shall have declined to 10% or less of the Original Pool Balance (as defined herein).

        It is a condition of issuance of the Notes and the Certificates that each class of Notes, and the Certificates, be rated in the highest rating category for such Securities by Standard & Poor's Ratings Services, a division of McGraw Hill, Inc. ("STANDARD & POOR'S") and Moody's Investors Service, Inc. ("MOODY'S" and, together with Standard & Poor's, the "RATING AGENCIES"). The ratings of the Notes and the Certificates will be based substantially on the issuance of the Policy by the Insurer. Timely payment of the Noteholders' Interest Distributable Amount and the Certificateholders' Interest Distributable Amount on each Distribution Date, and ultimate payment of principal of each class of Notes and the Certificates on the related Final Scheduled Distribution Date, is unconditionally and irrevocably guaranteed under the Policy. See "The Policy" herein.

        THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE NOTES AND THE CERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE NOTES AND THE CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. TO THE EXTENT ANY STATEMENTS IN THIS PROSPECTUS SUPPLEMENT CONFLICT WITH STATEMENTS IN THE PROSPECTUS, THE STATEMENTS IN THIS PROSPECTUS SUPPLEMENT SHALL CONTROL.

        CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE NOTES, INCLUDING OVER-ALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS IN SUCH NOTES, AND THE IMPOSITION OF PENALTY BIDS, DURING AND AFTER THE OFFERING. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."


                              AVAILABLE INFORMATION

        The Seller, on behalf of the Trust, has filed a Registration Statement under the Securities Act of 1933, as amended, with the Securities and Exchange Commission (the "COMMISSION") with respect to the Securities offered pursuant to this Prospectus. This Prospectus, which forms a part of the Registration Statement, does not contain all of the information included in the Registration Statement and the exhibits thereto. For further information, reference is made to the Registration Statement and amendments thereof and to the exhibits thereto, which are available for inspection without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission at 7 World Trade Center, Suite 1300, New York, New York 10048 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and copies of which may be obtained from the Commission at prescribed rates. The Commission also maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the Servicer and the Trust, and the address is http://www.sec.gov. The Servicer, on behalf of the Trust, will also file or cause to be filed with the Commission such periodic reports as are required under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") and the rules and regulations of the Commission thereunder, and such reports can be obtained as described above. Such reports will include Current Reports on Form 8-K filed after each Distribution Date, and an Annual Report on Form 10-K. Such reports will contain certain financial information regarding the Trust, including the Distribution Date Statement which will be furnished monthly to Securityholders as described under "Reports to Securityholders" below. Reports on Form 8-K and Form 10-K will not be filed for any period which ends after December 31, 1998; however, the Securityholders will continue to receive the Distribution Date Statement monthly, as described below.


                           REPORTS TO SECURITYHOLDERS

        Unless and until Definitive Securities are issued (which will occur under the limited circumstances described herein and in the Prospectus), the unaudited monthly and annual reports concerning the Trust which are described herein under "Description of the Transfer and Servicing Agreements -- Statements to Securityholders" and in the Prospectus under "Certain Information Regarding the Securities -- Statements to Securityholders" and are prepared by the Servicer will be sent by the Indenture Trustee only to Cede & Co. as the nominee of DTC and the registered holder of the Securities. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. DTC will supply such reports to Security Owners (as defined in the Prospectus) in accordance with its procedures. See "Description of the Securities -- Book-Entry Registration" in the Prospectus. None of the Seller, the Servicer or the Insurer intends to send any of its financial reports to the Securityholders.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        In addition to the documents described in the Prospectus under "Incorporation of Certain Documents by Reference," the consolidated financial statements of the Insurer included in, or as exhibits to, the following documents which have been filed with the Commission by the Insurer, are hereby incorporated by reference in this Prospectus Supplement:

        (a) Annual Report on Form 10-K for the year ended December 31, 1997 and

        (b) Quarterly Report on Form 10-Q for the period ended June 30, 1998.

        All financial statements of the Insurer included in documents filed by the Insurer pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing of such documents.

                                SUMMARY OF TERMS

        The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Certain capitalized terms used in this Summary are defined elsewhere in this Prospectus Supplement or in the Prospectus. See the Index of Terms herein and in the Prospectus for the location herein of the definitions of certain capitalized terms. An investment in the Securities involves various risks, and potential purchasers should carefully consider the matters discussed under "Risk Factors" herein and in the Prospectus in considering an investment in the Securities.

ISSUER...............................   Onyx Acceptance Owner Trust 1998-B (the
                                        "TRUST" or the "ISSUER"), a Delaware
                                        business trust to be established
                                        pursuant to a Trust Agreement (as
                                        amended and supplemented from time to
                                        time, the "TRUST AGREEMENT"), between
                                        the Seller, the Owner Trustee and the
                                        Trust Agent.

SELLER...............................   Onyx Acceptance Financial Corporation
                                        (the "SELLER"), a wholly- owned, limited purpose subsidiary of Onyx Acceptance
                                        Corporation ("ONYX").

SERVICER.............................   Onyx. See "The Servicer" in the
                                        Prospectus.

INDENTURE TRUSTEE....................   The Chase Manhattan Bank, as trustee
                                        under the Indenture (the "INDENTURE
                                        TRUSTEE").

OWNER TRUSTEE........................   Bankers Trust (Delaware), as trustee
                                        under the Trust Agreement (the "OWNER
                                        TRUSTEE").

TRUST AGENT..........................   The Chase Manhattan Bank, as agent of
                                        the Owner Trustee under the Trust
                                        Agreement (the "TRUST AGENT").

CLOSING DATE.........................   The date of initial issuance of the
                                        Notes and the Certificates (the "CLOSING
                                        DATE"), which is expected to be on or
                                        about September 11, 1998.

THE NOTES............................   The Trust will issue Auto Loan Backed
                                        Notes (the "NOTES") pursuant to an
                                        Indenture to be dated as of September 1, 1998 (as amended and supplemented from time to time, the "INDENTURE"), between the Issuer and the Indenture Trustee, as follows: (1) Class A-1 Auto Loan Backed
                                        Notes (the "CLASS A-1 NOTES") in the
                                        aggregate principal amount of
                                        $165,000,000; and (2) Class A-2 Auto
                                        Loan Backed Notes (the "CLASS A-2
                                        NOTES") in the aggregate principal
                                        amount of $72,500,000. The Notes will be non-recourse obligations of the Trust and will be secured by certain assets of the Trust pursuant to the Indenture.

THE CERTIFICATES
 AND THE RESIDUAL INTERESTS...........  The Trust will issue Auto Loan Backed
                                        Certificates (the "CERTIFICATES" and,
                                        together with the Notes, the
                                        "SECURITIES") in the aggregate principal amount of $12,500,285. The Certificates will represent undivided ownership interests in the Trust and will be issued pursuant to the Trust Agreement. The Trust will also issue certificates representing the residual interests in the Trust (the "RESIDUAL INTERESTS"), which are not offered hereby.

TRUST PROPERTY.......................   The Trust's assets (the "TRUST
                                        PROPERTY") will include: (i) a pool of
                                        fixed rate motor vehicle retail
                                        installment sales contracts (the
                                        "CONTRACTS"), all of which were
                                        purchased from the Seller and secured by new and used automobiles and light-duty trucks (the "FINANCED VEHICLES"), (ii) certain documents relating to the
                                        Contracts, (iii) certain monies received with respect to the Contracts on or after the Cut-Off Date, (iv) security interests in the Financed Vehicles and the rights to receive proceeds from claims on certain insurance policies covering the Financed Vehicles or the individual obligors under each related
                                        Contract, (v) all amounts on deposit in
                                        the Collection Account, the Payment
                                        Account, the Note Distribution Account,
                                        the Certificate Distribution Account,
                                        and the Spread Account, including all
                                        Eligible Investments credited to the
                                        Collection Account and the Spread
                                        Account (but excluding any investment
                                        income from Eligible Investments
                                        credited to the Collection Account,
                                        which will be paid to the Servicer),
                                        (vi) the right of the Seller to cause
                                        Onyx to repurchase certain Contracts
                                        under certain circumstances and (vii)
                                        all proceeds of the foregoing. See "The
                                        Trust" herein and "The Trusts" in the
                                        Prospectus. Pursuant to the Indenture,
                                        the Trust will grant a security interest in the Trust Property (excluding the Certificate Distribution Account) in favor of the Indenture Trustee on behalf of the Noteholders and for the benefit of the Insurer in support of the obligations owing to it under the Insurance Agreement.

CONTRACTS............................   The Contracts will have been purchased
                                        by the Trust from the Seller pursuant to a Sale and Servicing Agreement dated as of September 1, 1998 (as amended and supplemented from time to time, the "SALE AND SERVICING AGREEMENT"). The aggregate of the Principal Balances of the Contracts as of the Cut-Off Date
                                        (the "ORIGINAL POOL BALANCE") was
                                        $250,000,285.

                                        As of the Cut-Off Date, the Contracts
                                        had a weighted average annual percentage rate of 14.73% and a weighted average remaining term of 56.46 months. Contracts representing approximately
                                        21.57% of the Original Pool Balance
                                        allocate interest and principal in
                                        accordance with the Rule of 78's (the
                                        "RULE OF 78'S CONTRACTS"), and Contracts representing approximately 78.43% of the Original Pool Balance allocate interest and principal in accordance with the Simple Interest Method (the "SIMPLE INTEREST CONTRACTS"). Contracts representing approximately 18.13% of the Original Pool Balance are secured by new Financed Vehicles, and Contracts representing approximately 81.87% of the Original Pool Balance are secured by used Financed Vehicles. Contracts representing approximately 41.35% of the Original Pool Balance were originated in California and Contracts representing approximately 11.12% of the Original Pool Balance were originated in Florida. As of the Cut-Off Date, the aggregate Principal Balances of Contracts originated in any other single state did not exceed 7.49%.

                                        All collections of Monthly P&I and all
                                        prepayments on the Contracts collected
                                        by the Servicer will be deposited in or
                                        credited to the Collection Account.
                                        Partial prepayments of Monthly P&I
                                        ("PAYAHEADS") on Rule of 78's Contracts
                                        will be transferred on the

                                        Servicer Report Date to the Payahead
                                        Account, to be applied against future
                                        scheduled payments of Monthly P&I. See
                                        "Description of the Transfer and
                                        Servicing Agreements -- Payahead
                                        Account" in the Prospectus. Full
                                        prepayments on Rule of 78's Contracts
                                        and partial and full prepayments on
                                        Simple Interest Contracts will be paid
                                        to Securityholders, as described herein, on the Distribution Date immediately following the Collection Period in which such prepayments are received. On the Business Day immediately preceding each Distribution Date, the Servicer will cause funds equal to the amount of Net Collections available with respect to such Distribution Date to be withdrawn from the Collection Account and deposited into the Payment Account. On such Distribution Date, the Indenture Trustee will distribute the amounts on deposit in the Payment Account as described under "Description of the Transfer and Servicing Agreements -- Distributions" herein.

DISTRIBUTION DATE....................   The 15th day of each month (or, if such
                                        day is not a Business Day, the next
                                        succeeding Business Day) commencing
                                        October 15, 1998 (each a "DISTRIBUTION
                                        DATE"). A "BUSINESS DAY" is a day other
                                        than a Saturday, Sunday or other day on
                                        which commercial banks located in
                                        California or New York are authorized or obligated to be closed.

COLLECTION PERIOD....................   A "COLLECTION PERIOD" with respect to a
                                        Distribution Date will be the calendar
                                        month preceding the month in which such
                                        Distribution Date occurs; provided, that with respect to Liquidated Contracts (as defined below) the Collection Period will be the period from but excluding the sixth Business Day preceding the immediately preceding Distribution Date to and including the sixth Business Day preceding such Distribution Date. With respect to the first Distribution Date, the "COLLECTION PERIOD" for Liquidated
                                        Contracts will be the period from and
                                        including the Cut-Off Date to and
                                        including the sixth Business Day
                                        preceding such first Distribution Date.

TERMS OF THE NOTES...................   The principal terms of the Notes will be
                                        as described below:

A. Interest..........................   The Notes will bear interest as follows:
                                        (i) with respect to Class A-1 Notes, at
                                        the rate of 5.60% per annum (the "CLASS
                                        A-1 RATE"), and (ii) with respect to the Class A-2 Notes, at the rate of 5.85% per annum (the "CLASS A-2 RATE" and, together with the Class A-1 Rate, the "INTEREST RATES").

                                        With respect to each Distribution Date,
                                        interest on the principal balances of
                                        the classes of the Notes will accrue at
                                        the respective per annum Interest Rates
                                        during the period from and including the prior Distribution Date (or in the case of the first Distribution Date from and including the Closing Date) to but excluding the applicable Distribution Date (each, an "INTEREST ACCRUAL PERIOD") and will be payable to the Noteholders monthly on each related Distribution Date commencing October 15, 1998. Interest on the Notes will be calculated on the basis of a 360-day year of twelve 30-day months. See "Description of the Notes -- Payments of Interest" herein.

B. Principal.........................   Principal of the Notes will be payable
                                        on each Distribution Date in an amount
                                        equal to the Note Principal
                                        Distributable Amount for such
                                        Distribution Date calculated as
                                        described under "Description of the
                                        Transfer and Servicing Agreements -
                                        Distributions" herein. On each
                                        Distribution Date, the Note Principal
                                        Distributable Amount for such
                                        Distribution Date will be applied first, to make payments of principal on the Class A-1 Notes until the aggregate principal balance thereof is reduced to zero, and second, to make payments of principal on the Class A-2 Notes until the aggregate principal balance thereof is reduced to zero. See "Description of the Notes-- Payments of Principal" herein.

                                        The outstanding principal amount of the
                                        Class A-1 Notes, to the extent not
                                        previously paid, will be payable on the
                                        Distribution Date occurring in March
                                        2002 (the "CLASS A-1 FINAL SCHEDULED
                                        DISTRIBUTION DATE"), and the outstanding principal amount of the Class A-2 Notes, to the extent not previously paid, will be payable on the Distribution Date occurring in July 2003 (the "CLASS A-2 FINAL SCHEDULED DISTRIBUTION DATE" and, together with the Class A-1 Final Scheduled Distribution Date, the "NOTE FINAL SCHEDULED DISTRIBUTION DATES"). The actual date on which the aggregate outstanding principal balance of any class of Notes is paid is expected to occur earlier, and could occur significantly earlier, than the Note Final Scheduled Distribution Date for such class, depending on a variety of factors.

C. Optional Redemption...............   In the event of an Optional Purchase,
                                        each class of Notes, to the extent still outstanding, will be redeemed in whole, but not in part, at a redemption price equal to the unpaid principal amount of such class of Notes plus accrued and unpaid interest thereon at the applicable Interest Rate. See
                                        "Description of the Notes - Optional
                                        Redemption" herein.

TERMS OF THE CERTIFICATES............   The principal terms of the Certificates
                                        will be as described below:

A. Interest..........................   With respect to each Distribution Date,
                                        interest on the Certificate Balance of
                                        the Certificates will accrue at the rate of 6.07% (the "CERTIFICATE RATE") during the Interest Accrual Period and will be payable to Certificateholders monthly on each related Distribution Date commencing October 15, 1998. Interest on the Certificates will be calculated on the basis of a 360-day year of twelve
                                        30-day months. See "Description of the
                                        Certificates - Distributions of
                                        Interest" herein.

                                        The "CERTIFICATE BALANCE" will equal
                                        $12,500,285 (the "ORIGINAL CERTIFICATE
                                        BALANCE") on the Closing Date and on any date thereafter will equal the Original Certificate Balance reduced by all distributions of principal previously made in respect of the Certificates. Distributions of interest on the Certificates will be subordinated to payments of interest on the Notes, and on a Note Final Scheduled Distribution Date for a class of Notes, to principal then due on such class of Notes. Distributions of principal on the Certificates will be subordinated to distributions of interest and principal on the Notes. See "Description of the Certificates" herein.

B. Principal.........................   No principal will be paid on the
                                        Certificates until all of the Notes have been paid in full. On such Distribution
                                        Date and each Distribution Date
                                        thereafter, principal of the
                                        Certificates will be payable in an
                                        amount equal to the Certificate
                                        Principal Distributable Amount for such
                                        Distribution Date, calculated as
                                        described under "Description of the
                                        Transfer and Servicing Agreements -
                                        Distributions" herein. See "Description
                                        of the Certificates - Distributions of
                                        Principal" herein.

                                        The outstanding principal amount of the
                                        Certificates, to the extent not
                                        previously paid, will be payable on the
                                        Distribution Date occurring in March
                                        2005 (the "CERTIFICATE FINAL SCHEDULED
                                        DISTRIBUTION DATE" and, together with
                                        the Note Final Scheduled Distribution
                                        Dates, the "FINAL SCHEDULED DISTRIBUTION
                                        DATES"). The actual date on which the
                                        outstanding Certificate Balance is paid
                                        is expected to occur earlier, and could
                                        occur significantly earlier, than the
                                        Certificate Final Scheduled Distribution
                                        Date, depending on a variety of factors.

C. Optional Prepayment...............   In the event of an Optional Purchase,
                                        the Certificates will be prepaid in
                                        whole, but not in part, at a prepayment
                                        price equal to the Certificate Balance
                                        plus accrued and unpaid interest thereon at the Certificate Rate. See
                                        "Description of the Certificates -
                                        Optional Prepayment" herein.

THE SPREAD ACCOUNT...................   To the extent described herein, the
                                        Securityholders will be afforded certain limited protection against losses in respect of the Contracts by the establishment of a segregated trust account in the name of the Indenture
                                        Trustee for the benefit of the
                                        Securityholders and the Insurer (the
                                        "SPREAD ACCOUNT"). The Spread Account
                                        will be a part of the Trust.

                                        On each Distribution Date, funds will be deposited in the Spread Account as described under "Description of the Transfer and Servicing Agreements -- Distributions" herein, up to the Spread Account Maximum (as defined herein). On each Distribution Date, funds will be withdrawn from the Spread Account to cover any shortfalls in amounts available to pay the Servicing Fee, certain fees of the Indenture Trustee, Owner Trustee and Trust Agent, and interest and principal required to be paid on the Securities. See "Description of the Transfer and Servicing Agreements -- Payment Priorities of the Notes and the Certificates; The Spread Account" herein.

THE POLICY...........................   On the Closing Date, the Insurer will
                                        issue the Policy in favor of the
                                        Indenture Trustee for the benefit of the Securityholders pursuant to an Insurance and Reimbursement Agreement (the
                                        "INSURANCE AGREEMENT"), dated as of the
                                        Closing Date, by and among the Insurer,
                                        the Trust, Onyx, the Seller and the
                                        Indenture Trustee. The Policy is a
                                        "SECURITY INSURANCE POLICY" as referred
                                        to in the Prospectus.

                                        Pursuant to the Policy, the Insurer will irrevocably and unconditionally guarantee payment to the Indenture Trustee, for the benefit of the Noteholders and the Certificateholders, of (i) on each Distribution Date, the
                                        Note Interest Distributable Amount and
                                        the Certificate Interest Distributable
                                        Amount, respectively, and (ii) on each
                                        Final Scheduled Distribution Date with
                                        respect to a class of Notes or the
                                        Certificates, the outstanding principal
                                        amount of such class of Notes or the
                                        Certificates on such Final Scheduled
                                        Distribution Date. The Insurer's
                                        obligations under the Policy will be
                                        discharged to the extent that Policy
                                        Claim Amounts (as defined herein) are
                                        received by the Indenture Trustee,
                                        whether or not such Policy Claim Amounts are properly applied by the Indenture Trustee.

                                        The Policy will not guarantee payments
                                        of principal on any class of Notes or on the Certificates at any time other than the payment of the outstanding principal amount of a class of Notes or of the Certificates on the Final Scheduled Distribution Date for such class of Notes or the Certificates, and will not guarantee payment of any Accelerated Principal Distributable Amount or any amounts which become due on an accelerated basis as a result of (a) a default by the Trust, (b) the occurrence of an Indenture Event of Default under the Indenture or (c) any other cause. The Insurer may elect, in its sole discretion, to pay in whole or in part such principal due upon acceleration. In addition, the Insurer may elect, in its sole discretion, to pay all or a portion of certain shortfalls of funds available to make certain distributions of principal on the Notes or the Certificates on a Distribution Date. See "The Policy" herein.

                                        For a description of the Insurer, see
                                        "Description of the Insurer" herein.

SERVICING FEE........................   The Servicer will be responsible for
                                        managing, administering, servicing, and
                                        making collections on the Contracts.
                                        Compensation to the Servicer will
                                        consist of a monthly fee (the "SERVICING
                                        FEE"), payable by the Trust to the
                                        Servicer on each Distribution Date, in
                                        an amount equal to the product of
                                        one-twelfth of 1% per annum (the
                                        "SERVICING FEE RATE") multiplied by the
                                        Pool Balance as of the end of the
                                        Collection Period preceding the related
                                        Collection Period. As additional
                                        compensation, the Servicer will be
                                        entitled to any late fees and other
                                        administrative fees and expenses or
                                        similar charges collected with respect
                                        to the Contracts. The Servicer or its
                                        designee will also receive as servicing
                                        compensation investment earnings on
                                        Eligible Investments of funds credited
                                        to the Collection Account. See
                                        "Description of the Transfer and
                                        Servicing Agreements-- Servicing Fee"
                                        herein.

OPTIONAL PURCHASE....................   The Servicer, or any successor to the
                                        Servicer, may, but will not be obligated to, purchase all of the Contracts in the Trust, and thereby cause early retirement of all outstanding
                                        Securities, on any Distribution Date as
                                        of which the Pool Balance is 10% or less of the Original Pool Balance (an
                                        "OPTIONAL PURCHASE"). See "Description
                                        of the Transfer and Servicing Agreements
                                        - Termination" herein.

FEDERAL INCOME TAX STATUS............   In the opinion of Andrews & Kurth L.L.P.
                                        ("TAX COUNSEL") for federal income tax
                                        purposes, the Notes will be
                                        characterized as debt, and the Trust
                                        will not be characterized as an
                                        association (or a publicly traded
                                        partnership) taxable as a corporation.
                                        Each Noteholder, by the acceptance of a
                                        Note, will agree to treat the Notes as
                                        indebtedness and each Certificateholder, by the acceptance of a Certificate, will agree to treat the Trust as a partnership in which the
                                        Certificateholders are partners for
                                        federal income tax purposes. See
                                        "Certain Federal Income Tax
                                        Consequences" in the Prospectus for
                                        additional information concerning the
                                        application of federal income tax laws
                                        to the Trust and the Securities.

ERISA CONSIDERATIONS.................   Subject to the considerations discussed
                                        under "ERISA Considerations" herein and
                                        in the Prospectus, the Notes will be
                                        eligible for purchase by employee
                                        benefit plans that are subject to the
                                        Employee Retirement Income Security Act
                                        of 1974, as amended ("ERISA"). See
                                        "ERISA Considerations" herein and in the Prospectus. Any benefit plan fiduciary considering purchase of the Notes should, among other things, consult with its counsel in determining whether all required conditions have been satisfied.

                                        The Certificates may not be acquired by
                                        any employee benefit plan subject to
                                        ERISA or Section 4975 of the Internal
                                        Revenue Code of 1986, as amended (the
                                        "CODE") or by an individual retirement
                                        account. See "ERISA Considerations"
                                        herein and in the Prospectus.

RATING...............................   It is a condition of issuance of the
                                        Notes and the Certificates that each
                                        class of the Notes, and the
                                        Certificates, be rated in the highest
                                        rating category for such Securities by
                                        Standard & Poor's and Moody's. The
                                        ratings of the Notes and the
                                        Certificates will be based substantially on the issuance of the Policy by the Insurer. See "Risk Factors-- Rating" herein.

REGISTRATION OF THE SECURITIES.......   The Securities will initially be
                                        represented by one or more certificates
                                        registered in the name of Cede & Co.
                                        ("CEDE"), as the nominee of The
                                        Depository Trust Company ("DTC"). No
                                        person acquiring an interest in a
                                        Security through the facilities of DTC
                                        (a "SECURITY OWNER") will be entitled to receive a Definitive Security, except in the event that Definitive Securities are issued in certain limited circumstances.
                                        See "Description of the Securities--
                                        Book-Entry Registration" and
                                        "--Definitive Securities" in the
                                        Prospectus.

                                  RISK FACTORS

        Prospective investors in the Securities should consider the following risk factors (as well as the factors set forth under "Risk Factors" in the Prospectus) in connection with the purchase of Securities.

LIMITED OPERATING HISTORY OF ONYX

        All of the Contracts have been originally purchased by Onyx from Dealers or originated by Onyx or a subsidiary of Onyx in accordance with credit underwriting criteria established by Onyx. In February 1994, Onyx commenced its operations as a purchaser and servicer of motor vehicle retail installment sales contracts. Thus, Onyx has historical performance data for only a relatively short period with respect to the motor vehicle retail installment sales contracts it purchases and originates. Delinquencies and loan losses may increase from existing levels in the portfolio with the passage of time.

        Onyx is expanding its operations in the United States and is subject to all of the risks inherent in a relatively new business enterprise and must, among other things, continue to attract, retain and motivate qualified personnel, support and grow its auto lending and contract servicing business, maintain its existing relationships with automobile dealers and develop new relationships with dealers. Onyx experienced operating losses from inception through December 31, 1995. Onyx's operating losses for the years ended December 31, 1994 and December 31, 1995 were $3.5 million and $3.2 million, respectively. Onyx's net income for the years ended December 31, 1996 and December 31, 1997, and for the quarter ended June 30, 1998, was $7.7 million, $2.6 million and $1.4 million, respectively.

LIMITED LIQUIDITY

        There is currently no secondary market for the Securities. Each Underwriter currently intends, but is not obligated, to make a market in the Securities. However, there can be no assurance that the Underwriters will make such a market, that a secondary market will develop or, if it does develop, that it will provide Securityholders with liquidity of investment or will continue for the life of the Securities.

MATURITY AND PREPAYMENT CONSIDERATIONS

        Any full prepayments and repurchases of the Contracts can reduce the weighted average life of the Contracts and the aggregate interest received by the Securityholders over the life of the Securities. Full and partial prepayments on Simple Interest Contracts and full prepayments on Rule of 78's Contracts will shorten the average life of such Contracts and, therefore, of the Securities, because they will be paid to Securityholders on the Distribution Date immediately following the Collection Period in which such prepayments are received. Partial prepayments on Rule of 78's Contracts will be treated as Payaheads and accordingly will not affect the average life of the Contracts. The Contracts are prepayable in full by the Obligors at any time without penalty. See "Maturity and Prepayment Considerations" herein and in the Prospectus regarding the effects of prepayments on the weighted average life of the Contracts. As the rate of payment of principal of each class of Notes and the Certificates depends primarily on the rate of payment (including prepayments) of the principal balance of the Contracts, final payment of any class of Notes or of the Certificates could occur significantly earlier than the respective Final Scheduled Distribution Date for such Securities. Onyx can make no prediction as to the actual prepayment rates that will be experienced on the Contracts in either stable or changing interest rate environments. See "--Limited Operating History of Onyx" herein. In addition, the amount and timing of payments of principal of each class of Securities will be affected by the incidence of delinquencies, defaults and losses, by the application of the Accelerated Principal Distributable Amount to pay the principal of the Notes, and by any accelerated payments made on the Securities following an Indenture Event of Default. Securityholders will bear all reinvestment risk resulting from prepayment of the Contracts. Such reinvestment risks may include the risk that Securityholders may not be able to reinvest such prepayments in alternative comparable investments having similar yields. See "Maturity and Prepayment Considerations" herein and in the Prospectus.

ADEQUACY OF CREDIT ENHANCEMENT

        Credit enhancement with respect to the Notes and the Certificates will be provided by the Policy. Additional credit enhancement with respect to the Securities which will be utilized prior to the Policy will be provided by (i) in the case of the Notes, the subordination of the Certificates to the Notes, (ii) the excess, if any, of (a) the amount of interest collected on the Contracts in each Collection Period over (b) the amount of interest accruing and payable in respect of the Notes and the Certificates on the related Distribution Date plus the Servicing Fee and certain fees of the Indenture Trustee, Owner Trustee and Trust Agent payable on such Distribution Date, (iii) the overcollateralization feature which results from the limited acceleration of the principal amortization of the Notes by the payment of Accelerated Principal Distributable Amounts, and (iv) amounts available in the Spread Account, as described herein. If the Contracts experience higher rates of delinquencies, defaults and losses than initially anticipated in connection with the rating of the Securities, there can be no assurance that the amounts available from the additional credit enhancement will be adequate to cover the delays or shortfalls in distributions to the Securityholders that result from such higher delinquencies, defaults and losses. If the amounts available from the additional credit enhancement are inadequate, the Securityholders will bear the risk of any delays and losses resulting from the delinquencies, defaults and losses on the Contracts, unless such delays or losses with respect to the Securities are covered by the Policy and paid by the Insurer as described herein. The Policy guarantees payment of principal of each class of Notes and the Certificates only on the applicable Final Scheduled Distribution Date.

        In addition, the calculation of the Spread Account Maximum (as defined herein) is subject to change as described under "Description of the Transfer and Servicing Agreements -- Payment Priorities of the Notes and Certificates; The Spread Account" herein.

PRIORITY OF PAYMENTS; SUBORDINATION

        No principal will be distributed to the holders of Class A-2 Notes until the principal amount of the Class A-1 Notes has been reduced to zero, except as set forth herein. Because payments of principal will be applied first to the Class A-1 Notes and then to the Class A-2 Notes, in the event an Insurer Default arises after the Class A-1 Notes have been fully or partially repaid and before the Class A-2 Notes have been fully repaid, delinquencies, defaults and losses experienced on the Contracts will have a disproportionately greater effect on the Class A-2 Notes.

         Distributions of interest on the Certificates will be subordinated in priority of payment to interest due on the Notes and, on the Note Final Scheduled Distribution Date for a class of Notes, to principal then due on such class of Notes. Distributions of principal on the Certificates will be subordinated in priority of payment to interest and principal due on the Notes. Consequently, the Certificateholders will not receive (i) any distributions with respect to interest on a Distribution Date until the full amount of interest on the Notes on such Distribution Date has been paid and, if such Distribution Date is on or after the Note Final Scheduled Distribution Date for a class of Notes, until all principal of such class of Notes has been paid in full, or (ii) any distributions with respect to principal until all of the Notes have been paid in full. In the event of an Insurer Default, the Certificates will be more sensitive to delinquencies, defaults and losses experienced on the Contracts than the Notes. See "Description of the Notes - Payments of Principal" herein.

GEOGRAPHIC CONCENTRATION

        Economic conditions in the states where the obligors under the Contracts (each, an "OBLIGOR") reside may affect the delinquency, loan loss and repossession experience of the Trust with respect to the Contracts. Contracts representing approximately 41.35% of the Original Pool Balance have been originated in California, and Contracts representing approximately 11.12% of the Original Pool Balance have been originated in Florida. As of the Cut-Off Date, the aggregate Principal Balances of Contracts originated in any other single state did not exceed 7.49%. Adverse economic conditions or other factors particularly affecting California, Florida or other states in which the Contracts are geographically concentrated could adversely affect the delinquency, loan loss or repossession experience of the Trust.
See "The Contracts -- Geographic Concentration of the Contracts" herein.

LIMITED ASSETS

        The Trust does not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Contracts. Holders of the Securities must rely for repayment upon payments on the Contracts, amounts, if any, on deposit in the Spread Account, and payments of claims made under the Policy. Although the Policy will guarantee shortfalls in the payment of accrued interest on each Distribution Date and the ultimate repayment of principal on the Final Scheduled Distribution Date with respect to each Security, if the Insurer defaults in its obligations under the

Policy, the Trust will depend solely on collections on the Contracts and amounts, if any, on deposit in the Spread Account to make payments on the Notes or the Certificates, as applicable. See "Description of the Insurer" and "The Policy" herein.

RATING

        A security rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn at any time by the assigning rating agency. There can be no assurance that the ratings of the Securities will not be lowered or withdrawn if, in the sole judgment of a Rating Agency, circumstances in the future so warrant, including a downgrading of the Insurer. The Seller cannot predict with certainty what effect any revision or withdrawal of a rating of the Securities may have on the liquidity or market value of the Securities. Such ratings of the Securities address the likelihood of timely payment of accrued interest, and ultimate payment of principal on the applicable Final Scheduled Distribution Dates, which are guaranteed by the Insurer pursuant to the Policy. The ratings of the Notes and the Certificates are substantially based on the issuance of the Policy by the Insurer, and are dependent on the rating of the Insurer. See "Description of the Insurer" herein for a description of the Insurer's rating.

INDENTURE EVENTS OF DEFAULT; CONTROL BY INSURER AND NOTEHOLDERS

        So long as no Insurer Default shall have occurred and be continuing, neither the Indenture Trustee nor the Noteholders may declare an Indenture Event of Default under the Indenture. So long as an Insurer Default shall not have occurred and be continuing, an Indenture Event of Default will occur only upon delivery by the Insurer to the Indenture Trustee of notice of the occurrence of an Indenture Event of Default. Upon the occurrence of an Indenture Event of Default (so long as an Insurer Default shall not have occurred and be continuing), the Insurer will have the right, but not the obligation, to cause the Indenture Trustee to liquidate the Trust Property in whole or in part, on any date or dates following the acceleration of the Notes due to such Indenture Event of Default as the Insurer, in its sole discretion, shall elect. Such a liquidation will result in redemption, in whole or in part, of the Securities. The Insurer may not, however, cause the Indenture Trustee to liquidate the Trust Property in whole or in part if the proceeds of such liquidation would not be sufficient to pay all outstanding principal of and accrued interest on the Notes, unless such Indenture Event of Default arose from a claim being made on the Policy or from certain events of bankruptcy, insolvency, receivership or liquidation of the Trust. Following the occurrence of an Indenture Event of Default, the Indenture Trustee and the Owner Trustee will continue to submit claims under the Policy for any shortfalls in amounts available to make payments or distributions of guaranteed amounts on the Notes and the Certificates. However, following the occurrence of an Indenture Event of Default (so long as an Insurer Default shall not have occurred and be continuing), the Insurer, at its sole option, may elect to pay all or any portion of the outstanding amount of the Securities, plus accrued interest thereon to the date of payment.

        If an Insurer Default has occurred and is continuing, upon the occurrence of an Indenture Event of Default (other than an Indenture Event of Default occurring solely because of a draw on the Policy), the holders of at least 662/3% of the principal amount of the Notes then outstanding may declare the principal of the Notes to be immediately due and payable. If an Indenture Event of Default shall have occurred and be continuing (other than an Indenture Event of Default occurring solely because of a draw on the Policy), the holders of at least 662/3% of the principal amount of the Notes will have the right to control the exercise of remedies available with respect to such Indenture Event of Default, including the right to direct the IndentureTrustee to maintain possession of the Trust Property or to liquidate the Trust Property in whole or in part; provided, however, that such Noteholders may not direct the Indenture Trustee to liquidate the Trust Property in whole or in part unless (a) the Indenture Event of Default has occurred because of (i) a default in the payment of any principal on the Final Scheduled Distribution Date for a class of Notes or a default for five days or more in the payment of any interest on any Notes (a "PAYMENT DEFAULT") or (ii) certain events of bankruptcy, insolvency, receivership or liquidation of the Trust (a "TRUST BANKRUPTCY EVENT"), and in either case the Insurer shall have failed to make a payment required under the Policy in accordance with its terms or (b)(i) an Indenture Event of Default has occurred other than as described in clause (a), (ii) the Insurer shall not have failed to make a payment required under the Policy in accordance with its terms and (iii) either (x) the proceeds of such sale will be sufficient to pay all principal of the Notes and the Certificates, together with accrued interest thereon, and all amounts owing to the Insurer under the Insurance Agreement or
(y) holders of Certificates evidencing 100% of the outstanding principal amount of the Certificates consent to such sale and all amounts owing to the Insurer under the Insurance Agreement will be paid in connection with such sale. In the event of a sale of the Contracts as described in clause (b) of the preceding sentence, the Policy will not be available to cover losses to Securityholders resulting from such sale and will be terminated and the Insurer will have no further obligation to make any payment thereunder.

        If an Insurer Default has occurred and is continuing and an Indenture Event of Default has occurred because of a Payment Default or a Trust Bankruptcy Event, and in either case the Insurer shall have failed to make a payment required under the Policy in accordance with its terms, holders of Notes representing at least 662/3% of the outstanding principal amount of the Notes may cause a sale of the Contracts without the consent of any of the holders of Certificates and without regard to whether the proceeds of such sale will be sufficient to pay any portion of the principal and interest payable with respect to the Certificates. Upon a sale of the Contracts by the Indenture Trustee as described in the preceding sentence, if the proceeds from such sale and any amounts on deposit in the Spread Account and the Collection Account are not sufficient to pay all the Notes in full, the amount of principal paid to Noteholders will be reduced, no such proceeds or amounts will be distributed to the Certificateholders, and the Noteholders and the Certificateholders will incur a loss on their investment. If such proceeds and amounts are sufficient to pay all the Notes in full but are not sufficient to pay both the Notes and the Certificates in full, the amount of principal distributed to Certificateholders will be reduced, and the Certificateholders will incur a loss on their investment. See "Description of the Notes -- Indenture Events of Default" herein.

SERVICER DEFAULT

        Notwithstanding anything to the contrary set forth in the Prospectus under "Description of the Transfer and Servicing Agreements -- Rights Upon Servicer Default", upon the occurrence of a Servicer Default, unless an Insurer Default shall have occurred and be continuing, only the Insurer may terminate the Servicer under the Sale and Servicing Agreement. Upon the occurrence of a Servicer Default, if an Insurer Default has occurred and is continuing, the holders of 25% or more of the outstanding principal amount of the Notes, or the Indenture Trustee acting on behalf of the Noteholders, and not the Seller or the Certificateholders, would have the right to terminate the Servicer without consideration of the effect such termination would have on the Certificateholders. In such circumstances, the Certificateholders will not have the ability to remove the Servicer if a Servicer Default occurs until the Notes have been paid in full. In addition, if an Insurer Default has occurred and is continuing, the holders of Notes evidencing not less than 51% of the outstanding principal amount of the Notes would have the right to waive certain Servicer Defaults without consideration of the effect such waiver would have on the Certificateholders. See "-- Certain Matters Regarding the Insurer" and "Description of the Transfer and Servicing Agreements -- Servicer Default; Rights Upon Servicer Default" herein.

CERTAIN MATTERS REGARDING THE INSURER

        So long as an Insurer Default shall not have occurred and be continuing, the Insurer will have the right to exercise all rights, including voting rights, which the Securityholders are entitled to exercise pursuant to the Sale and Servicing Agreement, the Indenture and the Trust Agreement, without any consent of such Securityholders; provided, however, that without the consent of each holder of a class of Notes or Certificates affected thereby, the Insurer shall not exercise such rights to amend the Sale and Servicing Agreement, the Indenture or the Trust Agreement in any manner that would (i) reduce the amount of, or delay the timing of, collections of payments of Monthly P&I on the Contracts or distributions which are required to be made on any Security, (ii) adversely affect in any material respect the interests of the holders of any class of Notes or the Certificates, or (iii) alter the rights of any such Securityholder to consent to such amendment.

        Notwithstanding any provision in the Prospectus to the contrary, in the event an Insurer Default shall have occurred and be continuing, the Insurer shall not have the right to take any action under the Sale and Servicing Agreement, or the Indenture or the Trust Agreement, as applicable, to terminate the Servicer, or to control or direct the actions of the Seller, the Servicer, the Indenture Trustee, the Owner Trustee or the Trust Agent pursuant to the terms of the Sale and Servicing Agreement, the Indenture or the Trust Agreement, nor shall the consent of the Insurer be required with respect to any action (or waiver of a right to take action) to be taken by the Seller, the Servicer, the Indenture Trustee, the Owner Trustee, the Trust Agent or the Securityholders; provided, that the consent of the Insurer shall be required at all times with respect to any amendment of the Sale and Servicing Agreement, the Indenture or the Trust Agreement.

                                    THE TRUST

GENERAL

        The Issuer, Onyx Acceptance Owner Trust 1998-B, is a business trust formed under the laws of the State of Delaware pursuant to the Trust Agreement for the transactions described in this Prospectus Supplement. The Trust will not engage in any activity other than (i) acquiring, holding and managing the Contracts and the other assets of the Trust and proceeds therefrom, (ii) issuing the Notes and the Certificates, (iii) making payments and distributions on the Notes and the Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

        The Trust's principal offices are in Wilmington, Delaware, in care of Bankers Trust (Delaware), as Owner Trustee, at the address listed below under "--The Owner Trustee."

THE OWNER TRUSTEE AND TRUST AGENT

        Bankers Trust (Delaware) is the Owner Trustee under the Trust Agreement, is a Delaware banking corporation and its principal offices are located at E.A. Delle Donne Corporate Center, 1011 Centre Road, Suite 200, Wilmington, Delaware 19805-1266, Attention: Corporate Trust Administration Department.

        Certain functions of the Owner Trustee under the Trust Agreement and the Sale and Servicing Agreement will be performed by The Chase Manhattan Bank, a New York corporation, in its capacity as Trust Agent under the Trust Agreement and the Sale and Servicing Agreement, including maintaining the Certificate Distribution Account and making distributions therefrom. However, upon the occurrence and continuation of an Insurer Default, the Trust Agent will resign and the Owner Trustee will assume the duties of the Trust Agent under the Trust Agreement and the Sale and Servicing Agreement.

        The liability of the Owner Trustee and the Trust Agent in connection with the issuance and sale of the Notes and the Certificates is limited solely to the express obligations of the Owner Trustee and the Trust Agent set forth in the Trust Agreement and the Sale and Servicing Agreement.

TRUST PROPERTY

        The Trust Property will include, among other things, the following: (i) the Contracts, all of which will have been purchased from the Seller and are secured by the Financed Vehicles, (ii) certain documents relating to the Contracts, (iii) certain monies received with respect to the Contracts on or after the Cut-Off Date, (iv) security interests in the Financed Vehicles and the rights to receive proceeds from claims on certain insurance policies covering the Financed Vehicles or the Obligors, (v) all amounts on deposit in the Collection Account, the Payment Account, the Note Distribution Account, the Certificate Distribution Account and the Spread Account, including all Eligible Investments credited to the Collection Account and the Spread Account (but excluding any investment income from Eligible Investments of funds credited to the Collection Account, which will be paid to the Servicer), (vi) the right of the Seller to cause Onyx to repurchase certain Contracts under certain circumstances and (vii) all proceeds of the foregoing.

        Pursuant to the Indenture, the Trust will grant a security interest in the Trust Property (excluding the Certificate Distribution Account) in favor of the Indenture Trustee on behalf of the Noteholders and for the benefit of the Insurer in support of the obligations owing to it under the Insurance Agreement.


                  THE ONYX PORTFOLIO OF MOTOR VEHICLE CONTRACTS

PURCHASE AND ORIGINATION OF MOTOR VEHICLE CONTRACTS

        Onyx's portfolio of retail installment sales contracts and installment loan agreements are secured by new and used automobiles and light-duty trucks ("MOTOR VEHICLE CONTRACTS"). Motor Vehicle Contracts in Onyx's portfolio are purchased by Onyx from Dealers that originate such contracts, purchased by a subsidiary of Onyx from credit unions that originate such contracts, or originated by Onyx or a subsidiary of Onyx. Substantially all of the Contracts have been purchased by Onyx from new and used car Dealers unaffiliated with Onyx and the Seller, and a limited number of the Contracts have been purchased or originated by subsidiaries of Onyx. All of the Contracts will have been sold to the Seller and then to the Trust. See "The Onyx Portfolio of Motor Vehicle Contracts -- Purchase and Origination of Motor Vehicle Contracts" in the Prospectus.

DELINQUENCY AND LOAN LOSS INFORMATION

        The following tables set forth information with respect to the experience of Onyx relating to delinquencies, loan losses and recoveries for the portfolio of Motor Vehicle Contracts owned and serviced by Onyx on an annual basis commencing December 31, 1995. The tables include delinquency information relating to those Motor Vehicle Contracts that were purchased, originated, sold and serviced by Onyx. All of the Motor Vehicle Contracts were originally purchased by Onyx from Dealers, or originated by Onyx or a subsidiary of Onyx, in accordance with credit underwriting criteria established by Onyx. In February 1994, Onyx commenced its operations as a purchaser and servicer of motor vehicle retail installment sales contracts. Thus, Onyx has historical performance for only a limited time period with respect to the Motor Vehicle Contracts it purchases and originates and thus delinquencies and loan losses may increase from existing levels in the portfolio with the passage of time. Delinquency and loan loss experience may be influenced by a variety of economic, social and other factors. See "Risk Factors" herein and in the Prospectus.

        With the continued expansion of Onyx in the eastern United States and the significant growth in Onyx's existing branches, Onyx undertook a project to centralize and improve its servicing and collection process. Onyx believes that a centralized group is efficient, effective and assures that collection practices and policies are applied consistently throughout the company. Management continues to rely on the use of current technology such as predictive dialers utilizing an automated processing system for contacting delinquent borrowers, including a payment system that allows electronic payment on delinquent accounts to be applied the same day as payment is sent or initiated by the borrower. Over the past few quarters, management has focused on the hiring, training and retention of a centralized collection staff. During the first and second quarters of 1998 Onyx realized some of the benefits of the centralization and training of its collection department. At June 30, 1998, delinquencies for the servicing portfolio represented 1.49% of the amount of Motor Vehicle Contracts in Onyx' servicing portfolio or $15.1 million as compared to 2.51% at December 31, 1997 or $19.0 million. Loan losses for the servicing portfolio as a percentage of average serviced loans outstanding decreased to 1.81% for the six months ended June 30, 1998 compared to 1.94% for the six months ended June 30, 1997.

         DELINQUENCY EXPERIENCE OF ONYX MOTOR VEHICLE CONTRACT PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                         AT DECEMBER 31,       AT DECEMBER 31,       AT DECEMBER 31,         AT JUNE 30,             AT JUNE 30,
                              1995                  1996                  1997                  1997                   1998
                        -----------------     -----------------     -----------------     -----------------      ------------------
                        AMOUNT       NO       AMOUNT       NO       AMOUNT       NO       AMOUNT       NO        AMOUNT        NO
                        ------       --       ------       --       ------       --       ------       --        ------        --
Servicing portfolio .  $218,207    20,156    $400,665    38,275    $757,277    73,502    $564,922    54,243    $1,009,246    98,918

Delinquencies

  30-59 Days(1)(2) ..  $  1,608       153    $  5,022       478    $ 11,902     1,211    $  7,023       699    $    9,041       921

  60-89 Days(1)(2) ..       470        35       1,816       162       3,370       346       1,981       178         2,473       244

  90+ Days(1)(2) ....       547        42       1,279       111       3,742       316       2,591       229         3,552       332

Total delinquencies
  as a percent of
  servicing portfolio      1.20%     1.14%       2.03%     1.96%       2.51%     2.55%       2.05%     2.04%         1.49%     1.51%

--------

(1) Delinquencies include principal amounts only, net of repossessed inventory. Repossessed inventory as a percent of the servicing portfolio was .43%, .48% and 1.17% at December 31, 1995, 1996 and 1997,
        respectively, and 1.27% and .73% at June 30, 1997 and 1998 respectively.

(2) The period of delinquency is based on the number of days payments are contractually past due.

          LOAN LOSS EXPERIENCE OF ONYX MOTOR VEHICLE CONTRACT PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                                     YEAR ENDED DECEMBER 31,        SIX MONTHS ENDED JUNE 30,
                                                ---------------------------------   ------------------------
                                                  1995        1996         1997        1997        1998
                                                  ----        ----         ----        ----        ----
Number of Motor Vehicle Contracts outstanding     20,156      38,275       73,502      54,243        98,918
Period end Outstanding ......................   $218,207    $400,665    $ 757,277    $564,922    $1,009,246
Average outstanding .........................   $141,029    $311,340    $ 563,343    $475,141    $  875,657
Number of gross charge-offs .................        197         987        2,161         864         1,756
Gross charge-offs ...........................   $  548.2    $5,789.2    $13,076.1    $5,308.8    $  9,374.8
Net charge-offs(1) ..........................   $  528.7    $5,066.1    $11,433.9    $4,611.0    $  7,917.2
Net charge-offs as a percent of average
  outstanding ...............................        .37%       1.63%        2.03%       1.94%         1.81%

----------

(1) NET CHARGE-OFFS ARE GROSS CHARGE-OFFS MINUS RECOVERIES OF MOTOR VEHICLE CONTRACTS PREVIOUSLY CHARGED OFF.


                                  THE CONTRACTS

        All of the Contracts will have been purchased by the Seller from Onyx. Substantially all of the Contracts have been purchased by Onyx from new and used car Dealers unaffiliated with Onyx or the Seller, and a limited number of Contracts will have been purchased or originated by subsidiaries of Onyx (each such subsidiary, a "SELLING SUBSIDIARY"). See "The Onyx Portfolio of Motor Vehicle Contracts" herein and in the Prospectus. Each of the Contracts in the Trust will be a fixed rate contract where the allocation of each payment between interest and principal is calculated using the Rule of 78's or the Simple Interest Method. Contracts representing approximately 21.57% of the Original Pool Balance allocate interest and principal in accordance with the Rule of 78's (the "RULE OF 78'S CONTRACTS"), and Contracts representing approximately 78.43% of the Original Pool Balance allocate interest in accordance with the Simple Interest Method (the "SIMPLE INTEREST CONTRACTS"). See "The Contracts" in the Prospectus.

        The Contracts will have been selected from the Motor Vehicle Contracts in the portfolio of Onyx using the following criteria (the "ELIGIBILITY REQUIREMENTS"). No selection procedures will have been used with respect to the Contracts that are believed by Onyx or the Seller to be adverse to the Securityholders or the Insurer. Contracts representing approximately 18.13% of the Original Pool Balance are secured by new Financed Vehicles, and Contracts representing approximately 81.87% of the Original Pool Balance are secured by used Financed Vehicles. The Seller may not substitute other Motor Vehicle Contracts for the Contracts at any time during the term of the Sale and Servicing Agreement.

        The Seller will represent that each Contract included in the Trust satisfies the following Eligibility Requirements:

        (a) Such Contract is secured by a new or used automobile or light-duty truck;

        (b) Such Contract has a remaining maturity as of the Cut-Off Date of not more than 72 months;

        (c) Such Contract has an original maturity of not more than 72 months;

        (d) Such Contract is a fully-amortizing fixed rate contract which provides for level scheduled monthly payments determined on the basis of the Rule of 78's or the Simple Interest Method (except for the last payment, which may be minimally different from the level payments);

        (e) Such Contract is secured by a Financed Vehicle that as of the Cut-Off Date has not been repossessed without reinstatement;

        (f) Such Contract has no payment more than 30 days past due as of the Cut-Off Date;

        (g) Such Contract has a remaining principal balance as of the Cut-Off Date of at least $500; and

        (h) As of the Cut-Off Date, the Seller has not received notice that the related Obligor has filed for bankruptcy.

        Set forth below is certain data concerning the Contracts as of the Cut-Off Date which had an Original Pool Balance of $250,000,285.


                          COMPOSITION OF THE CONTRACTS

      Aggregate principal balance................... $250,000,285
      Number of contracts...........................  21,013
      Average principal balance outstanding......... $11,897.41
      Average original amount financed.............. $12,048.38
      Original amount financed (range).............. $975.57 to $74,003.15
      Weighted average APR.......................... 14.73%
      APR (range)................................... 1.9% to 26%
      Weighted average original term................ 57.59 months
      Original term (range)......................... 6 to 72 months
      Weighted average remaining term............... 56.46 months
      Remaining term (range)........................ 6 to 72 months


                      DISTRIBUTION BY APRS OF THE CONTRACTS

                             NUMBER OF     % OF      PRINCIPAL   % OF ORIGINAL
  APR RANGE                  CONTRACTS  CONTRACTS     BALANCE    POOL BALANCE
  ---------                  ---------  ---------     -------    ------------
 0.000% to 7.000%.........         11      0.04%   $   135,378       0.06%
 7.001% to 8.000%.........        261      1.24      4,141,608       1.66
 8.001% to 9.000%.........        909      4.33     13,259,801       5.30
 9.001% to 10.000%........      1,202      5.72     17,112,517       6.84
10.001% to 11.000%........      1,174      5.59     16,308,116       6.52
11.001% to 12.000%........      1,293      6.15     17,740,385       7.10
12.001% to 13.000%........      1,499      7.13     19,235,796       7.69
13.001% to 14.000%........      1,809      8.61     23,185,408       9.27
14.001% to 15.000%........      2,086      9.93     26,179,778      10.47
15.001% to 16.000%........      2,082      9.91     25,338,410      10.14
16.001% to 17.000%........      2,001      9.52     23,480,774       9.39
17.001% to 18.000%........      1,877      8.93     20,246,429       8.10
18.001% to 19.000%........      1,205      5.73     12,234,852       4.89
19.001% to 20.000%........      1,104      5.25     10,302,467       4.12
20.001% to 21.000%........      1,532      7.29     14,896,603       5.96
21.001% and over..........        968      4.61      6,201,960       2.48
                               ------    ------    -----------     ------
          Totals..........     21,013    100.00%   250,000,285     100.00%

                    GEOGRAPHIC CONCENTRATION OF THE CONTRACTS

                       NUMBER                                    % OF
                        OF         % OF       PRINCIPAL        ORIGINAL
                     CONTRACTS  CONTRACTS      BALANCE       POOL BALANCE
                     ---------  ---------     ---------      ------------
Arizona.............     1,207      5.74%    $14,351,010          5.74%
California..........     8,457     40.25     103,384,688         41.35
Colorado............       536      2.55      6,116,878           2.45
Connecticut.........         1      0.00          7,527           0.00
Florida.............     2,375     11.30     27,799,103          11.12
Georgia.............     1,475      7.02     18,729,649           7.49
Idaho...............        92      0.44        796,888           0.32
Illinois............     1,410      6.71     17,570,388           7.03
Indiana.............       362      1.72      4,046,363           1.62
Iowa................         2      0.01         15,500           0.01
Kentucky............         5      0.02         44,695           0.02
Maryland............         1      0.00         13,557           0.01
Massachusetts.......         1      0.00         12,697           0.01
Michigan............     1,068      5.08     13,245,193           5.30
Missouri............        25      0.12        308,416           0.12
Montana.............         2      0.01         22,950           0.01
Nevada..............       825      3.93      9,845,074           3.94
New jersey..........       259      1.23      2,964,154           1.19
New york............         5      0.02         53,882           0.02
Oklahoma............        10      0.05        104,495           0.04
Oregon..............       744      3.54      7,053,499           2.82
Tennessee...........        14      0.07        210,902           0.08
Texas...............       766      3.65     10,333,721           4.13
Utah................        19      0.09        182,414           0.07
Virginia............         3      0.01         44,728           0.02
Washington..........     1,349      6.42     12,741,916           5.10
                        ------    ------    -----------         ------
          Totals....    21,013    100.00%   250,000,285         100.00%


                     MATURITY AND PREPAYMENT CONSIDERATIONS

        The Contracts are or will be prepayable in full by the Obligors at any time without penalty. See "Maturity and Prepayment Considerations" in the Prospectus regarding the effects of prepayments on the weighted average life of the Contracts. As the rate of payment of principal of each class of Notes and the Certificates depends primarily on the rate of payment (including prepayments) of the principal of the Contracts, final payment of any class of Notes or of the Certificates is expected to occur earlier, and could occur significantly earlier, than the respective Final Scheduled Distribution Date for such Securities.

        Onyx can make no prediction as to the actual prepayment rates that will be experienced on the Contracts in either stable or changing interest rate environments. In addition, the rate of payment of principal of each class of Securities will be affected by the incidence of delinquencies, defaults and losses, by the application of the Accelerated Principal Distributable Amount to pay the principal of the Notes, and by any accelerated payments made on the Securities following an Indenture Event of Default. See "Risk Factors -- Maturity and Prepayment Considerations" herein.


                                 USE OF PROCEEDS

        The net proceeds of the initial sale of the Securities will be used by the Trust to purchase the Contracts from the Seller pursuant to the Sale and Servicing Agreement and to fund the deposits in certain collateral accounts maintained for the benefit of the Securityholders and the Insurer. The net proceeds to be received by the Seller from the sale of the Contracts to the Trust will be used by the Seller to repay certain indebtedness incurred, or to pay other amounts owed, in connection with its acquisition of the Contracts and to pay certain other expenses in connection with the pooling of the Contracts and the issuance of the Securities.


                            DESCRIPTION OF THE NOTES

        The Notes will be issued pursuant to the terms of the Indenture, a form of which will be filed with the Commission following the issuance of the Notes. The following summaries of certain terms of the Notes and the Indenture do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Notes and the Indenture. Where particular provisions of or terms used in the Indenture are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summaries. The following summaries of certain terms of the Indenture supplement, and to the extent inconsistent therewith replace, the description of the general terms and provisions of the Indenture set forth under the heading "The Indenture" in the Prospectus, to which description reference is hereby made.

GENERAL

        The Notes of each class will be offered for purchase in minimum denominations of $1,000 and integral multiples thereof, except that one Note of each class may be issued in a different denomination. The Notes will initially be represented by one or more certificates registered in the name of Cede, as nominee of DTC, except as set forth below. The interests of holders of beneficial interests in the Notes (each a "NOTE OWNER") will be available for purchase in book-entry form only. The Seller has been informed by DTC that DTC's nominee will be Cede. Accordingly, Cede is expected to be the holder of record of the Notes. Unless and until Definitive Notes are issued under the limited circumstances described herein, no Note Owner will be entitled to receive a certificate representing such person's interest in the Notes. All references herein to actions by Noteholders shall refer to actions taken by DTC upon instructions from its participating organizations and all references herein to payments, distributions, notices, reports and statements to Noteholders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Notes, as the case may be, for distribution to Note Owners in accordance with DTC procedures. See "Description of the Securities -- Book-Entry Registration" and "--Definitive Securities" in the Prospectus.

        Unless and until Definitive Notes have been issued, payments on each Distribution Date will be made through the facilities of DTC and the related "RECORD DATE" will be the Business Day prior to such Distribution Date. If Definitive Notes are issued, the related "RECORD DATE" will be the last day of the calendar month preceding such Distribution Date. The final payment of principal of and interest on each Note will be made only upon presentation and surrender of such Note at the office or agency of the Indenture Trustee maintained for that purpose.

PAYMENTS OF INTEREST

        Interest on the outstanding principal amount of each class of the Notes will accrue during each Interest Accrual Period at the respective per annum Interest Rates and will be payable to the Noteholders monthly on each related Distribution Date commencing October 15, 1998. Interest accrued but not paid on any Distribution Date will be due on the immediately succeeding Distribution Date, together with, to the extent permitted by applicable law, interest on such shortfall at the related Interest Rate. Interest on the Notes will be calculated on the basis of a 360-day year of twelve 30-day months. Interest payments on the Notes will be made as described below under "Description of the Transfer and Servicing Agreements -- Distributions" herein.

PAYMENTS OF PRINCIPAL

        Principal payments will be made to the Noteholders, to the extent described below, on each Distribution Date in an amount equal to the Note Principal Distributable Amount, in each case calculated as described under "Description of the Transfer and Servicing Agreements - Distributions" herein. Principal payments on the Notes will be made as described below under "Description of the Transfer and Servicing Agreements - Distributions" herein.

        Principal payments on the Notes will be applied on each Distribution Date from the Note Distribution Account first to the holders of the Class A-1 Notes until the principal amount of the Class A-1 Notes has been reduced to zero, and second to the holders of the Class A-2 Notes until the principal amount of the Class A-2 Notes has been reduced to zero. The Note Principal Distributable Amount for each Distribution Date will include an amount equal to the Accelerated Principal Distributable Amount for such Distribution Date, if any. See "Description of the Transfer and Servicing Agreements - Distributions" herein.

        After the principal amount of the Class A-2 Notes has been reduced to zero, the Regular Principal Distributable Amount will be allocated to the Certificates.

        The principal amount of each class of Notes, to the extent not previously paid, will be due on the related Note Final Scheduled Distribution Date for that class of Notes. The actual date on which the outstanding principal amount of any class of Notes is paid is expected to be earlier, and could be significantly earlier, than the Note Final Scheduled Distribution Date for such class based on a variety of factors, including the factors described under "Maturity and Prepayment Considerations" herein and in the Prospectus.

OPTIONAL REDEMPTION

        Each class of outstanding Notes will be subject to redemption in whole, but not in part, on any Distribution Date relating to an Optional Purchase. The redemption price for each class of Notes will equal the unpaid principal amount of such class of Notes plus accrued and unpaid interest thereon at the applicable Interest Rate. Any such redemption will effect early retirement of each Class of Notes. See "Description of the Transfer and Servicing Agreements -- Termination" herein.

THE INDENTURE TRUSTEE

        The Chase Manhattan Bank will be the Indenture Trustee. The Indenture Trustee is a New York corporation and its Corporate Trust Office is located at 450 West 33rd Street, 15th Floor, New York, New York 10001-2697.

        The Indenture Trustee will have the rights and duties set forth under "Description of the Transfer and Servicing Agreements - The Trustee and the Indenture Trustee" in the Prospectus.

INDENTURE EVENTS OF DEFAULT

        "INDENTURE EVENTS OF DEFAULT" under the Indenture will consist of (i) a draw on the Policy; (ii) a default for five days or more in the payment of any interest on any Note; (iii) a default in the payment of any principal on the Note Final Scheduled Distribution Date for a class of Notes; (iv) a default in the observance or performance of any covenant or agreement of the Trust made in the Indenture and the continuation of any such default for a period of 90 days after notice thereof is given to the Trust by the Indenture Trustee or the Insurer, or to the Trust and the Indenture Trustee by the holders of at least 25% in principal amount of the Notes then outstanding acting together as a single class; (v) any representation or warranty made by the Trust in the Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and such breach not having been cured within 30 days after notice thereof is given to the Trust by the Indenture Trustee or the Insurer, or to the Trust and the Indenture Trustee by the holders of at least 25% in principal amount of such Notes then outstanding acting together as a single class; or (vi) certain events of bankruptcy, insolvency, receivership or liquidation with respect to the Trust; provided, however that so long as no Insurer Default shall have occurred and be continuing, neither the Indenture Trustee nor the Noteholders may declare an Indenture Event of Default under the Indenture. So long as an Insurer Default shall not have occurred and be continuing, an Indenture Event of Default will occur only upon delivery by the Insurer to the Indenture Trustee of notice of the occurrence of an Indenture Event of Default. The failure to pay principal on a class of Notes will not result in the occurrence of an Indenture Event of Default until the Final Scheduled Distribution Date for such class of Notes.

        Upon the occurrence of an Indenture Event of Default, so long as an Insurer Default shall not have occurred and be continuing, the Insurer will have the right, but not the obligation, to cause the Indenture Trustee to liquidate the Trust Property in whole or in part, on any date or dates following the acceleration of the Notes due to such Indenture

Event of Default as the Insurer, in its sole discretion, shall elect. The Insurer may not, however, cause the Indenture Trustee to liquidate the Trust Property in whole or in part if the proceeds of such liquidation would not be sufficient to pay all outstanding principal of and accrued interest on the Notes, unless such Indenture Event of Default arose from a claim being made on the Policy or from a Trust Bankruptcy Event. Following the occurrence of any Indenture Event of Default, the Indenture Trustee and the Owner Trustee will continue to submit claims under the Policy for any shortfalls in amounts available to make payments or distributions of guaranteed amounts on the Notes and the Certificates. However, following the occurrence of an Indenture Event of Default (so long as an Insurer Default shall not have occurred and be continuing), the Insurer, at its sole option, may elect to pay all or any portion of the outstanding amount of the Notes, plus accrued interest thereon to the date of payment. See "The Policy" herein.

        If an Insurer Default has occurred and is continuing, upon the occurrence of an Indenture Event of Default (other than an Indenture Event of Default occurring solely because of a draw on the Policy), the holders of at least 662/3% of the principal amount of the Notes then outstanding may declare the principal of the Notes to be immediately due and payable. If an Indenture Event of Default shall have occurred and be continuing (other than an Indenture Event of Default occurring solely because of a draw on the Policy), the holders of at least 662/3% of the principal amount of the Notes will have the right to control the exercise of remedies available with respect to such Indenture Event of Default, including the right to direct the Indenture Trustee to maintain possession of the Trust Property or to liquidate the Trust Property in whole or in part; provided, however, that such Noteholders may not direct the Indenture Trustee to liquidate the Trust Property in whole or in part unless (a) the Indenture Event of Default has occurred because of a Payment Default or a Trust Bankruptcy Event, and in either case the Insurer shall have failed to make a payment required under the Policy in accordance with its terms or (b)(i) an Indenture Event of Default has occurred other than as described in clause (a),
(ii) the Insurer shall not have failed to make a payment required under the Policy in accordance with its terms and (iii) either (x) the proceeds of such sale will be sufficient to pay all principal of the Notes and the Certificates, together with accrued interest thereon, and all amounts owing to the Insurer under the Insurance Agreement or (y) holders of Certificates evidencing 100% of the outstanding principal amount of the Certificates consent to such sale and all amounts owing to the Insurer under the Insurance Agreement will be paid in connection with such sale. In the event of a sale of the Contracts as described in clause (b) of the preceding sentence, the Policy will not be available to cover losses to Securityholders resulting from such sale and will be terminated and the Insurer will have no further obligation to make any payment thereunder. See "Risk Factors -- Indenture Events of Default; Control by Insurer and Noteholders" herein.

        "INSURER DEFAULT" shall mean the occurrence and continuance of any of the following events:

        (a) the Insurer shall have failed to make a payment required under the Policy in accordance with its terms;

        (b) the Insurer shall have (i) filed a petition or commenced any case or proceeding under any provision or chapter of the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (ii) made a general assignment for the benefit of its creditors, or (iii) had an order for relief entered against it under the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or

        (c) a court of competent jurisdiction, the New York Department of Insurance or other competent regulatory authority shall have entered a final and nonappealable order, judgment or decree (i) appointing a custodian, trustee, agent or receiver for the Insurer or for all or any material portion of its property or (ii) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Insurer (or the taking of possession of all or any material portion of the property of the Insurer).


                         DESCRIPTION OF THE CERTIFICATES

        The Certificates will be issued pursuant to the Trust Agreement, a form of which will be filed with the Commission following the issuance of the Certificates. The following summaries of certain terms of the Certificates and the Trust Agreement do not purport to be complete and are subject to, and qualified in their entirety by reference to the provisions of the Certificates and the Trust Agreement. Where particular provisions of or terms used in the Trust

Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summaries.

GENERAL

        The Certificates will be offered for purchase in minimum denominations of $1,000 and integral multiples thereof, except that one Certificate may be issued in a different denomination. The Certificates will initially be represented by one or more certificates registered in the name of Cede, as nominee of DTC, except as set forth below. The interests of holders of beneficial interests in the Certificates (each, a "CERTIFICATE OWNER") will be available for purchase in book-entry form only. The Seller has been informed by DTC that DTC's nominee will be Cede. Accordingly, Cede is expected to be the holder of record of the Certificates. Unless and until Definitive Certificates are issued under the limited circumstances described herein, no Certificate Owner will be entitled to receive a certificate representing such person's interest in the Certificates. All references herein to actions by Certificateholders shall refer to actions taken by DTC upon instructions from its participating organizations and all references herein to payments, distributions, notices, reports and statements to Certificateholders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Certificates, as the case may be, for distribution to Certificate Owners in accordance with DTC procedures. See "Description of the Securities - Book-Entry Registration" and "Definitive Securities" in the Prospectus.

        Unless and until Definitive Certificates have been issued, distributions on each Distribution Date will be made through the facilities of DTC and the related "RECORD DATE" will be the Business Day prior to such Distribution Date. If Definitive Certificates are issued, the related "RECORD DATE" will be the last day of the calendar month preceding such Distribution Date. The final distribution of principal of and interest on each Certificate will be made only upon presentation and surrender of such Certificate at the office or agency of the Owner Trustee maintained for that purpose.

DISTRIBUTIONS OF INTEREST

        Interest on the Certificate Balance will accrue during each Interest Accrual Period at the Certificate Rate and will be payable to Certificateholders monthly on each related Distribution Date commencing October 15, 1998. Interest accrued but not paid on any Distribution Date will be due on the immediately succeeding Distribution Date, together with, to the extent permitted by applicable law, interest on such amount at the Certificate Rate. Interest on the Certificates will be calculated on the basis of a 360-day year of twelve 30-day months. Interest distributions with respect to the Certificates will be made as described below under "Description of the Transfer and Servicing Agreements Distributions" herein.

DISTRIBUTIONS OF PRINCIPAL

        No principal will be paid on the Certificates until the principal amount of all of the Notes have been paid in full. On each Distribution Date on and after the Notes have been paid in full, the Certificateholders will be entitled to distributions in an amount equal to the Certificate Percentage of the Regular Principal Distributable Amount, in each case calculated as described under "Description of the Transfer and Servicing Agreements - Distributions" herein. Distributions with respect to principal payments on the Certificates will be made as described below under "Description of the Transfer and Servicing Agreements -- Distributions" herein. The Accelerated Principal Distributable Amount will not be included in the Certificate Principal Distributable Amount.

        The remaining Certificate Balance, to the extent not previously paid, will be payable on the Certificate Final Scheduled Distribution Date. The actual date on which the Certificate Balance is reduced to zero is expected to be earlier, and could be significantly earlier, than the Certificate Final Scheduled Distribution Date based on a variety of factors, including the factors described under "Maturity and Prepayment Considerations" herein and in the Prospectus.

OPTIONAL PREPAYMENT

        The Certificates will be subject to prepayment in whole, but not in part, on any Distribution Date relating to an Optional Purchase.
Certificateholders will receive an amount in respect of the Certificates equal to the Certificate

Balance plus accrued and unpaid interest at the Certificate Rate. Any such distribution will effect early retirement of the Certificates. See "Description of the Transfer and Servicing Agreements - Termination" herein.

PAYING AGENT

        Distributions of principal of and interest on the Certificates will be made by the Trust Agent or any paying agent or paying agents (each, a "PAYING AGENT") as the Owner Trustee may designate from time to time. The Chase Manhattan Bank will be designated as the initial Paying Agent with respect to the Certificates.


              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

        The following summary describes certain terms of the Sale and Servicing Agreement and the Trust Agreement (collectively, the "TRANSFER AND SERVICING AGREEMENTS"). Forms of the Transfer and Servicing Agreements will be filed with the Commission following the issuance of the Securities. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Transfer and Servicing Agreements set forth under the headings "Description of the Transfer and Servicing Agreements" in the Prospectus, to which description reference is hereby made.

SALE AND ASSIGNMENT OF THE CONTRACTS

        At the time of issuance of the Securities, the Seller will sell and assign to the Trust, without recourse, the Seller's entire interest in the Contracts and the proceeds thereof, including its security interests in the Financed Vehicles. Each Contract will be identified in a schedule appearing as an exhibit to the Sale and Servicing Agreement. Concurrently with such sale and assignment, the Trust will pledge the assets acquired by it to the Indenture Trustee pursuant to the Indenture, and definitive certificates representing the Notes and the Certificates will be delivered to the Underwriters against payment to the Seller of the net purchase price of the sale of the Securities. Pursuant to the applicable respective Purchase Agreements (as defined in the Prospectus), prior to the sale of the Contracts to the Trust and the issuance of the Securities, each Selling Subsidiary will sell and assign to Onyx such Selling Subsidiaries' entire interest in the Contracts, and Onyx will sell and assign to the Seller its entire interest in the Contracts. The Trust will pledge its rights under the Sale and Servicing Agreement to the Indenture Trustee as collateral for the Notes, and such rights may be enforced directly by the Indenture Trustee. See "Description of the Transfer and Servicing Agreements - Sale and Assignment of the Contracts" in the Prospectus.

THE ACCOUNTS

        The Collection, Payahead and Payment Accounts. The Collection Account and the Payahead Account referred to in the Prospectus under "Description of the Transfer and Servicing Agreements - The Collection Account and Eligible Investments" and "- Payahead Account" will be established by the Servicer and maintained by the Indenture Trustee in the name of the Indenture Trustee. The Indenture Trustee will establish and maintain an account, in the name of the Indenture Trustee (the "PAYMENT ACCOUNT"), into which amounts released from the Collection Account for distribution to Securityholders will be deposited prior to transfer of such amounts to the Distribution Accounts (as defined below).

        The Distribution Accounts. The Servicer will establish and maintain with the Indenture Trustee (i) an account, in the name of the Indenture Trustee on behalf of the Noteholders, in which amounts released from the Payment Account for distribution to Noteholders will be deposited and from which all distributions to Noteholders will be made (the "NOTE DISTRIBUTION ACCOUNT") and
(ii) an account, in the name of the Trust Agent on behalf of the Certificateholders, in which amounts released from the Payment Account for distribution to Certificateholders will be deposited and from which all distributions to Certificateholders will be made (the "CERTIFICATE DISTRIBUTION ACCOUNT" and, together with the Note Distribution Account, the "DISTRIBUTION ACCOUNTS").

        The Spread Account. The Spread Account will be established and maintained as described under "Description of the Transfer and Servicing Agreements -- Payment Priorities of the Notes and Certificates; The Spread Account" and "-- Withdrawals from the Spread Account" herein.

PAYMENTS ON CONTRACTS

        Net Collections on the Contracts will be deposited in or credited to the Collection Account within two Business Days of the receipt by the Servicer of payments from obligors. "NET COLLECTIONS" with respect to a Distribution Date and the related Collection Period will include: amounts received with respect to the Contracts in such Collection Period representing Monthly P&I, Full Prepayments and partial prepayments (pending transfer of Payaheads on Rule of 78's Contracts to any Payahead Account), Net Liquidation Proceeds and Net Insurance Proceeds, any amounts deposited by Onyx or the Seller in the Collection Account to purchase Contracts because of certain material defects in documents related to the Contracts or certain breaches of representations or warranties regarding the Contracts made by the Seller in the Sale and Servicing Agreement that materially and adversely affect the interests of the Securityholders or the Insurer, any amounts deposited by the Servicer in the Collection Account to purchase Contracts as to which the Servicer has breached certain servicing covenants, and any amounts deposited by the Servicer in the Collection Account pursuant to an Optional Purchase. "NET LIQUIDATION PROCEEDS" are proceeds received by the Servicer (net of Liquidation Expenses) upon liquidation of any Defaulted Contract. "LIQUIDATION EXPENSES" are the reasonable out-of-pocket expenses (exclusive of overhead expenses) incurred by the Servicer in realizing upon a Defaulted Contract which are not recoverable under any insurance policy. "NET INSURANCE PROCEEDS" are proceeds paid by any insurer under a comprehensive and collision insurance policy related to a Contract (other than funds used for the repair of the related Financed Vehicle or otherwise released to the related obligor in accordance with normal servicing procedures), after reimbursement to the Servicer of expenses recoverable under such policy. Partial prepayments of Rule of 78's Contracts are initially deposited in the Collection Account and are transferred to the Payahead Account on the Servicer Report Date.

DISTRIBUTIONS

        On the Business Day immediately preceding each Distribution Date, the Servicer will cause funds equal to the amount of Net Collections available with respect to such Distribution Date to be withdrawn from the Collection Account and deposited into the Payment Account. On each Distribution Date, the Indenture Trustee will apply the Net Collections on deposit in the Payment Account available with respect to the related Collection Period together with amounts, if any, withdrawn from the Spread Account or representing payment of the Policy Claim Amount as described herein, to make the following deposits and distributions in the following amounts and order of priority:

        (i) to the Servicer, from Net Collections, the Servicing Fee, including any unpaid Servicing Fees with respect to one or more prior Collection Periods;

        (ii) to the Indenture Trustee, the Owner Trustee and the Trust Agent, from Net Collections (after giving effect to the reduction in Net Collections described in clause (i) above), any accrued and unpaid fees of the Indenture Trustee, the Owner Trustee and the Trust Agent, in each case to the extent such fees have not been previously paid by the Servicer;

        (iii) to the Note Distribution Account, from Net Collections (after giving effect to the reduction in Net Collections described in clauses (i) and
(ii) above), the Note Interest Distributable Amount to be paid to the holders of the Notes at their respective Interest Rates;

        (iv) to the Note Distribution Account, if such Distribution Date is a Note Final Scheduled Distribution Date for any class of Notes, the Note Principal Distributable Amount to the extent of the remaining principal amount of such class of Notes, from Net Collections (after giving effect to the reduction in Net Collections described in clauses (i) through (iii) above), to be paid to the holders of such class of Notes;

        (v) to the Certificate Distribution Account, from Net Collections (after giving effect to the reduction in Net Collections described in clauses (i) through (iv) above), the Certificate Interest Distributable Amount, to be distributed to the holders of the Certificates;

        (vi) to the Note Distribution Account, from Net Collections (after giving effect to the reduction in Net Collections described in clauses (i) through (v) above), the remaining Note Principal Distributable Amount (after giving effect to the payment, if any, described in clause (iv) above), to be paid first to the holders of the Class A-1 Notes until the principal amount of the Class A-1 Notes has been reduced to zero, and second to the holders of the Class A-2 Notes until the principal amount of the Class A-2 Notes has been reduced to zero;

        (vii) to the Certificate Distribution Account, if such Distribution Date is the Certificate Final Scheduled Distribution Date, from Net Collections (after giving effect to the reduction in Net Collections described in clauses
(i) through (vi) above), the Certificate Principal Distributable Amount to the extent of the Certificate Balance, to be distributed to the holders of the Certificates;

        (viii) to the Certificate Distribution Account, if such Distribution Date is not the Certificate Final Scheduled Distribution Date, from Net Collections (after giving effect to the reduction in Net Collections described in clauses (i) through (vi) above), the remaining Certificate Principal Distributable Amount to the extent of the Certificate Balance, to be distributed to the holders of the Certificates;

        (ix) to the Insurer, from Net Collections (after giving effect to the reduction in Net Collections described in clauses (i) through (viii) above), any amounts, including the Premium (as defined in the Insurance Agreement), owing to the Insurer under the Insurance Agreement;

        (x) to the Spread Account, from Net Collections (after giving effect to the reduction in Net Collections described in clauses (i) through (ix) above), the amount, if any, required to increase the amount therein to the Spread Account Maximum; and

         (xi) any Net Collections remaining after distribution of the Accelerated Principal Distributable Amount as part of the Note Principal Distributable Amount will be deposited into the Spread Account and will be applied as described in the second paragraph under "Description of the Transfer and Servicing Agreements - Withdrawals from the Spread Account" herein.

If the Notes are accelerated following an Indenture Event of Default, amounts collected will be applied first, to pay any unpaid Servicing Fee; second, to pay any accrued and unpaid fees of the Indenture Trustee, Owner Trustee and Trust Agent; third, to pay accrued interest on each class of Notes on a pro rata basis based on the interest accrued (including interest accrued on past-due interest) on each class of Notes; fourth, to pay principal on each class of Notes, on a pro rata basis based on the aggregate principal balance of each class of Notes, until the aggregate principal balance of each class of Notes is reduced to zero; fifth, to pay accrued interest on the Certificates (including interest on past due interest); sixth, to pay principal on the Certificates until the Certificate Balance is reduced to zero; seventh, to pay amounts owing the Insurer under the Insurance Agreement; and eighth, to the Spread Account, to be applied in accordance with the Insurance Agreement.

        Amounts on deposit in the Spread Account on a Distribution Date will be available to make payments and distributions on such Distribution Date as described under "-- Withdrawals from the Spread Account" herein. Under the Policy, the Insurer is obligated to provide for payment to the Indenture Trustee on each Distribution Date of any Policy Claim Amount. In addition, on any Distribution Date, the Insurer may elect, in its sole discretion, to pay all or a portion of any shortfalls in the amount of Net Collections available to distribute the amounts described in clauses (vi) and (viii) of the preceding paragraph. See "The Policy" herein.

        For the purposes hereof, the following terms will have the following meanings:

        The "ACCELERATED PRINCIPAL COMMENCEMENT DATE" will mean the first Distribution Date on which the amount on deposit in the Spread Account is equal to or greater than the Spread Account Maximum (after giving effect to the distribution pursuant to clause (x) above on such Distribution Date).

        The "ACCELERATED PRINCIPAL DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date occurring on or after the Accelerated Principal Commencement Date, an amount equal to the lesser of (i) one-twelfth of 2% of the Pool Balance as of such Distribution Date, (ii) the amount, if any, by which (a) the Accelerated Principal Target

Level as of such Distribution Date (after giving effect to the distribution of the Regular Principal Distributable Amount on such Distribution Date) exceeds
(b) the Pool Balance as of such Distribution Date, and (iii) amounts which would remain on deposit in the Payment Account for such Distribution Date after giving effect to distributions pursuant to clauses (i) through (x) above without regard to the inclusion of such amount as part of the Note Principal Distributable Amount. The Accelerated Principal Distributable Amount shall only be included in the Note Principal Distributable Amount until all of the Notes have been paid in full, and shall not be included in the Certificate Principal Distributable Amount at any time.

        The "ACCELERATED PRINCIPAL TARGET LEVEL" means, with respect to any Distribution Date, an amount equal to the product of (i) 102% multiplied by (ii) the outstanding aggregate principal amount of the Notes and the Certificates as of such Distribution Date (after giving effect to the distribution of the Regular Principal Distributable Amount on such Distribution Date).

        The "AMOUNT FINANCED" means, with respect to a Contract, the aggregate amount advanced under such Contract toward the purchase price of the related Financed Vehicle and related costs, including amounts advanced in respect of accessories, insurance premiums, service, warranty contracts, other items customarily financed as part of retail automobile installment sales contracts, and related costs.

        The "CERTIFICATE DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date, the sum of the Certificate Principal Distributable Amount and the Certificate Interest Distributable Amount for such Distribution Date.

        The "CERTIFICATE INTEREST CARRYOVER SHORTFALL" means, with respect to any Distribution Date, the excess of the Certificate Interest Distributable Amount for the immediately preceding Distribution Date over the amount in respect of interest on the Certificates that is actually deposited in the Certificate Distribution Account on such preceding Distribution Date, plus interest on such excess, to the extent permitted by law, at the Certificate Rate for the Interest Accrual Period with respect to the Distribution Date for which such Certificate Interest Carryover Shortfall is being calculated; provided, however, that the Certificate Interest Carryover Shortfall for the first Distribution Date shall be zero.

        The "CERTIFICATE INTEREST DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date, the sum of (i) an amount equal to the interest accrued during the related Interest Accrual Period at the Certificate Rate on the Certificate Balance on the immediately preceding Distribution Date, after giving effect to all distributions of principal on or prior to such Distribution Date (or, in the case of the first Distribution Date, the original Certificate Balance) and (ii) the Certificate Interest Carryover Shortfall for such Distribution Date.

        The "CERTIFICATE PERCENTAGE" means (i) for each Distribution Date prior to the Distribution Date on which the principal amount of the Class A-2 Notes is reduced to zero, 0%, (ii) on the Distribution Date on which the principal amount of the Class A-2 Notes is reduced to zero, (a) 0% until the principal amount of the Class A-2 Notes has been reduced to zero and (b) with respect to any remaining portion of the Regular Principal Distributable Amount, 100%; and (iii) for each Distribution Date after the Distribution Date on which the principal amount of the Class A-2 Notes is reduced to zero, 100%.

        The "CERTIFICATE PRINCIPAL CARRYOVER SHORTFALL" means, as of the close of any Distribution Date, the excess of the Certificate Principal Distributable Amount for such Distribution Date over the amount in respect of principal that is actually deposited in the Certificate Distribution Account on such Distribution Date.

        The "CERTIFICATE PRINCIPAL DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date, the sum of (i) the Certificate Percentage of the Regular Principal Distributable Amount for such Distribution Date and (ii) any outstanding Certificate Principal Carryover Shortfall for the immediately preceding Distribution Date; provided, however, that the Certificate Principal Distributable Amount shall not exceed the Certificate Balance. Notwithstanding the foregoing, the Certificate Principal Distributable Amount on the Certificate Final Scheduled Distribution Date shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Certificates to zero.

        A "COLLECTION PERIOD" with respect to a Distribution Date will be the calendar month preceding the month in which such Distribution Date occurs; provided, that with respect to Liquidated Contracts, the Collection Period will be the period from but excluding the sixth Business Day preceding the immediately preceding Distribution Date to and including the sixth Business Day preceding such Distribution Date. With respect to the first Distribution Date, the "COLLECTION PERIOD" for Liquidated Contracts will be the period from and including the Cut-Off Date to and including the sixth Business Day preceding such first Distribution Date.

        A "CRAM DOWN LOSS" means, with respect to a Contract if a court of appropriate jurisdiction in an insolvency proceeding shall have issued an order reducing the amount owed on such Contract or otherwise modifying or restructuring the scheduled payments to be made on such Contract, an amount equal to (i) the excess of the Principal Balance of such Contract immediately prior to such order over the Principal Balance of such Contract as so reduced and/or (ii) if such court shall have issued an order reducing the effective rate of interest on such Contract, the excess of the Principal Balance of such Contract immediately prior to such order over the net present value (using as the discount rate the higher of the annual percentage rate on such Contract or the rate of interest, if any, specified by the court in such order) of the scheduled payments as so modified or restructured. A Cram Down Loss shall be deemed to have occurred on the date of issuance of such order.

        A "DEFAULTED CONTRACT" with respect to any Collection Period is a Contract (i) which is, at the end of such Collection Period, delinquent in the amount of at least two monthly installments of Monthly P&I or (ii) with respect to which the related Financed Vehicle has been repossessed or repossession efforts with respect to the related Financed Vehicle have been commenced.

        A "LIQUIDATED CONTRACT" is a Contract that (i) is the subject of a Full Prepayment; (ii) is a Defaulted Contract with respect to which Liquidation Proceeds constituting, in the Servicer's reasonable judgment, the final amounts recoverable have been received and deposited in the Collection Account; (iii) is paid in full on or after its Maturity Date; or (iv) has been a Defaulted Contract for four or more Collection Periods and as to which Liquidation Proceeds have not been deposited in the Collection Account; provided, however, that in any event a Contract that is delinquent in the amount of five monthly installments of Monthly P&I at the end of a Collection Period is a Liquidated Contract.

        The "NOTE DISTRIBUTABLE AMOUNT" will mean, with respect to any Distribution Date, the sum of the Note Principal Distributable Amount and the
Note Interest Distributable Amount for such Distribution Date.

        The "NOTE INTEREST CARRYOVER SHORTFALL" will mean, with respect to any Distribution Date and a class of Notes, the excess, if any, of the Note Interest Distributable Amount for such class for the immediately preceding Distribution Date over the amount in respect of interest that is actually deposited in the Note Distribution Account with respect to such class on such preceding Distribution Date, plus, to the extent permitted by applicable law, interest on the amount of interest due but not paid to Noteholders of such class on such preceding Distribution Date at the related Interest Rate for the related Interest Accrual Period; provided, however, that the Note Interest Carryover Shortfall for the first Distribution Date shall be zero.

        The "NOTE INTEREST DISTRIBUTABLE AMOUNT" will mean, with respect to any Distribution Date and a class of Notes, the sum of (i) an amount equal to the interest accrued during the related Interest Accrual Period at the related Interest Rate for such class of Notes on the outstanding principal amount of such class of Notes on the immediately preceding Distribution Date, after giving effect to all payments of principal to Noteholders of such class on or prior to such Distribution Date (or, in the case of the first Distribution Date, on the original principal amount of such class of Notes) and (ii) the Note Interest Carryover Shortfall for such class of Notes for such Distribution Date.

        The "NOTE PERCENTAGE" means (i) for each Distribution Date prior to the Distribution Date on which the principal amount of all of the Notes is reduced to zero, 100%; (ii) on the Distribution Date on which the principal amount of all of the Notes is reduced to zero, (a) 100% until the principal amount of all of the Notes has been reduced to zero and (b) with respect to any remaining portion of the Regular Principal Distributable Amount, 0%; and (iii) for each Distribution Date after the principal amount of all of the Notes has been reduced to zero, 0%.

        The "NOTE PRINCIPAL CARRYOVER SHORTFALL" means, as of the close of any Distribution Date, the excess of the Note Principal Distributable Amount for such Distribution Date over the amount in respect of principal that is actually deposited in the Note Distribution Account on such Distribution Date.

        The "NOTE PRINCIPAL DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date, the sum of (i) the Note Percentage of the Regular Principal Distributable Amount for such Distribution Date, (ii) the Accelerated Principal Distributable Amount, if any, for such Distribution Date and (iii) any outstanding Note Principal Carryover Shortfall for the immediately preceding Distribution Date; provided, however, that the Note Principal Distributable Amount shall not exceed the aggregate outstanding principal amount of the Notes. Notwithstanding the foregoing, the Note Principal Distributable Amount on each Note Final Scheduled Distribution Date shall not be less than the amount that is necessary to reduce the outstanding principal amount of the related class of Notes to zero.

        The "PRINCIPAL BALANCE" means, with respect to a Contract, as of any date, the Amount Financed under the terms of such Contract minus (i) that portion of Monthly P&I in respect of such Contract received on or prior to the end of the most recently ended Collection Period and allocable to principal as determined by the Servicer and (ii) any Cram Down Loss incurred in respect of such Contract on or prior to the end of the most recently ended Collection Period. For purposes of this definition, allocations of Monthly P&I on each Contract by the Servicer shall be made in accordance with the terms of such Contract, in the case of a Simple Interest Contract, or in accordance with the Recomputed Actuarial Method, in the case of a Rule of 78's Contract.

        The "PURCHASE AMOUNT" means, with respect to a Purchased Contract, the Principal Balance of such Contract as of the date of purchase of such Contract plus accrued interest.

        A "PURCHASED CONTRACT" means a Contract that (i) has been purchased by Onyx or the Seller because of certain material defects in documents related to such Contract or certain breaches of representations and warranties regarding such Contract made by the Seller in the Sale and Servicing Agreement that materially and adversely affect the interests of the Securityholders or the Insurer, (ii) has been purchased by the Servicer because of certain breaches of servicing covenants or (iii) has been purchased by the Servicer in the event of an Optional Purchase.

        The "REGULAR PRINCIPAL DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date, the amount equal to the sum of the following amounts with respect to the related Collection Period: (i) collections received on Contracts (other than Liquidated Contracts and Purchased Contracts) allocable to principal as determined by the Servicer, including full and partial principal prepayments (other than partial prepayments on Rule of 78's Contracts representing principal not due in such Collection Period, which will be deposited into the Payahead Account), (ii) the Principal Balance of all Contracts (other than Purchased Contracts) that became Liquidated Contracts during the related Collection Period, (iii) the portion of the Purchase Amount allocable to principal of all Contracts that became Purchased Contracts as of the immediately preceding Record Date and (iv) the aggregate amount of Cram Down Losses incurred during the related Collection Period.

PAYMENT PRIORITIES OF THE NOTES AND THE CERTIFICATES; THE SPREAD ACCOUNT

        The rights of the Securityholders to receive distributions with respect to the Contracts will be subordinated to the rights of the Servicer (to the extent that the Servicer has not been paid all Servicing Fees), the Indenture Trustee, the Owner Trustee and the Trust Agent (to the extent the Indenture Trustee, the Owner Trustee and the Trust Agent have not received all fees due and payable to them from the Servicer). In addition, the rights of the Noteholders to receive distributions with respect to the Contracts will be subject to the priorities set forth under "Description of the Transfer and Servicing Agreements - Distributions" herein and the rights of the Certificateholders to receive distributions with respect to the Contracts will be subordinated to the rights of the Noteholders, in each case to the extent described above. Such priorities and subordination are intended to enhance the likelihood of timely receipt by the Noteholders of the full amount of interest and principal required to be paid to them, and to afford the Noteholders limited protection against losses in respect of the Contracts.

        The foregoing protection will be effected both by the preferential right of the Noteholders to receive, to the extent described herein, current distributions with respect to the Contracts, and by the establishment of the Spread Account. The Spread Account will be a part of the Trust and will be a segregated trust account in the name of the Indenture Trustee and the Indenture Trustee will have a perfected security interest therein and in all amounts deposited in or credited to the Spread Account as well as all Eligible Investments made with such deposits and earnings. The Spread Account will be funded by the deposit therein of amounts pursuant to clauses (x) and (xi) under "--Distributions" above.

        Amounts held from time to time in the Spread Account will continue to be held for the benefit of holders of the Securities and the Insurer and may be invested in Eligible Investments. Investment income on monies on deposit in the Spread Account will be credited to the Spread Account. Any loss on such investment will be charged to the Spread Account.

        The "SPREAD ACCOUNT MAXIMUM" means, on any day, an amount equal to 2% of the initial outstanding principal amount of the Securities; provided, however, that if the Net Yield is less than 2.5%, the Spread Account Maximum shall be the greater of (a) 5% of the current aggregate outstanding amount of the Securities and (b) 2% of the initial outstanding principal amount of the Securities; and provided further, however, that if certain trigger events set forth in the Insurance Agreement have occurred and are continuing, including, among others, Servicer Defaults, breaches of covenants by the Seller under the Sale and Servicing Agreement, and the failure of certain security interests to remain first priority security interests, or if the Net Yield is less than 2%, the Spread Account Maximum shall equal the Policy Amount with respect to such Distribution Date. The foregoing notwithstanding, the Spread Account Maximum may be calculated pursuant to any other formula as the parties to the Insurance Agreement and the Rating Agencies may agree, and may include any other provisions or contain any additional requirements as the parties to the Insurance Agreement may agree, which the Rating Agencies may require to maintain the ratings of the Securities, and to maintain the rating of the transactions contemplated in the Insurance Agreement and the Sale and Servicing Agreement, without consideration of the Policy, at not less than investment grade, as defined by the Rating Agencies.

        The "NET YIELD" means, on any day, the percentage equivalent of (a) four multiplied by (b) a fraction the numerator of which is equal to (i) the aggregate of all interest collected on the Contracts during the three immediately preceding Collection Periods minus (ii) the sum of (A) the aggregate outstanding principal balances of Contracts which became Liquidated Contracts other than by virtue of a Full Prepayment during such three Collection Periods (less any Net Liquidation Proceeds received with respect to such Liquidated Contracts during such three Collection Periods) and (B) interest paid to the Securityholders and the Servicing Fees paid to the Servicer during such three Collection Periods, and the denominator of which is equal to the average of the Pool Balances as of the last day of each of such three immediately preceding Collection Periods.

        The "POLICY AMOUNT" means, with respect to any Distribution Date, the sum of (a) in the case of the first Distribution Date, the initial aggregate principal amount of the Notes and the Certificates, or in the case of any Distribution Date thereafter, the aggregate principal amount of the Notes and the Certificates outstanding on the immediately preceding Distribution Date (after giving effect to the payments and distributions of principal on the Notes and the Certificates on such preceding Distribution Date), (b) the amount of interest payable in respect of the Notes and the Certificates on such Distribution Date and (c) the Servicing Fee payable on such Distribution Date.

WITHDRAWALS FROM THE SPREAD ACCOUNT

        Amounts held from time to time in the Spread Account will continue to be held for the benefit of the Noteholders, the Certificateholders and the Insurer. On each Distribution Date funds will be withdrawn from the Spread Account to the extent that the sum of the amounts set forth in clauses (i) though (v) and (vii) under " -- Distributions" above with respect to such Distribution Date exceeds the amount of Net Collections available with respect to such Distribution Date. Funds will also be withdrawn from the Spread Account to reimburse the Insurer for any draws under the Policy with respect to any Preference Amount.

        If the amount on deposit in the Spread Account on any Distribution Date (after giving effect to all deposits thereto or withdrawals therefrom on such Distribution Date) is greater than the Spread Account Maximum, the Indenture Trustee will distribute any excess first, to the Insurer, to the extent of any amounts owing to the Insurer pursuant to the Insurance Agreement, then to the holders of the Residual Interests in the Trust. Upon any such distributions to the Insurer or the holders of the Residual Interests, the Securityholders will have no further rights in, or claims to, such amounts.

        None of the Securityholders, the Indenture Trustee, the Owner Trustee, the Trust Agent, the Seller, the Insurer or the holders of the Residual Interests will be required to refund any amounts properly distributed to them, whether or not there are sufficient funds on any subsequent Distribution Date to make full distributions to the Securityholders. The obligations of the Insurer under the Policy will not be diminished or otherwise affected by any amounts distributed to the Insurer as described in the preceding paragraph.

STATEMENTS TO SECURITYHOLDERS

        On each Distribution Date, the Indenture Trustee and the Trust Agent will include with each distribution to a Noteholder or a Certificateholder, as the case may be, a Distribution Date Statement setting forth for such Distribution Date the information described in the Prospectus under "Description of the Securities --Statements to Securityholders" and the following information:

        (i) the amount on deposit in the Spread Account on such Distribution Date, before and after giving effect to deposits thereto and withdrawals therefrom to be made in respect of such Distribution Date; and

        (ii) the amount of the withdrawal, if any, required to be made from the Spread Account by the Indenture Trustee, as described above under "-- Withdrawals from the Spread Account".

SERVICING FEE

        The Servicer will be entitled to compensation for the performance of its obligations under the Sale and Servicing Agreement. The Servicer shall be entitled to receive on each Distribution Date an amount (the "SERVICING FEE") equal to the product of one-twelfth of 1% per annum (the "SERVICING FEE RATE") multiplied by the Pool Balance as of the end of the Collection Period preceding the related Collection Period. As additional compensation, the Servicer or its designee shall be entitled to retain all late payment charges, extension fees and similar items paid in respect of the Contracts. The Servicer or its designee will also receive as servicing compensation reinvestment earnings on Eligible Investments of funds credited to the Collection Account. The Servicer shall pay all expenses incurred by it in connection with its servicing activities under the Sale and Servicing Agreement and shall not be entitled to reimbursement of such expenses except to the extent they constitute Liquidation Expenses or expenses recoverable under an applicable insurance policy.

        The Sale and Servicing Agreement requires the Servicer to use its best efforts to collect all payments called for under the terms and provisions of the Contracts. The Servicer, consistent with the foregoing, will be permitted, in its discretion, to waive certain charges and grant extensions as described under "Description of the Transfer and Servicing Agreements - Waivers and Extensions" in the Prospectus. The maturity date of a Contract, however, may not be extended more than 120 days past the originally scheduled maturity date, and in no event beyond the latest Final Scheduled Distribution Date.

SERVICER DEFAULT; RIGHTS UPON SERVICER DEFAULT

        The events which constitute a "SERVICER DEFAULT" under the Sale and Servicing Agreement will be those events described in the accompanying Prospectus under "Description of the Transfer and Servicing Agreements -- Servicer Default".

         Notwithstanding anything to the contrary set forth in the Prospectus under "Description of the Transfer and Servicing Agreements -- Rights Upon Servicer Default", upon the occurrence of a Servicer Default, unless an Insurer Default shall have occurred and be continuing, only the Insurer (and not the Indenture Trustee or the Noteholders) may terminate the Servicer under the Sale and Servicing Agreement, whereupon a successor servicer appointed by the Insurer will succeed to all the responsibilities, duties and liabilities of the Servicer under the Sale and Servicing Agreement and will be entitled to similar compensation arrangements.

        If an Insurer Default has occurred and is continuing, upon the occurrence of a Servicer Default, (i) if the Notes have not been paid in full, the holders of Notes evidencing not less than 25% of the outstanding principal amount of the Notes, acting together as a single class, or the Indenture Trustee, may terminate the Servicer under the Sale and Servicing Agreement without consideration of the effect such termination would have on the Certificateholders and (ii) if the Notes have been paid in full, the holders of Certificates evidencing not less than 25% of the outstanding principal amount of the Certificates may terminate the Servicer under the Sale and Servicing Agreement. The Certificateholders will not have the ability to remove the Servicer in the event both a Servicer Default and an Insurer Default have occurred and are continuing unless the Notes have been paid in full. Upon the termination of the Servicer by the Indenture Trustee, the Noteholders or the Certificateholders, as the case may be, the Indenture Trustee (or, if the Notes have been paid in full, a successor servicer appointed by the Owner Trustee acting at the direction of holders of Certificates evidencing not less than 51% of the outstanding principal amount of the Certificates) or a successor servicer appointed by the Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under the Sale and Servicing Agreement and will be entitled to similar compensation arrangements; provided, however, that the Indenture Trustee or Owner Trustee, as the case may be, will not be obligated to assume Onyx's obligations to purchase Contracts if certain representations and warranties of Onyx as Servicer prove incorrect or if certain covenants of Onyx as Servicer are breached. In the event that the Indenture Trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $50,000,000 and whose regular business includes the servicing of automobile and/or light duty truck receivables.

        Notwithstanding anything to the contrary set forth under "Description of the Transfer and Servicing Agreements -- Rights Upon Servicer Default" in the Prospectus, unless an Insurer Default shall have occurred and be continuing, the Insurer may, on behalf of the Securityholders, waive any default by the Servicer in the performance of its obligations under the Sale and Servicing Agreement and its consequences. The rights of the Noteholders and the Certificateholders, as the case may be, to waive Servicer Defaults are as described under "Description of the Transfer and Servicing Agreements -- Rights Upon Servicer Default" in the Prospectus.

AMENDMENT

        The Sale and Servicing Agreement may be amended as described under "Description of the Transfer and Servicing Agreement -- Amendment" in the Prospectus.

        The Trust Agreement may be amended by the parties thereto, without the consent of the Securityholders, but with the consent of the Insurer, to cure any ambiguity, correct or supplement any provisions therein which may be inconsistent with any other provisions therein, or make any other provisions with respect to matters or questions arising thereunder which are not inconsistent with the provisions of the Trust Agreement; provided that such action will not materially and adversely affect the interest of any such Securityholder or Residual Interestholder. Any amendment shall be deemed not to materially and adversely affect the interest of any Securityholder if the person requesting the amendment (i) obtains a letter from each Rating Agency to the effect that the amendment would not result in a downgrading or withdrawal of the ratings then assigned to the Securities by such Rating Agency or (ii) an opinion of counsel to such effect. Any amendment shall be deemed not to materially and adversely affect the interest of any Residual Interestholder if the person requesting such amendment obtains an opinion of counsel to such effect, or 100% of the Residual Interestholders consent to such amendment. Subject to the rights of the Insurer described under "Risk Factors -- Certain Matters Regarding the Insurer", the Trust Agreement may also be amended by the parties thereto with the consent of (i) for so long as the Notes are outstanding, the holders of Notes evidencing not less than 51% of the principal amount of such Notes then outstanding, acting together as a single class, (ii) if no Notes are outstanding, the holders of Certificates evidencing not less than 51% of the principal amount of such Certificates then outstanding, acting together as a single class and (iii) if such amendment materially and adversely affects the interests of the Residual Interestholders, with the consent of 51% of the Percentage Interests (as defined in the Trust Agreement) of the Residual Interests, and in any case with the consent of the Insurer, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Agreement or of modifying in any manner the rights of such Noteholders, Certificateholders or Residual Interestholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related Contracts or distributions that are required to be made for the benefit of the Noteholders, Certificateholders or Residual Interestholders or (ii) reduce the aforesaid percentage of the Notes, Certificates, or Residual Interestholders which are required to consent to any such amendment, without the consent of the holders of all the outstanding Notes, Certificates or Residual Interests, as the case may be.

TERMINATION

        The obligations of the Servicer, the Seller, the Owner Trustee and Indenture Trustee with respect to the related Securityholders pursuant to the Trust Agreement, Sale and Servicing Agreement or Indenture will terminate as described under "Description of the Transfer and Servicing Agreements - Termination" in the Prospectus, and as set forth below.

        In order to avoid excessive administrative expenses, the Servicer will be permitted at its option to purchase (an "OPTIONAL PURCHASE") the remaining Contracts from the Trust on any Distribution Date as of which the Pool Balance has declined to 10% or less of the Original Pool Balance at a price equal to the greater of (i) the sum of (x) the Pool Balance on the date of repurchase plus
(y) accrued and unpaid interest on the Contracts and (ii) the sum of (x) the aggregate unpaid principal amount of the Securities, plus (y) accrued and unpaid interest thereon, plus (z) all amounts due to the Insurer under the Insurance Agreement.

        The Owner Trustee and Indenture Trustee will give written notice of termination to each Securityholder of record. The final distribution to each Securityholder will be made only upon surrender and cancellation of such holder's Securities at the office or agency of the related Trustee specified in the notice of termination. Any funds remaining in the Trust, after such Trustee has taken certain measures to locate a Securityholder and such measures have failed, will be distributed to a charity designated by the Servicer.

        Any outstanding Notes will be redeemed concurrently with any Optional Purchase described above, and the subsequent distribution to the related Certificateholders of all amounts required to be distributed to them pursuant to the Trust Agreement will effect early retirement of the Certificates.

PAYMENT IN FULL OF NOTES

     Upon the payment in full of all outstanding Notes and the satisfaction and discharge of the Indenture, the Owner Trustee will succeed to all the rights of the Indenture Trustee, and the Certificateholders will succeed to all the rights of the Noteholders, under the Sale and Servicing Agreement, except as otherwise provided therein.


                                   THE POLICY

        The Insurer, in consideration of the payment of the premium and subject to the terms of the Policy, thereby unconditionally and irrevocably guarantees to any Owner (as defined below) that an amount equal to each Policy Claim Amount will be received by the Indenture Trustee, or its successors, as trustee for the Owners, on behalf of the Owners from the Insurer, for distribution by the Indenture Trustee, to each Owner of each Owner's proportionate share of the Policy Claim Amount. The Insurer's obligations under the Policy with respect to a particular Policy Claim Amount will be discharged to the extent funds equal to the applicable Policy Claim Amount are received by the Indenture Trustee, whether or not such funds are properly applied by the Indenture Trustee. Payments of Policy Claim Amounts will be made only at the time set forth in the Policy. The Policy will not guarantee payments of principal on any class of Notes or on the Certificates other than the payment of the outstanding principal amount of a class of Notes or of the Certificates on the Final Scheduled Distribution Date for such class of Notes or the Certificates, and will not guarantee payment of any Accelerated Principal Distributable Amount or any amounts which become due on an accelerated basis as a result of (a) a default by the Trust, (b) the occurrence of an Indenture Event of Default under the Indenture, or (c) any other cause. The Insurer may elect, in its sole discretion, to pay in whole or in part such principal due upon acceleration. The Insurer may elect, in its sole discretion, to pay all or a portion of certain shortfalls of funds available to make distributions of principal on the Notes or the Certificates, as described under "Description of the Transfer and Servicing Agreements" herein.

        The Insurer will pay any Policy Claim Amount that is a Preference Amount (as defined below) on the Business Day following receipt by the fiscal agent of the Insurer (the "FISCAL AGENT") of (i) a certified copy of the order requiring the return of a preference payment, (ii) an opinion of counsel satisfactory to the Insurer that such order is final and not subject to appeal, (iii) an assignment in such form as is reasonably required by the Insurer, irrevocably assigning to the Insurer all rights and claims of each Owner relating to or arising under the Securities against the debtor which made such preference payment or otherwise with respect to such preference payment and (iv) appropriate instruments to effect the appointment of the Insurer as agent for such Owner in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the Insurer, provided that if such documents are received after 12:00 noon New York City time on such Business Day, they will be deemed to be received on the following Business Day. Such payments will be disbursed to the receiver or the trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owner and not to any Owner directly unless such Owner has returned principal or interest paid on such Securities to such receiver or trustee in bankruptcy, in which case such payment will be disbursed to such Owner.

        The Insurer will pay any other amount payable under the Policy no later than 12:00 noon New York City time on the later of the Distribution Date on which the related Note Interest Distributable Amount, Certificate Interest Distributable Amount, or outstanding principal amount in respect of a class of Notes or of the Certificates for which such Distribution Date is the Final Scheduled Distribution Date is due or the second Business Day following receipt in New York, New York on a Business Day by the Fiscal Agent, of a notice specifying the Policy Claim Amount which will be due and owing on such Distribution Date; provided, that if such notice is received after 12:00 noon New York City time on such Business Day, it will be deemed to be received on the following Business Day. If any such notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making a claim under the Policy it will be deemed not to have been received by the Fiscal Agent, and the Insurer or the Fiscal Agent, as the case may be, will promptly so advise the Indenture Trustee and the Indenture Trustee may submit an amended notice.

        Policy Claim Amounts due under the Policy, unless otherwise stated therein, will be disbursed by the Fiscal Agent to the Indenture Trustee on behalf of the Owners by wire transfer of immediately available funds in the amount of the Policy Claim Amount less, in respect of Policy Claim Amounts including Preference Amounts, any amount held by the Indenture Trustee for the payment of such Policy Claim Amount and legally available therefor.

        The Fiscal Agent is the agent of the Insurer only and the Fiscal Agent will in no event be liable to Owners for any acts of the Fiscal Agent or any failure of the Insurer to deposit or cause to be deposited sufficient funds to make payments due under the Policy.

        Subject to the terms of the Indenture, the Insurer shall be subrogated to the rights of each Owner to receive payments under the Securities to the extent of any payment by the Insurer under the Policy.

        As used herein, the following terms have the following meanings:

        "DEFICIENCY AMOUNT" means as of any Distribution Date, the amount by which (i) the sum of the amounts set forth in clauses (i) though (v) and (vii) under "Description of the Transfer and Servicing Agreements -- Distributions" with respect to such Distribution Date exceeds (ii) the amount of Net Collections available with respect to such Distribution Date and the amount on deposit in the Spread Account as of such Distribution Date.

        "OWNER" means (i) each Noteholder who, on the applicable Distribution Date, is entitled under the terms of the related Note to distribution thereunder and (ii) each Certificateholder who, on the applicable Distribution Date, is entitled under the terms of the related Certificate to distribution thereunder.

        "POLICY CLAIM AMOUNT" means, with respect to each Distribution Date, the sum of (i) the Deficiency Amount for such Distribution Date and (ii) the Preference Amount for such Distribution Date.

        "PREFERENCE AMOUNT" means any amount previously distributed to an Owner in respect of the Securities that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy with respect to Onyx, the Seller or the Trust pursuant to the United Stated Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

        The Policy is being issued under and pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of law principles thereof. THE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

        The Policy is not cancelable for any reason. The premium on the Policy is not refundable for any reason including payment, or provision being made for payment, prior to the latest Final Scheduled Distribution Date of the Securities.


                           DESCRIPTION OF THE INSURER

        The Insurer is the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company. MBIA Inc. is not obligated to pay the debts of or claims against the Insurer. The Insurer is domiciled in the State of New York and licensed to do business in and subject to regulation under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. The Insurer has two European branches, one in the Republic of France and the other in the Kingdom of Spain. New York has laws prescribing minimum capital requirements, limiting classes and concentrations of investments and requiring the approval of policy rates and forms. State laws also regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by the Insurer, changes in control and transactions among affiliates. Additionally, the Insurer is required to maintain contingency reserves on its liabilities in certain amounts and for certain periods of time.

        Effective February 17, 1998, MBIA Inc. acquired all of the outstanding stock of Capital Markets Assurance Corporation ("CMAC") through a merger with its parent CapMAC Holdings Inc. Pursuant to a reinsurance agreement, CMAC has ceded all of its net insured risks (including any amounts due but unpaid from third party reinsurers), as well as its unearned premiums and contingency reserves, to the Insurer. MBIA Inc. is not obligated to pay the debts of or claims against CMAC.

        The consolidated financial statements of the Insurer, a wholly owned subsidiary of MBIA Inc., and its subsidiaries as of December 31, 1997 and December 31, 1996 and for each of the three years in the period ended December 31, 1997, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of MBIA Inc. for the year ended December 31, 1997 and the consolidated financial statements of the Insurer and its subsidiaries as of June 30, 1998 and for the six month periods ending June 30, 1998 and June 30, 1997 included in the Quarterly Report on Form 10-Q of MBIA Inc. for the period ending June 30, 1998, are hereby incorporated by reference into this Prospectus Supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated by reference herein shall be modified or superseded for purposes of this Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

        All financial statements of the Insurer and its subsidiaries included in documents filed by MBIA Inc. pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing such documents.

        The tables below present selected financial information of the Insurer determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities ("SAP") and generally accepted accounting principles ("GAAP"):

                                  SAP                                                 GAAP
                   --------------------------------                    --------------------------------
                   December 31, 1997  June 30, 1998                    December 31, 1997  June 30, 1998
                   -----------------  -------------                    -----------------  -------------
                       (Audited)       (Unaudited)                          (Audited)      (Unaudited)
                            (In Millions)                                       (In Millions)
Admitted Assets...       $5,256          $6,048         Assets.........      $5,988          $6,794

Liabilities.......        3,496           3,962         Liabilities....       2,624           2,977

Capital                                                 Shareholder's
and Surplus.......        1,760           2,086         Equity.........       3,364           3,817

        Copies of the financial statements of the Insurer incorporated by reference herein and copies of the Insurer's 1997 year-end audited financial statements prepared in accordance with statutory accounting practices are available, without charge, from the Insurer. The address of the Insurer is 113 King Street, Armonk, New York 10504. The telephone number of the Insurer is
(914) 273-4545.

        The Insurer does not accept any responsibility for the accuracy or completeness of this Prospectus Supplement or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the Insurer set forth under the heading "Description of the Insurer". Additionally, the Insurer makes no representation regarding the Securities or the advisability of investing in the Securities.

        THE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

        Moody's rates the claims paying ability of the Insurer "Aaa".

        Standard & Poor's rates the claims paying ability of the Insurer "AAA".

        Fitch IBCA, Inc. (formerly known as Fitch Investors Service, L.P.) rates the claims paying ability of the Insurer "AAA".

        Each rating of the Insurer should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of the Insurer and its ability to pay claims on its policies of insurance. Any further explanation of the significance of the above ratings may be obtained only from the applicable rating agency.

        The above ratings are not recommendations to buy, sell or hold the Securities and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Securities. The Insurer does not guarantee the market price of the Securities nor does it guarantee that the ratings on the Securities will not be revised or withdrawn.


                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

        In the opinion of Andrews & Kurth L.L.P. ("TAX COUNSEL"), for federal income tax purposes the Notes will be characterized as debt, and the Trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation. Each Noteholder, by the acceptance of a Note, will agree to treat the Notes as indebtedness, and each Certificateholder, by the acceptance of a Certificate, will agree to treat the Trust as a partnership in which the Certificateholders are partners for federal income tax purposes. Alternative characterizations of the Trust and the

Certificates are possible, but would not result in materially adverse tax consequences to Certificateholders. See "Certain Federal Income Tax Consequences" in the Prospectus for additional information concerning the application of federal income tax laws to the Trust and the Securities.

        Certificateholders who are tax-exempt entities or non-U.S. persons will have tax consequences that may be considered adverse by such holders. See "Certain Federal Income Tax Consequences - Trusts for Which a Partnership Election is Made - Tax Consequences to Holders of the Certificates - Partnership Taxation" and "- Tax Consequences to Foreign Certificateholders" in the Prospectus.


                              ERISA CONSIDERATIONS

THE NOTES

        Subject to the considerations set forth below and under "ERISA Considerations" in the Prospectus, the Notes may be purchased by an employee benefit plan or an individual retirement account (a "BENEFIT PLAN") subject to ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the "CODE"). A fiduciary of a Benefit Plan must determine that the purchase of a
Note is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. Section 406 of ERISA prohibits parties in interest or disqualified persons ("PARTIES IN INTEREST") with respect to a Benefit Plan from engaging in certain transactions (including loans) involving a Benefit Plan and its assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes (or, in some cases, a civil penalty may be assessed pursuant to section 502(i) of ERISA) on Parties in Interest which engage in non-exempt prohibited transactions.

        The United States Department of Labor has issued a regulation (29 CFR ss. 2510.3-101) concerning the definition of what constitutes the assets of a Benefit Plan (the "PLAN ASSET REGULATION"). This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Benefit Plan purchases an "equity interest" will be deemed for purposes of ERISA to be assets of the investing Benefit Plan unless certain exceptions apply. The Plan Asset Regulation defines an "equity interest" as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. Although the issue is not free from doubt, the Seller believes that the Notes offered hereby should not be treated as "equity interests" for purposes of the Plan Asset Regulation. Accordingly, the acquisition of the Notes by benefit plan investors should not cause the assets of the Trust to be treated as Plan Assets for purposes of Title I of ERISA. However, the Notes may not be purchased with the assets of a Benefit Plan if the Seller, the Servicer, the Indenture Trustee, the Owner Trustee or any of their affiliates (a) has investment or administrative discretion with respect to such Benefit Plan assets; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such Benefit Plan assets, for a fee and pursuant to an agreement or understanding that such advice (i) will serve as a primary basis for investment decisions with respect to such Benefit Plan assets and (ii) will be based on the particular investment needs for such Benefit Plan; or (c) is an employer maintaining or contributing to such Benefit Plan.

        Certain affiliates of the Issuer or the Servicer might be considered or might become Parties in Interest with respect to a Benefit Plan. In either case, the acquisition or holding of Notes by or on behalf of such a Benefit Plan could be considered to give rise to an indirect prohibited transaction within the meaning of ERISA and the Code, unless it is subject to one or more exemptions such as Prohibited Transaction Class Exemption ("PTCE") 84-14, which exempts certain transactions effected on behalf of a Benefit Plan by a "qualified professional asset manager", PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts, PTCE-91-38, which exempts certain transactions involving bank collective investment funds, PTCE 95-60, which exempts certain transactions involving insurance company general accounts, or PTCE 96-23, which exempts certain transactions effected on behalf of a Benefit Plan by certain "in-house asset managers". Each purchaser or transferee of a Note that is a Benefit Plan shall be deemed to have represented that the relevant conditions for exemptive relief under at least one of the foregoing exemptions (or other applicable exemption providing substantially similar relief) have been satisfied.

THE CERTIFICATES

        The Seller believes that the Certificates offered hereby should be treated as "equity interests" for purposes of the Plan Asset Regulation. Accordingly, the Certificates may not be acquired by (a) a Benefit Plan subject to ERISA or Section 4975 of the Code or (b) any entity whose underlying assets include plan assets by reason of a Benefit Plan's investment in the entity or which uses plan assets to acquire Certificates. By its acceptance of a Certificate, each Certificateholder will be deemed to have represented and warranted that it is not subject to the foregoing limitation. In this regard, purchasers that are insurance companies should consult with their counsel with respect to the United States Supreme Court case interpreting the fiduciary responsibility rules of ERISA, John Hancock Mutual Life Insurance Co. v. Harris Bank and Trust (decided December 12, 1993). In John Hancock, the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. Prospective purchasers should determine whether the decision affects their ability to make purchases of the Certificates. For additional information regarding treatment of the Certificates under ERISA, see "ERISA Considerations" in the Prospectus.


                                  UNDERWRITING

        Subject to the terms and conditions set forth in the Underwriting Agreement dated September 8, 1998 (the "UNDERWRITING AGREEMENT") between the Seller and the Underwriters named below (the "UNDERWRITERS"), the Seller has agreed to cause the Trust to sell to each of the Underwriters, and each of the Underwriters has severally agreed to purchase, the principal amount of the Notes and Certificates set forth opposite its name in the table below:


                                 CLASS A-1 NOTES

                                                                 Principal Amount
                                                                 ----------------
        Salomon Smith Barney Inc..........................         $82,500,000
        Merrill Lynch, Pierce, Fenner & Smith
                  Incorporated............................         $82,500,000

                  Total...................................        $165,000,000
                                                                  ============


                                 CLASS A-2 NOTES

                                                                 Principal Amount
                                                                 ----------------
        Salomon Smith Barney Inc..........................         $36,250,000
        Merrill Lynch, Pierce, Fenner & Smith
                  Incorporated............................         $36,250,000

                  Total...................................         $72,500,000
                                                                  ============


                                  CERTIFICATES

                                                                 Principal Amount
                                                                 ----------------
        Salomon Smith Barney Inc..........................          $6,250,285
        Merrill Lynch, Pierce, Fenner & Smith
                  Incorporated............................          $6,250,000

                  Total...................................         $12,500,285
                                                                   ===========

        The Seller has been advised by the Underwriters that they propose initially to offer the Notes to the public at the prices set forth herein, and to certain dealers at such price less the initial concession not in excess of 0.175% of the denominations of the Notes per Class A-1 Note and 0.225% per Class A-2 Note. The Underwriters may allow, and such dealers may reallow, a concession not in excess of 0.125% per Class A-1 Note and 0.150% per Class A-2 Note to certain other dealers. After the initial public offering of the Notes, the public offering price and such concessions may be changed. The Underwriters are obligated to purchase and pay for all of the Notes if any Notes are purchased. The Underwriters currently intend, but are not obligated, to make a market in the Notes.

        The Seller has been advised by the Underwriters that they propose initially to offer the Certificates to the public at the prices set forth herein, and to certain dealers at such price less the initial concession not in excess of 0.350% of the principal amount thereof. The Underwriters may allow, and such dealers may reallow, a concession not in excess of 0.250% per Certificate. After the initial public offering of the Certificates, the public offering price and such concessions may be changed. The Underwriters are obligated to purchase and pay for all of the Certificates if any Certificates are purchased. The Underwriters currently intend, but are not obligated, to make a market in the Certificates.

        The Seller and Onyx have agreed to indemnify the Underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the Underwriters may be required to make in respect thereof.


                                  LEGAL MATTERS

        Certain legal matters with respect to the Securities and with respect to the federal income tax matters discussed under "Certain Federal Income Tax Consequences" in the Prospectus will be passed upon for the Seller by Andrews & Kurth L.L.P., Dallas, Texas. Certain legal matters with respect to the Securities will be passed upon for the Underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Certain legal matters relating to the Policy will be passed upon for the Insurer by Shaw Pittman Potts & Trowbridge, New York, New York.


                                     EXPERTS

        The consolidated balance sheets of MBIA Insurance Corporation and Subsidiaries as of December 31, 1997 and 1996 and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 1997, incorporated by reference in this Prospectus Supplement, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                 INDEX OF TERMS


"Accelerated Principal Commencement Date"....................................................S-27
"Accelerated Principal Distributable Amount".................................................S-27
"Amount Financed" ...........................................................................S-28
"Benefit Plan"    ...........................................................................S-38
"Business Day"    ............................................................................S-7
"Cede"            ...........................................................................S-11
"Certificate Balance".........................................................................S-8
"Certificate Distributable Amount"...........................................................S-28
"Certificate Distribution Account"...........................................................S-25
"Certificate Final Scheduled Distribution Date"...............................................S-9
"Certificate Interest Carryover Shortfall"...................................................S-28
"Certificate Interest Distributable Amount"..................................................S-28
"Certificate Owner"..........................................................................S-24
"Certificate Percentage".....................................................................S-28
"Certificate Principal Carryover Shortfall"..................................................S-28
"Certificate Principal Distributable Amount".................................................S-28
"Certificate Rate"............................................................................S-8
"Certificates"    .......................................................................S-2, S-5
"Class A-1 Notes" ............................................................................S-2
"Class A-2 Notes" ............................................................................S-2
"Closing Date"    ............................................................................S-5
"CMAC"            ...........................................................................S-36
"Code"            .....................................................................S-11, S-38
"Collection Period"...............................................................S-7, S-28, S-29
"Commission"      ............................................................................S-3
"Contracts"       .......................................................................S-2, S-6
"Cut-Off Date"    ............................................................................S-2
"Defaulted Contract".........................................................................S-29
"Deficiency Amount"..........................................................................S-35
"Distribution Accounts"......................................................................S-25
"Distribution Date"......................................................................S-2, S-7
"DTC"             ......................................................................S-1, S-11
"Eligibility Requirements"...................................................................S-18
"ERISA"           ...........................................................................S-11
"Exchange Act"    ............................................................................S-3
"Final Scheduled Distribution Dates"..........................................................S-9
"Financed Vehicles"......................................................................S-2, S-6
"GAAP"            ...........................................................................S-37
"Indenture"       ............................................................................S-5
"Indenture Events of Default"................................................................S-22
"Indenture Trustee"......................................................................S-2, S-5
"Insurance Agreement".........................................................................S-9
"Insurer"         ............................................................................S-1
"Insurer Default" ...........................................................................S-23
"Interest Accrual Period".....................................................................S-7
"Interest Rates"  ............................................................................S-7
"Issuer"          ............................................................................S-5
"Liquidated Contract"........................................................................S-29
"Liquidation Expenses".......................................................................S-26
"Moody's"         ............................................................................S-2
"Motor Vehicle Contracts"....................................................................S-16
"Net Collections" ...........................................................................S-26
"Net Insurance Proceeds".....................................................................S-26
"Net Liquidation Proceeds"...................................................................S-26
"Net Yield"       ...........................................................................S-31

"Note Distributable Amount"..................................................................S-29
"Note Distribution Account"..................................................................S-25
"Note Interest Carryover Shortfall"..........................................................S-29
"Note Interest Distributable Amount".........................................................S-29
"Note Owner"      ...........................................................................S-21
"Note Percentage" ...........................................................................S-29
"Note Principal Carryover Shortfall".........................................................S-29
"Note Principal Distributable Amount"........................................................S-30
"Notes"           .......................................................................S-2, S-5
"Obligor"         ...........................................................................S-13
"Onyx"            .......................................................................S-2, S-5
"Optional Purchase"...............................................................S-2, S-10, S-34
"Original Certificate Balance"................................................................S-8
"Original Pool Balance"..................................................................S-2, S-6
"Owner"           ...........................................................................S-35
"Owner Trustee"   .......................................................................S-1, S-5
"Parties in Interest"........................................................................S-38
"Payaheads"       ............................................................................S-6
"Paying Agent"    ...........................................................................S-25
"Payment Default" ...........................................................................S-14
"Policy Amount"   ...........................................................................S-31
"Policy Claim Amount"........................................................................S-35
"Policy"          ............................................................................S-1
"Pool Balance"    ............................................................................S-2
"Preference Amount"..........................................................................S-35
"Principal Balance"..........................................................................S-30
"PTCE"            ...........................................................................S-38
"Purchase Amount" ...........................................................................S-30
"Purchased Contract".........................................................................S-30
"Rating Agencies" ............................................................................S-2
"Record Date"     .....................................................................S-21, S-24
"Regular Principal Distributable Amount".....................................................S-30
"Residual Interests"..........................................................................S-5
"Rule of 78's Contracts"................................................................S-6, S-18
"Sale and Servicing Agreement"................................................................S-6
"SAP"             ...........................................................................S-37
"Securities"      .......................................................................S-2, S-5
"Seller"          .......................................................................S-1, S-5
"Selling Subsidiary".........................................................................S-18
"Servicer"        ............................................................................S-2
"Servicing Fee"   .....................................................................S-10, S-32
"Servicing Fee Rate"...................................................................S-10, S-32
"Simple Interest Contracts".............................................................S-6, S-18
"Spread Account"  ............................................................................S-9
"Spread Account Maximum".....................................................................S-31
"Standard & Poor's"...........................................................................S-2
"Tax Counsel"     .....................................................................S-11, S-37
"Transfer and Servicing Agreements"..........................................................S-25
"Trust"           .......................................................................S-1, S-5
"Trust Agent"     .......................................................................S-1, S-5
"Trust Agreement" ............................................................................S-5
"Trust Bankruptcy Event".....................................................................S-14
"Trust Property"  ............................................................................S-6
"Underwriters"    ...........................................................................S-39
"Underwriting Agreement".....................................................................S-39

PROSPECTUS



                        ONYX ACCEPTANCE AUTO LOAN TRUSTS
                             AUTO LOAN BACKED NOTES
                          AUTO LOAN BACKED CERTIFICATES

                     ONYX ACCEPTANCE FINANCIAL CORPORATION,
                                     SELLER

                          ONYX ACCEPTANCE CORPORATION,
                                    SERVICER

        The Auto Loan Backed Notes (the "NOTES") and the Auto Loan Backed Certificates (the "CERTIFICATES" and, together with the Notes, the "SECURITIES") described herein may be sold from time to time in one or more series, in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "PROSPECTUS SUPPLEMENT"). Each series of Securities, which may include one or more classes of Notes and/or one or more classes of Certificates, will be issued by a trust to be formed with respect to such series (each, a "TRUST"). Each Trust will be formed pursuant to either a Trust Agreement to be entered into among Onyx Acceptance Financial Corporation, as Seller (the "SELLER") and the Trustee specified in the related Prospectus Supplement (the "TRUSTEE") or a Pooling and Servicing Agreement to be entered into among the Trustee, the Seller and Onyx Acceptance Corporation ("ONYX"), as Servicer (the "SERVICER"). If a series of Securities includes Notes, such Notes will be issued and secured pursuant to an Indenture between the applicable Trust and the Indenture Trustee specified in the related Prospectus Supplement (the "INDENTURE TRUSTEE") and will represent indebtedness of the related Trust. If a series of Securities includes Certificates, such Certificates will represent undivided ownership interests in the related Trust. The related Prospectus Supplement will specify which class or classes of Notes, if any, and which class or classes of Certificates, if any, of the related series are being offered thereby. The property of each Trust will include a pool of motor vehicle retail installment sales contracts (the "CONTRACTS") secured by new and/or used automobiles and/or light-duty trucks (the "FINANCED VEHICLES"), certain monies due under the related Contracts on or after the applicable Cut-Off Date specified in the related Prospectus Supplement, security interests in the related Financed Vehicles and certain other property, all as described herein and in the related Prospectus Supplement.

                                                        (Continued on next page)

        PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH UNDER "RISK FACTORS" COMMENCING ON PAGE 6 HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT.

EXCEPT AS OTHERWISE SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT, ANY NOTES OF A SERIES WILL REPRESENT NON-RECOURSE OBLIGATIONS OF, AND THE CERTIFICATES OF A SERIES WILL REPRESENT BENEFICIAL INTERESTS IN, THE RELATED TRUST ONLY AND WILL NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN, AND WILL NOT BE GUARANTEED OR INSURED BY, THE SELLER, ONYX ACCEPTANCE CORPORATION OR ANY OF THEIR RESPECTIVE AFFILIATES.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                   THIS PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.

        Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of Securities offered hereby unless accompanied by a Prospectus Supplement.

                The date of this Prospectus is September 8, 1998

(Continued from prior page)

        Except as otherwise provided in the related Prospectus Supplement, each class of Securities of any series will represent the right to receive specified payments or distributions in respect of collections of principal and interest on the related Contracts, at the rates, on the dates (each, a "DISTRIBUTION DATE") and in the manner described herein and in the related Prospectus Supplement. To the extent specified in the related Prospectus Supplement (i) distributions of interest and principal on one or more classes of Certificates of a series may be subordinated in priority of payment to interest and principal due on one or more classes of the Notes, if any, of such series or on one or more other classes of Certificates of such series and (ii) payments of interest and principal on one or more classes of Notes of a series may be subordinated in priority of payment to interest and principal due on one or more of the other classes of Notes of such Series. A series may include one or more classes of Notes and/or Certificates which differ as to the timing and priority of payment, interest rate or amount of payments or distributions in respect of principal or interest or both. A series may include one or more classes of Notes or Certificates entitled to payments or distributions in respect of principal with disproportionate, nominal or no interest payments or distributions, or to interest payments or distributions with disproportionate, nominal or no payments or distributions in respect of principal. The rate of payments in respect of principal of any class of Notes and the rate of distributions in respect of principal of any class of Certificates will depend on the priority of payment of such class and the rate and timing of payments (including prepayments, defaults, liquidations and repurchases of Contracts) on the related Contracts. A rate of payment lower or higher than that anticipated may affect the weighted average life of each class of Securities in the manner described herein and in the related Prospectus Supplement.

                              AVAILABLE INFORMATION

        The Seller, as originator of each Trust, has filed with the Securities and Exchange Commission (the "COMMISSION") a Registration Statement (together with all amendments and exhibits thereto, referred to herein as the "REGISTRATION STATEMENT") under the Securities Act of 1933, as amended (the "SECURITIES ACT"), with respect to the Notes and the Certificates offered pursuant to this Prospectus. This Prospectus, which forms a part of the Registration Statement, does not contain all of the information included in the Registration Statement and the exhibits thereto. For further information, reference is made to the Registration Statement which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of the Registration Statement may also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the Servicer and each Trust, and the address is http://www.sec.gov. The Servicer, on behalf of each Trust, will also file or cause to be filed with the Commission such periodic reports as are required under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") and the rules and regulations of the Commission thereunder, and such reports can be obtained as described above. Such reports will include Current Reports on Form 8-K filed after each Distribution Date, and an Annual Report on Form 10-K. Such reports will contain certain financial information regarding such Trust, including the Distribution Date Statement which will be furnished monthly to Securityholders as described under "Reports to Securityholders" below. Reports on Form 8-K and Form 10-K with respect to a Trust and the Securities issued by such Trust will not be filed for any period which ends after December 31 of the year in which the Securities are issued; however, the related Securityholders will continue to receive the Distribution Date Statement monthly, as described below.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        All documents filed by the Seller, as originator of any Trust, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities, shall be deemed to be incorporated by reference in this Prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

        The Seller will provide without charge to each person, including any beneficial owner of Securities, to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein or in any related Prospectus Supplement by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to the Seller at 8001 Irvine Center Drive, 6th Floor, Irvine, California 92618 (Telephone: (949) 450- 5500).

                                SUMMARY OF TERMS

        The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to the Securities of any series contained in the related Prospectus Supplement to be prepared and delivered in connection with the offering of such Securities. See the Index of Terms for the location herein of the definitions of certain capitalized terms. An investment in the Securities of any series involves various risks, and potential purchasers should carefully consider the matters discussed under "Risk Factors" herein and in the related Prospectus Supplement in considering an investment in the Securities of any series.

ISSUER................................    With respect to each series of
                                          Securities, the Trust to be formed
                                          (the "TRUST" or the "ISSUER") pursuant
                                          to either a Trust Agreement (as
                                          amended and supplemented from time to
                                          time, a "TRUST AGREEMENT") among the
                                          Seller and the Trustee for such Trust
                                          or a Pooling and Servicing Agreement
                                          (as amended and supplemented from time
                                          to time, the "POOLING AND SERVICING
                                          AGREEMENT") among the Seller, the
                                          Servicer and the Trustee for such
                                          Trust.

SELLER................................    Onyx Acceptance Financial Corporation
                                          (the "SELLER"), a wholly- owned,
                                          limited purpose subsidiary of Onyx
                                          Acceptance Corporation ("ONYX"). The
                                          Seller's principal executive offices
                                          are located at 8001 Irvine Center
                                          Drive, 6th Floor, Irvine, California
                                          92618 and its telephone number is
                                          (949) 450-5500. See "The Seller".

SERVICER..............................    Onyx. Onyx's principal executive
                                          offices are located at 8001 Irvine
                                          Center Drive, 5th Floor, Irvine,
                                          California 92618 and its telephone
                                          number is (949) 790-5400. See "The
                                          Servicer".

TRUSTEE...............................    With respect to each series of
                                          Securities, the Trustee specified in
                                          the related Prospectus Supplement.

INDENTURE TRUSTEE....................     With respect to any series of
                                          Securities that includes one or more
                                          classes of Notes, the Indenture
                                          Trustee specified in the related
                                          Prospectus Supplement.

THE NOTES............................     A series of Securities may include one
                                          or more classes of Notes which will be
                                          issued pursuant to an Indenture
                                          between the applicable Trust and the
                                          related Indenture Trustee (as amended
                                          and supplemented from time to time, an
                                          "INDENTURE"), and may not include any
                                          Certificates. The related Prospectus
                                          Supplement will specify which class or
                                          classes, if any, of Notes of a series
                                          are being offered thereby.

                                          Unless otherwise specified in the
                                          related Prospectus Supplement, Notes
                                          will be available for purchase in
                                          denominations of $1,000 and integral
                                          multiples thereof and will be
                                          available in book-entry form only.
                                          Except as otherwise specified in the
                                          related Prospectus Supplement,
                                          Noteholders will be able to receive
                                          Definitive Securities only in the
                                          limited circumstances described
                                          herein. See "Description of the
                                          Securities--Definitive Securities".

                                          Unless otherwise specified in the
                                          related Prospectus Supplement, each
                                          class of Notes will have a stated Note
                                          Principal Balance specified in the
                                          related Prospectus Supplement ("NOTE
                                          PRINCIPAL BALANCE") and will accrue
                                          interest on such Note Principal
                                          Balance at a specified rate (with
                                          respect to each class of Notes, the
                                          "INTEREST RATE"). Each class of Notes
                                          may have a different Interest Rate,
                                          which may be a fixed, variable or
                                          adjustable Interest Rate, or any
                                          combination of the foregoing. The
                                          related Prospectus Supplement will
                                          specify the Interest Rate for each
                                          class of Notes, or the method for
                                          determining such Interest Rate.

                                          With respect to a series that includes
                                          two or more classes of Notes, as
                                          specified in the related Prospectus
                                          Supplement, each class may differ as
                                          to the timing and priority of
                                          payments, seniority, allocations of
                                          losses, Interest Rate or amount of
                                          payments of principal or interest, and
                                          payments of principal or interest in
                                          respect of any such class or classes
                                          may or may not be made upon the
                                          occurrence of specified events or on
                                          the basis of collections from certain
                                          designated Contracts. In addition, a
                                          series may include one or more classes
                                          of Notes ("STRIP NOTES") entitled to
                                          (i) principal payments with
                                          disproportionate, nominal or no
                                          interest payments or (ii) interest
                                          payments with disproportionate,
                                          nominal or no principal payments.

                                          If the Seller, the Servicer or a
                                          successor thereto exercises its option
                                          to purchase the Contracts of a Trust
                                          in the manner and on the respective
                                          terms and conditions described under
                                          "Description of the Transfer and
                                          Servicing Agreements--Termination",
                                          the outstanding Notes will be redeemed
                                          as set forth in the related Prospectus
                                          Supplement.

THE CERTIFICATES.....................     A series may include one or more
                                          classes of Certificates and may not
                                          include any Notes. The related
                                          Prospectus Supplement will specify
                                          which class or classes, if any, of
                                          Certificates of a series are being
                                          offered thereby.

                                          Unless otherwise specified in the
                                          related Prospectus Supplement,
                                          Certificates will be available for
                                          purchase in a minimum denomination of
                                          $1,000 and in integral multiples
                                          thereof and will be available in
                                          book-entry form only. Except as
                                          otherwise specified in the related
                                          Prospectus Supplement,
                                          Certificateholders will be able to
                                          receive Definitive Securities only in
                                          the limited circumstances described
                                          herein. See "Description of the
                                          Securities--Definitive Securities".

                                          Unless otherwise specified in the
                                          related Prospectus Supplement, each
                                          class of Certificates will have a
                                          stated Certificate Principal Balance
                                          specified in the related Prospectus
                                          Supplement (the "CERTIFICATE PRINCIPAL
                                          BALANCE") and will accrue interest on
                                          such Certificate Principal Balance at
                                          a specified rate (with respect to each
                                          class of Certificates, the
                                          "CERTIFICATE RATE"). Each class of
                                          Certificates may have a different
                                          Certificate Rate, which may be a
                                          fixed, variable or adjustable
                                          Certificate Rate, or any combination
                                          of the foregoing. The related
                                          Prospectus Supplement will specify the

                                          Certificate Rate for each class of
                                          Certificates or the method for
                                          determining such Certificate Rate.

                                          With respect to a series that includes
                                          two or more classes of Certificates,
                                          as specified in the related Prospectus
                                          Supplement, each class may differ as
                                          to timing and priority of
                                          distributions, seniority, allocations
                                          of losses, Certificate Rate or amount
                                          of distributions in respect of
                                          principal or interest, and
                                          distributions in respect of principal
                                          or interest in respect of any such
                                          class or classes may or may not be
                                          made upon the occurrence of specified
                                          events or on the basis of collections
                                          from certain designated Contracts. In
                                          addition, a series may include one or
                                          more classes of Certificates ("STRIP
                                          CERTIFICATES") entitled to (i)
                                          distributions in respect of principal
                                          with disproportionate, nominal or no
                                          interest distributions or (ii)
                                          interest distributions with
                                          disproportionate, nominal or no
                                          distributions in respect of principal.

                                          If a series of securities includes
                                          classes of Notes, distributions in
                                          respect of the Certificates may be
                                          subordinated in priority of payment to
                                          payments on the Notes to the extent
                                          specified in the related Prospectus
                                          Supplement.

                                          If the Seller, the Servicer or a
                                          successor thereto exercises its option
                                          to purchase the Contracts of a Trust
                                          in the manner and on the respective
                                          terms and conditions described under
                                          "Description of the Transfer and
                                          Servicing Agreements--Termination",
                                          the outstanding Certificates will be
                                          redeemed as set forth in the related
                                          Prospectus
                                          Supplement.

THE TRUST PROPERTY....................    Unless otherwise specified in the
                                          related Prospectus Supplement, the
                                          property of each Trust (the "TRUST
                                          PROPERTY") will include: (i) a pool of
                                          motor vehicle retail installment sales
                                          contracts (the "CONTRACTS"), all of
                                          which are secured by new and/or used
                                          automobiles and/or light-duty trucks
                                          (the "FINANCED VEHICLES"), (ii)
                                          certain documents relating to the
                                          Contracts, (iii) certain monies due
                                          under the Contracts on or after the
                                          Cut-Off Date specified in the related
                                          Prospectus Supplement, (iv) security
                                          interests in the related Financed
                                          Vehicles, and the rights to receive
                                          proceeds from claims or certain
                                          related insurance policies covering
                                          the Financed Vehicles or the obligors,
                                          (v) all amounts on deposit in certain
                                          trust accounts, including the related
                                          Collection Account and any other
                                          account identified in the applicable
                                          Prospectus Supplement, including all
                                          Eligible Investments credited thereto
                                          (but excluding any investment income
                                          from Eligible Investments to be paid
                                          to the Servicer), (vi) the benefits of
                                          any form of credit enhancement
                                          identified in the applicable
                                          Prospectus Supplement, (vii) the right
                                          of the Seller to cause Onyx to
                                          repurchase certain Contracts under
                                          certain circumstances, and (viii) all
                                          proceeds of the foregoing. See "The
                                          Trusts".

                                          On or before the date of initial
                                          issuance of a series of Securities
                                          (the related "CLOSING DATE") as
                                          specified in the related Prospectus
                                          Supplement, the Seller will sell or
                                          transfer Contracts having an aggregate
                                          principal balance specified in the
                                          related Prospectus Supplement as of
                                          the date specified therein (the
                                          "CUT-OFF DATE") to
                                          the applicable Trust pursuant to, if
                                          such Trust is to be treated as an
                                          owner trust for federal income tax
                                          purposes, the related Sale and
                                          Servicing Agreement among the Seller,
                                          the Servicer and the Trust (as amended
                                          and supplemented from time to time,
                                          the "SALE AND SERVICING AGREEMENT")
                                          or, if the Trust is to be treated as a
                                          grantor trust for federal income tax
                                          purposes, the related Pooling and
                                          Servicing Agreement.

CONTRACTS.............................    Unless otherwise specified in the
                                          related Prospectus Supplement, all of
                                          the Contracts included in the Trust
                                          Property of each Trust will have been
                                          (i) originated by automobile
                                          dealerships ("DEALERS") assigned to
                                          Onyx or purchased or originated by
                                          subsidiaries of Onyx, (ii) purchased
                                          by the Seller from Onyx or from a
                                          subsidiary of Onyx (each such
                                          subsidiary, a "SELLING SUBSIDIARY")
                                          and (iii) purchased by the Trust from
                                          the Seller. See "The Onyx Portfolio of
                                          Motor Vehicle Contracts". All of the
                                          Contracts included in the Trust
                                          Property of each Trust will have been
                                          selected based upon the criteria
                                          specified in the Sale and Servicing
                                          Agreement or Pooling and Servicing
                                          Agreement, as applicable, as described
                                          herein and in the related Prospectus
                                          Supplement.

PREFUNDING ARRANGEMENTS...............    If and to the extent provided in the
                                          related Prospectus Supplement with
                                          respect to a series of Securities, the
                                          related Sale and Servicing Agreement
                                          or Pooling and Servicing Agreement may
                                          provide for a commitment by the
                                          related Trust to subsequently purchase
                                          additional Contracts ("SUBSEQUENT
                                          CONTRACTS") from the Seller following
                                          the date on which the Trust is
                                          established and the related Securities
                                          are issued (a "PREFUNDING
                                          ARRANGEMENT"). See "Prefunding
                                          Arrangements".

CREDIT AND CASH FLOW
 ENHANCEMENT..........................    If and to the extent specified in the
                                          related Prospectus Supplement, credit
                                          enhancement with respect to a Trust or
                                          any class or classes of Securities may
                                          include any one or more of the
                                          following: a surety bond or financial
                                          guarantee insurance policy (a
                                          "SECURITY INSURANCE POLICY") provided
                                          by a third-party insurer (a "SECURITY
                                          INSURER"), subordination of one or
                                          more classes of Securities to one or
                                          more other classes of securities, a
                                          reserve fund, a yield maintenance
                                          account, over-collateralization,
                                          letters of credit, credit or liquidity
                                          facilities, guaranteed investment
                                          contracts, swaps or other interest
                                          rate protection agreements, repurchase
                                          obligations, cash deposits, other
                                          agreements or arrangements with
                                          respect to third party payments, or
                                          other support. Unless otherwise
                                          specified in the related Prospectus
                                          Supplement, any form of credit
                                          enhancement will have certain
                                          limitations and exclusions from
                                          coverage thereunder, which will be
                                          described in the related Prospectus
                                          Supplement. See "Description of the
                                          Transfer and Security
                                          Agreements--Credit and Cash Flow
                                          Enhancement".

TAX STATUS............................    Unless the Prospectus Supplement
                                          specifies that the related Trust will
                                          be treated as a grantor trust and
                                          except as otherwise provided in such
                                          Prospectus Supplement, upon the
                                          issuance of the related series of
                                          Securities, Tax Counsel to such Trust
                                          will deliver an opinion to the effect
                                          that for federal income tax purposes
                                          (a) any Notes of such

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

                                          series will be characterized as debt
                                          and (b) such Trust will not be
                                          characterized as an association (or a
                                          publicly traded partnership) taxable
                                          as a corporation. In respect of any
                                          such series, each Noteholder, if any,
                                          by the acceptance of a Note of such
                                          series, will agree to treat such Note
                                          as indebtedness, and each
                                          Certificateholder, by the acceptance
                                          of a Certificate of such series, will
                                          agree to treat such Trust as a
                                          partnership in which such
                                          Certificateholder is a partner for
                                          federal income tax purposes.
                                          Alternative characterizations of such
                                          Trust and such Certificates are
                                          possible, but would not result in
                                          materially adverse tax consequences to
                                          Certificateholders.

                                          If the Prospectus Supplement specifies
                                          that the related Trust will be treated
                                          as a grantor trust and except as
                                          otherwise provided in such Prospectus
                                          Supplement, upon the issuance of the
                                          related series of Certificates, Tax
                                          Counsel to such Trust will deliver an
                                          opinion to the effect that such Trust
                                          will be treated as a grantor trust for
                                          federal income tax purposes and will
                                          not be subject to federal income tax.

                                          See "Certain Federal Income Tax
                                          Consequences" and "Certain State Tax
                                          Consequences With Respect To Trusts
                                          For Which A Partnership Election Is
                                          Made" for additional information
                                          concerning the application of federal
                                          and California tax laws.

ERISA CONSIDERATIONS..................    Subject to the considerations
                                          discussed under "ERISA Considerations"
                                          herein and in the related Prospectus
                                          Supplement, and unless otherwise
                                          specified therein, any Notes of a
                                          series and any Certificates that are
                                          issued by a Trust that is a grantor
                                          trust and are not subordinated to any
                                          other class of Certificates are
                                          eligible for purchase by employee
                                          benefit plans. Unless otherwise
                                          specified in the related Prospectus
                                          Supplement, the Certificates of any
                                          series that are subordinated to any
                                          other Security of that series may not
                                          be acquired by any employee benefit
                                          plan subject to the Employee
                                          Retirement Income Security Act of
                                          1974, as amended ("ERISA"), or by any
                                          individual retirement account. See
                                          "ERISA Considerations" herein and in
                                          the related Prospectus Supplement.

RATING................................    It will be a condition to the issuance
                                          of each class of Securities specified
                                          as being offered by the related
                                          Prospectus Supplement that such class
                                          of Securities be rated in one of the
                                          four highest generic rating categories
                                          established for such Securities by at
                                          least one nationally recognized
                                          statistical rating agency (each such
                                          rating agency that rates a class of
                                          Securities being referred to herein as
                                          a "RATING AGENCY").

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

                                  RISK FACTORS

CERTAIN LEGAL ASPECTS -- THE CONTRACTS; SECURITY INTERESTS IN FINANCED VEHICLES

        Each transfer of Contracts to a Trust will be subject to the perfection requirements of the Uniform Commercial Code ("UCC"), as in effect in California. The Seller will take or cause to be taken such action as is required to perfect such Trust's rights in the applicable Contracts and will warrant that the Trust has good title, free and clear of liens and encumbrances, to each Contract on the date such Contract is transferred to the Trust. Except as otherwise specified in the related Prospectus Supplement, the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, will, subject to the satisfaction of any conditions specified in the applicable agreement, permit the Servicer to hold the Contracts on behalf of the Trustee after the filing of UCC-1 financing statements relating to the perfection of such Trust's security interest in the Contracts. Accordingly, if Onyx or the Seller sell and deliver a Contract to another purchaser, there is a risk that the purchaser could acquire an interest in the Contract superior to the interest of such Trust and the Securityholders. Onyx will agree in the Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, to take all necessary action to preserve and protect such Trust's ownership interest in the Contracts.

        The Seller will represent that each Contract is secured by a Financed Vehicle. After a Contract is purchased by Onyx, or purchased or originated by a subsidiary of Onyx, and the appropriate application is processed by the department of motor vehicles or similar state agency responsible for vehicle records in the state in which the Contract was originated, the certificate of title (or computerized title record in the case of certain of the Contracts originated in California, for which there will be no paper certificates of title) to the Financed Vehicle securing the Contract will show Onyx or such subsidiary as the secured party holding a lien in the Financed Vehicle. When the Contracts are sold to the Seller and then to a Trust, Onyx or such subsidiary will remain the secured party named on the related certificates of title (or computerized title records in the case of certain Contracts originated in California), and such certificates (or electronic records) will not be endorsed or otherwise marked to identify the related Trustee (or, if applicable, the related Indenture Trustee) as secured party, due to the administrative burden and expense of applying to the department of motor vehicles or similar state agency in each of the states of Contract origination to identify the Trustee (or, if applicable, the related Indenture Trustee) as secured party, and because retaining Onyx's or such subsidiary's name as secured party enables Onyx to more efficiently service the Contracts. Even though a Trust will not be identified as secured party with respect to the Financed Vehicles relating to the Contracts transferred to it, because such Trust will have a security interest in such Contracts, it will be the beneficial owner of the security interests in the related Financed Vehicles (which security interests, in the case of a series of Securities including one or more classes of Notes, will be pledged to the related Indenture Trustee). There exists a risk, however, in not identifying such Trust (or, if applicable, the related Indenture Trustee) as the new secured party on the certificate of title (or computerized title record) that, through fraud or negligence, the security interest of such Trust could be released. Moreover, statutory liens for repairs or unpaid taxes may have priority even over perfected security interests in the Financed Vehicles. See "Certain Legal Aspects of the Contracts".

CERTAIN LEGAL ASPECTS -- BANKRUPTCY CONSIDERATIONS

        It is intended by Onyx, each Selling Subsidiary and the Seller that each transfer of Contracts by Onyx or a Selling Subsidiary to the Seller constitute a "true sale" of the applicable Contracts to the Seller. If such a transfer constitutes a "true sale," the applicable Contracts and the proceeds thereof would not be part of Onyx's or such Selling Subsidiary's bankruptcy estate should it become the subject of a bankruptcy case subsequent to the transfer of such Contracts to the Seller.

        Onyx and the Seller have taken and will take steps in structuring the transactions contemplated hereby that are intended to ensure that the voluntary or involuntary application for relief by Onyx under the United States Bankruptcy Code or similar state laws ("INSOLVENCY LAWS") will not result in consolidation of the assets and liabilities of the Seller with those of Onyx. These steps include the creation of the Seller as a separate, limited purpose subsidiary pursuant to a certificate of incorporation containing certain limitations (including restrictions on the nature of the Seller's business and a restriction on the Seller's ability to commence a voluntary case or proceeding under any Insolvency Law without the prior unanimous affirmative vote of all of its directors). However, there can be no assurance that the activities of the Seller would not result in a court concluding that the assets and liabilities of the Seller should be consolidated with those of Onyx in a proceeding under any Insolvency Law. If a court were to reach such a conclusion, then delays in payments or distributions in respect of the Securities could occur or reductions in the amounts of such payments or distributions could result. See "The Seller". Unless otherwise provided in the related Prospectus Supplement, notwithstanding the holding by a court that the assets and liabilities of the Seller should be consolidated with those of Onyx in a proceeding under any insolvency law, any related Security Insurer will remain unconditionally and irrevocably obligated under the applicable Security Insurance Policy to guarantee principal and interest payments and distributions on each Distribution Date.

        With respect to the Trust Property, the related Trustee, the indenture trustee, if any, the Seller, the Servicer and all Securityholders will covenant that they will not at any time institute against the Seller or the Issuer any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

PREPAYMENT CONSIDERATIONS

        The weighted average life of the Securities of any series will generally be influenced by the rate at which the principal balances of the related Contracts are paid, which payment may be in the form of scheduled amortization or prepayments. Prepayments on Simple Interest Contracts will shorten the average life of such Contract and, therefore, of the series of Securities related to such Contracts, because they will be paid or distributed to the related Securityholders on the Distribution Date immediately following the Collection Period in which such prepayments are received. Partial prepayments on Rule of 78's Contracts will be treated as Payaheads and accordingly will not affect the average life of such Contracts because such payments will be held in the name of the related Trustee (or, if applicable, the related Indenture Trustee), acting on behalf of the related obligors and Securityholders, as their interest may appear, until paid or distributed in accordance with the original schedule of payments for such Contracts.

        Onyx has limited historical experience with respect to prepayments, and is not aware of publicly available industry statistics that set forth principal prepayment experience for retail installment sales contracts similar to the Contracts. Onyx can make no prediction as to the actual prepayment rates that will be experienced on the Contracts in either stable or changing interest rate environments. See "Maturity and Prepayment Considerations".

SUBORDINATION; LIMITED ASSETS

        To the extent specified in the related Prospectus Supplement (i) distributions of interest and principal on one or more classes of Certificates of a series may be subordinated in priority of payment to interest and principal due on one or more classes of the Notes, if any, of such series or on one or more other classes of Certificates of such series and (ii) payments of interest and principal on one or more classes of Notes of a series may be subordinated in priority of payment to interest and principal due on one or more of the other classes of Notes of such Series. Moreover, each Trust will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the related Contracts and the other assets described in the related Prospectus Supplement. The Notes of any series will represent obligations solely of, and the Certificates of any series will represent interests solely in, the related Trust and neither the Notes nor the Certificates of any series will be insured or guaranteed by the Seller or the Servicer or any of their respective affiliates, the applicable Trustee, any Indenture Trustee or, except as specified in the related Prospectus Supplement, any other person or entity. Consequently, holders of the Securities of any series must rely for repayment upon payments on the related Contracts and, if and to the extent available, amounts available from the other assets specified in the related Prospectus Supplement.

CONSUMER PROTECTION LAWS

        The Contracts will be subject to federal and state consumer protection laws which impose requirements with respect to the making, transfer, acquisition, enforcement and collection of consumer loans. Such laws, as well as any new laws or rules which may be adopted, may adversely affect the Servicer's ability to collect on the Contracts. Any failure by the originator thereof to have complied, or the Servicer to comply, with such requirements could adversely affect the enforceability of the Contracts. With respect to each series of Securities, the Seller will make representations and warranties relating to the validity and enforceability of the related Contracts and its compliance with applicable law in connection with its performance of the transactions contemplated by the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable. Pursuant thereto, if the applicable Trust's interest in a Contract is

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

materially and adversely affected by the failure of such Contract to comply with the applicable requirements of any consumer protection law, the Seller will be obligated to repurchase such Contract. The sole remedy if any such representation or warranty is not complied with and such noncompliance continues beyond the applicable cure period will be that the Contracts affected thereby will be required to be repurchased by the Seller. See "Description of the Transfer and Servicing Agreements -- Repurchase of Contracts" and "Certain Legal Aspects of the Contracts --Repurchase Obligation".

BOOK-ENTRY REGISTRATION

        Unless otherwise specified in the related Prospectus Supplement, Security Owners will hold their Certificates or Notes, as applicable, through the Depository Trust Company ("DTC"). Transfers within DTC will be in accordance with DTC's usual rules and operating procedures So long as the Securities are book-entry Securities ("BOOK-ENTRY SECURITIES"), such Securities will be evidenced by one or more certificates registered in the name of a Participant of DTC as the nominee of DTC. No Security Owner will be entitled to receive a definitive certificate representing such person's interest, except in the event that Definitive Securities are issued under the limited circumstances described herein. Unless and until Definitive Securities for such series are issued, holders of such Securities will not be recognized by the related Trustee (or, if applicable, the related Indenture Trustee) as "CERTIFICATEHOLDERS", "NOTEHOLDERS" or "SECURITYHOLDERS", as the case may be (as such terms are used herein or in the related Pooling and Servicing Agreement or related Indenture and Trust Agreement, as applicable). Hence, until Definitive Securities are issued, holders of such Securities will only be able to exercise the rights of Securityholders indirectly through DTC and its Participants. See "Description of the Securities--Book-Entry Registration".

        Since transactions in the Securities can be effected only through DTC, Participants, Indirect Participants and certain banks, the ability of the beneficial owner thereof to pledge such Securities to persons or entities that do not participate in DTC, or otherwise to take actions in respect of such Securities, may be limited due to lack of a physical certificate representing such Securities.

        Beneficial owners of Securities may experience some delay in their receipt of payments or distributions of interest and principal since such payments or distributions will be provided by the related Trustee (or, if applicable, the related Indenture Trustee) to DTC and DTC will credit such payments or distributions to the accounts of its Participants, which will thereafter credit them to the accounts of the beneficial owners thereof either directly or indirectly through Indirect Participants.


                                   THE TRUSTS

        With respect to each series of Securities, the Seller will establish a separate Trust pursuant to the respective Trust Agreement or Pooling and Servicing Agreement, as applicable, for the transactions described herein and in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the property of each Trust (the "TRUST PROPERTY") will include: (i) the related Contracts, (ii) certain documents relating to such Contracts, (iii) certain monies due under such Contracts on or after the related Cut-Off Date, (iv) security interests in the related Financed Vehicles and the rights to receive certain proceeds from claims on certain related insurance policies covering such Financed Vehicles or the related obligors, (v) all amounts on deposit in certain trust accounts, including the related Collection Account and any other account identified in the related Prospectus Supplement, including all Eligible Investments credited thereto (but excluding any investment income from Eligible Investments to be paid to the Servicer or as otherwise specified in the related Prospectus Supplement), (vi) the right of the Seller to cause Onyx to repurchase certain Contracts under certain circumstances, and (vii) all proceeds of the foregoing. To the extent specified in the related Prospectus Supplement, a Security Insurance Policy, reserve fund or other form of credit enhancement may be a part of the property of any given Trust or may be held by the Trustee or an Indenture Trustee for the benefit of holders of the related Securities.

        Prior to formation, each Trust will have had no assets or obligations. After formation, each Trust will not engage in any activity other than acquiring and holding the related Contracts, issuing the related Securities, distributing payments in respect thereof and as otherwise described herein, in the related Prospectus Supplement and in the Trust

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

Agreement or Pooling and Servicing Agreement, as applicable. Each Trust will not acquire any Motor Vehicle Contracts or assets other than the Trust Property.

        The principal offices of each Trust that is not a grantor trust and the related Trustee will be specified in the applicable Prospectus Supplement.


                                   THE TRUSTEE

        The Trustee for each Trust and, if applicable, the Indenture Trustee, will be specified in the related Prospectus Supplement. The Trustee's and, if applicable, the Indenture Trustee's liability in connection with the issuance and sale of the related Securities will be limited solely to the express obligations of such Trustee or Indenture Trustee set forth in the related Trust Agreement, Sale and Servicing Agreement, and Indenture or the related Pooling and Servicing Agreement, as applicable. A Trustee or Indenture Trustee with respect to a series of Securities may resign or be removed under the circumstances specified in the related Prospectus Supplement. Any resignation or removal of a Trustee or Indenture Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by such successor.


                  THE ONYX PORTFOLIO OF MOTOR VEHICLE CONTRACTS

PURCHASE AND ORIGINATION OF MOTOR VEHICLE CONTRACTS

        Onyx's portfolio of retail installment sales contracts and installment loan agreements are secured by new and used automobiles and light-duty trucks ("MOTOR VEHICLE CONTRACTS"). Onyx targets the prime auto lending market because it believes that prime lending produces greater origination and operating efficiency than does sub-prime lending. Onyx focuses on late model used, rather than new, vehicles, as management believes the risk of loss on used vehicles is lower due to lower depreciation rates, while interest rates are typically higher. In addition, Onyx believes that the late model used motor vehicle finance market is growing at a faster rate than is the finance market for new motor vehicles. Onyx has three prime auto lending programs: the "Premier", the "Preferred" and the "Standard" Programs. The Premier Program allows Onyx to market lower interest rates in order to capture customers of superior credit quality. The Preferred Program allows Onyx to offer Motor Vehicle Contracts at higher interest rates to borrowers with proven credit quality. The Standard Program allows Onyx to assist qualified borrowers, who may have experienced previous credit problems or have not yet established a significant credit history, at interest rates higher than the Premier and Preferred Programs.

        Motor Vehicle Contracts in Onyx's portfolio are purchased by Onyx from Dealers that originate such contracts, purchased by a subsidiary of Onyx from credit unions that originate such contracts, or originated by Onyx or a subsidiary of Onyx. Unless otherwise specified in the related Prospectus Supplement (i) substantially all of the Contracts included in the Trust Property of a Trust will have been purchased by Onyx from new and used car Dealers unaffiliated with Onyx and the Seller, and a limited number of Contracts will have been purchased or originated by subsidiaries of Onyx and (ii) all of such Contracts will have been sold to the Seller and then to such Trust. Onyx currently has agreements with over 3,738 Dealers, of which approximately 90.08% are franchised new car dealerships and approximately 9.92% are independent used car dealerships. The Dealers are located in metropolitan areas in over 18 states in which the Motor Vehicle Contracts are or will be originated. Each Dealer or credit union from which Onyx or a subsidiary of Onyx purchases Motor Vehicle Contracts has entered into an agreement with Onyx or such subsidiary whereby the applicable seller represents that it will comply with federal and state laws regarding motor vehicle financing, that such seller will obtain the requisite financial information required of the obligor in order to extend credit, and that such seller will truthfully disclose to Onyx or such subsidiary such financial information, the identity of the obligor and other information in connection with the loan transaction. The Dealers with whom Onyx has agreements and Dealers with whom Onyx would like to have agreements are regularly contacted by Onyx account managers by telephone and in person in an effort to obtain a continued supply of Motor Vehicle Contracts for Onyx to purchase. Before purchasing Motor Vehicle Contracts from independent used car Dealers, Onyx completes a credit review of the Dealer's financial condition (including a review of financial information provided by the Dealer and a Dun & Bradstreet report on the Dealer) and a review of the underwriting criteria used by the Dealer. The payment obligations of the obligor under each Motor Vehicle Contract are secured by the vehicle purchased with the loan proceeds provided under that Motor Vehicle Contract.

        Onyx services all of the Motor Vehicle Contracts and initially will serve as the primary servicer of the Contracts included in the Trust Property of a Trust after such Contracts are sold by the Seller to such Trust. The servicing functions performed by Onyx include customer service, document filekeeping, computerized account record keeping, vehicle title processing and collections.

UNDERWRITING OF MOTOR VEHICLE CONTRACTS

        Onyx underwrites Motor Vehicle Contracts purchased from Dealers through its twelve regional contract purchasing offices ("AUTO FINANCE CENTERS"), five of which are in California and one in each of Arizona, Florida, Georgia, Illinois, Michigan, Nevada and Washington. Motor Vehicle Contracts purchased from Dealers in other states are generally purchased by the Auto Finance Center that is geographically most proximate to the state of origination. In the case of Motor Vehicle Contracts originated by a subsidiary of Onyx, such Motor Vehicle Contracts are underwritten at the Irvine, California Auto Finance Center location. Each Motor Vehicle Contract is fully amortizing and provides for level payments over its term with the portion of principal and interest of each level payment determined either on the basis of the Rule of 78's or the Simple Interest Method. See "The Contracts".

        To evaluate the potential purchase of a Motor Vehicle Contract originated by a Dealer, Onyx reviews the application package received from such Dealer, or in the case of Motor Vehicle Contracts purchased or originated by a subsidiary of Onyx, such subsidiary reviews the application package received from the originating credit union or the obligor, that in any case sets forth the obligor's income, liabilities, credit and employment history, and other personal information, as well as a description of the financed vehicle that secures the Motor Vehicle Contract. Most credit applications are not made on forms provided by Onyx or a subsidiary of Onyx. However, Onyx or a subsidiary of Onyx reviews the related application for completeness and for compliance with Onyx's underwriting guidelines and applicable federal and state consumer statutes and regulations. To evaluate credit applications, Onyx or a subsidiary of Onyx reviews information in the application and from credit bureau reports obtained by Onyx or such subsidiary.

        Each proposed Motor Vehicle Contract is evaluated using uniform underwriting standards developed by Onyx. These underwriting standards are intended to assess the obligor's ability to repay all amounts due under the Motor Vehicle Contract and the adequacy of the related financed vehicle as collateral, based upon a review of the information contained in the Motor Vehicle Contract application. Among the criteria considered by credit managers of Onyx and its subsidiaries in evaluating the individual applications are (i) stability of the obligor with specific regard to the obligor's occupation, length of employment and length of residency, (ii) the obligor's payment history based on information known directly or as provided by various credit reporting agencies with respect to present and past debt, (iii) a debt service-to-gross monthly income ratio test, and (iv) the principal amount of the Motor Vehicle Contract taking into account the age, type and market value of the related financed vehicle. The general policy of Onyx and its subsidiaries has been not to allow an obligor's debt service-to-gross monthly income ratio to exceed 45%.

        After review of an application, a credit manager, via an electronic system, communicates an appropriate decision to the applicable Dealer or credit union, or by telephone or otherwise to the obligor in the case of Motor Vehicle Contracts originated by a subsidiary of Onyx, specifying approval (subject to the receipt of the required documentation), denial or a counter-offer on the proposed Motor Vehicle Contract. If the response to the Dealer, credit union or obligor requires stipulations to the approval (including an additional downpayment, reduction in the term of the financing, or the addition of a co-signer to the Motor Vehicle Contract), these are communicated concurrently to the Dealer, credit union or obligor, and become a condition of the approval. Subsequent to approval, if Onyx or a subsidiary of Onyx is the chosen source of financing, Onyx or such subsidiary will obtain the necessary documentation for processing, which consists of the following: (i) a signed application; (ii) the only original and a copy of the executed Motor Vehicle Contract; (iii) an agreement by the obligor to provide insurance; (iv) a report of sale or guarantee of title; (v) an application for registration; (vi) a co-signer notification (if applicable); (vii) a copy of any supplemental warranty purchased with respect to the financed vehicle; (viii) acceptable vehicle valuation documentation; and (ix) any other required documentation.


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

        Once the appropriate documentation is in hand for funding, the file relating to the Motor Vehicle Contract is ready to forward to a contract processor for a pre-funding audit. The contract processor (who is employed by Onyx or one of its subsidiaries) then audits such documents for completeness and consistency with the application, providing final approval for purchase of the Motor Vehicle Contract once these requirements have been satisfied (subject to the receipt of the required documentation).

        The amount advanced by Onyx or a subsidiary of Onyx under any Motor Vehicle Contract does not exceed (i) for a new financed vehicle, the manufacturer's suggested retail price plus taxes, title and license fees, extended warranty (if any) and credit insurance, or (ii) for a used financed vehicle, the value assigned by a nationally recognized used car value guide, plus taxes, title and license fees and extended warranty (if any). However, the actual amount advanced for a Motor Vehicle Contract is often less than the maximum permissible amount depending on a number of factors, including the length of the Motor Vehicle Contract term and the model and year of the related financed vehicle. These adjustments are made to assure that the related financed vehicle constitutes adequate collateral to secure the Motor Vehicle Contract. Under no circumstances is the amount advanced for a Motor Vehicle Contract greater than the amount payable by the obligor with respect to the purchase of the related financed vehicle.

        Periodically, Onyx makes a detailed analysis of its portfolio of Motor Vehicle Contracts (including Motor Vehicle Contracts purchased or originated by its subsidiaries) to evaluate the effectiveness of Onyx's credit guidelines. If external economic factors, credit delinquencies or credit losses change, Onyx adjusts its credit guidelines to maintain the asset quality deemed acceptable by Onyx's management. Onyx reviews, on a daily basis, the quality of its Motor Vehicle Contracts by conducting audits of certain randomly selected Motor Vehicle Contracts to ensure compliance with established policies and procedures.

INSURANCE

        Each related Motor Vehicle Contract requires the obligor to obtain comprehensive and collision insurance with respect to the related financed vehicle with Onyx or a subsidiary of Onyx as a loss payee. Onyx tracks whether obligors maintain the required insurance.

COLLECTION PROCEDURES

        Collection activities with respect to delinquent Motor Vehicle Contracts are performed by Onyx at its Irvine Collection Center. Collection activities include prompt investigation and evaluation of the causes of any delinquency. An obligor is considered delinquent when he or she has failed to make at least 90% of a scheduled payment under the Motor Vehicle Contract within 30 days of the related due date (each a "DUE DATE").

        To automate its collection procedures, Onyx uses features of the computer system of its third party service bureau, Online Computer Systems, Inc. ("OCS") to provide tracking and notification of delinquencies. The collection system provides relevant obligor information (for example, current addresses, phone numbers and loan information) and records of all Motor Vehicle Contracts. The system also records an obligor's promise to pay and affords supervisors the ability to review collection personnel activity and to modify collection priorities with respect to Contracts. Onyx utilizes a predictive dialing system located at the Irvine Collection Center to make phone calls to obligors whose payments are past due by more than eight days but less than 30 days. The predictive dialer is a computer-controlled telephone dialing system which dials phone numbers of obligors from a file of records extracted from Onyx's database. By eliminating time wasted on attempting to reach obligors, the system gives a single collector, on average, the ability to speak with and work 200 to 250 accounts per day. Once a live voice responds to the automated dialer's call, the system automatically transfers the call to a collector and the relevant account information to the collector's computer screen. The system also tracks and notifies collections management of phone numbers that the system has been unable to reach within a specified number of days, thereby promptly identifying for management all obligors who cannot be reached by telephone.

        Once an Obligor is 20 days or more delinquent, the account is assigned to a specific collector at the Irvine Collection Center who will have primary responsibility for such delinquent account until it is resolved. To expedite collections from late paying obligors, Onyx uses Western Union "Quick Collect," which allows an obligor to pay at numerous locations any late payments which are in turn wired daily to Onyx's lockbox account by Western Union. Onyx

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

also uses an automatic payment system that allows an obligor to authorize Onyx to present a draft on the obligor's bank account directly to the obligor's bank for payment to Onyx.

        Generally, after a scheduled payment under a Motor Vehicle Contract continues to be past due for between 45 and 60 days, Onyx will initiate repossession of the financed vehicle. However, if the applicable Motor Vehicle Contract is deemed uncollectible, if the related financed vehicle is deemed by collection personnel to be in danger of being damaged, destroyed or made unavailable for repossession, or if the related obligor voluntarily surrenders the related financed vehicle, Onyx may repossess the related Financed Vehicle without regard to the length or existence of payment delinquency. Repossessions are conducted by third parties who are engaged in the business of repossessing vehicles for secured parties. Under the laws of California and most other states in which Motor Vehicle Contracts are originated, after repossession, the obligor generally has an additional period of 10 to 15 days to redeem a financed vehicle before it may be resold by Onyx in an effort to recover the balance due under the Motor Vehicle Contract.

        Losses may occur in connection with delinquent Motor Vehicle Contracts and can arise in several ways, including inability to locate the related financed vehicle or the obligor, or because of a discharge of the obligor in a bankruptcy proceeding. The current policy of Onyx is to recognize losses at the time a Motor Vehicle Contract is deemed uncollectible or during the month a scheduled payment under a Motor Vehicle Contract becomes 120 days or more past due, whichever occurs first.

        Upon repossession and sale of a financed vehicle, any deficiency remaining is pursued against the Obligor to the extent deemed practical by Onyx and to the extent permitted by law. The loss recognition and collection policies and practices of Onyx may change over time in accordance with Onyx's business judgment. However, the Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, will require that Onyx service the Contracts and collect all amounts due using reasonable care and in at least the same manner as it services and collects amounts due with respect to Motor Vehicle Contracts serviced by it for its own account.

MODIFICATIONS AND EXTENSIONS

        Onyx offers certain credit-related extensions to obligors. Generally, these extensions are offered only when (i) Onyx believes that the obligor's financial difficulty has been resolved or will no longer impair the Obligor's ability to make future payments, (ii) the extension will result in the Obligor's payments being brought current, (iii) the total number of credit-related extensions granted on the Motor Vehicle Contract will not exceed three and the total credit-related extensions granted on the Motor Vehicle Contract will not exceed three months in the aggregate, (iv) there has been no more than one credit-related extension granted on the Motor Vehicle Contract in the immediately preceding twelve months, and (v) Onyx (or its assignee) had held the Motor Vehicle Contract for at least six months. Any deviation from this policy requires the concurrence of a collection supervisor and Onyx's collection manager and the Executive Vice President, Collections.

DELINQUENCY AND LOAN LOSS INFORMATION

        Certain information concerning the experience of Onyx pertaining to delinquencies, loan losses and recoveries with respect to its portfolio of Motor Vehicle Contracts (including receivables previously sold which Onyx continues to service) will be set forth in each Prospectus Supplement. There can be no assurance that the delinquency, loan loss and recovery experience on any Contracts related to a series of Securities will be comparable to prior experience or to such information.


                                  THE CONTRACTS

        Unless otherwise specified in the related Prospectus Supplement (i) all of the Contracts will have been purchased by the Seller from Onyx or a Selling Subsidiary and (ii) substantially all of the Contracts will have been purchased by Onyx from new and used car Dealers unaffiliated with Onyx or the Seller, and a limited number of Contracts will have been purchased or originated by subsidiaries of Onyx. See "The Onyx Portfolio of Motor Vehicle Contracts". Unless otherwise specified in the related Prospectus Supplement, each of the Contracts included in the Trust Property of a Trust will be a fixed rate contract where the allocation of each payment between interest and principal is

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

calculated using the Rule of 78's (the "RULE OF 78'S CONTRACTS") or the Simple Interest Method (the "SIMPLE INTEREST CONTRACTS"). Rule of 78's Contracts provide for the payment by the obligor of a specified total amount of payments, payable in equal monthly installments, which total represents the principal amount financed plus add-on interest in an amount calculated as if such Contract were a self-amortizing, level-yield Contract bearing interest at a per annum rate equal to the stated annual percentage rate as set forth in the Contract ("APR"). Under the Rule of 78's, the amount of each payment allocable to interest on a Contract is determined by multiplying the total amount of add-on interest payable over the term of the Contract by a fraction derived as described below. The fraction used in the calculation of add-on interest earned each month under a Rule of 78's Contract has as its denominator a number equal to the sum of a series of numbers representing the total number of monthly payments due under such Contract. For example, with a Rule of 78's Contract providing for 12 payments, the denominator of each month's fraction will be 78, the sum of the series of numbers from 1 to 12. The numerator of the fraction for a given month is the number of payments remaining before giving effect to the payment to which the fraction is being applied. Accordingly, in the example of a twelve-payment Rule of 78's Contract, the fraction for the first payment is 12/78, for the second payment 11/78, for the third payment 10/78, and so on through the final payment, for which the fraction is 1/78. The applicable fraction is then multiplied by the total add-on interest payment over the entire term of such Contract, and the resulting amount is the amount of add-on interest earned that month. The difference between the amount of the monthly payment by the obligor and the amount of earned add-on interest calculated for the month is applied to principal reduction.

        For Simple Interest Contracts, interest due is calculated on the Due Date based on the actual principal balance of the Contract on that date (the "SIMPLE INTEREST METHOD"). For such Contracts, interest accrued as of the Due Date is paid first, and then the remaining payment is applied to the unpaid principal balance. Accordingly, if an obligor pays the fixed monthly installment in advance of the Due Date, the portion of the payment allocable to interest for the period since the preceding payment will be less than it would be if the payment were made on the Due Date, and the portion of the payment allocable to reduce the principal balance will be correspondingly greater. Conversely, if an obligor pays the fixed monthly installment after its Due Date, the portion of the payment allocable to interest for the period since the preceding payment will be greater than it would be if the payment were made on the Due Date, and the portion of the payment allocable to reduce the principal balance will be correspondingly smaller. When necessary, an adjustment is made at the maturity of the Contract to the scheduled final payment to reflect the larger or smaller, as the case may be, allocations of payments to the amount financed under the Contract as a result of early or late payments, as the case may be.

        Unless otherwise specified in the related Prospectus Supplement, the purchase price paid by each Trust for each Contract included in the Trust Property of such Trust will reflect the principal balance of such Contract as of the Cut-Off Date, calculated either under the Rule of 78's or the Simple Interest Method. For each of the Contracts the term "CUTOFF DATE SCHEDULED BALANCE" means the principal balance of such Contract as of the Cut-Off Date. For Rule of 78's Contracts a greater portion of the early payments under a Contract is allocated to interest than would be the case using the actuarial method. Therefore, the Cut-Off Date Scheduled Balance of each Rule of 78's Contract will exceed the amount that would have been its principal balance as of the Cut-Off Date if each such Rule of 78's Contract had been amortized from origination under the actuarial method. The related Trustee (or, if applicable, Indenture Trustee) and the Servicer will account for interest and principal on the Rule of 78's Contracts using the actuarial method, but based on the Cut-Off Date Scheduled Balance. The remaining payments due on a Rule of 78's Contract will not be sufficient to amortize the Cut-Off Date Scheduled Balance of such Contract at a yield equal to its APR. Accordingly, in order to amortize the Cut-Off Date Scheduled Balance over the remaining term of the Rule of 78's Contract using the actuarial method of accounting, the Servicer will recompute the effective yield of such Contract based on the remaining payments due and the Cut-Off Date Scheduled Balance (such yield, stated as a per annum rate, the "RECOMPUTED YIELD") and will allocate each scheduled payment of principal and interest ("MONTHLY P&I") between principal and interest on each Rule of 78's Contract based on the Cut-Off Date Scheduled Balance and the Recomputed Yield for such Contract (such method, the "RECOMPUTED ACTUARIAL METHOD").

        Additional information with respect to the Contracts relates to any series of Securities will be set forth in the related Prospectus Supplement, including, to the extent appropriate, the composition, the distribution by APR and by the states of origination, the portion of such Contracts consisting of Simple Interest Contracts and Rule of 78's Contracts, and the portion of such Contracts secured by new vehicles and by used vehicles.

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

                             PREFUNDING ARRANGEMENTS

        To the extent provided in the related Prospectus Supplement for a series of Securities, the related Trust Agreement, Sale and Servicing Agreement and Indenture or the related Pooling and Servicing Agreement, as applicable, may provide for a commitment by the related Trust to subsequently purchase additional Contracts ("SUBSEQUENT CONTRACTS") from the Seller following the date on which the Trust is established and the related Securities are issued (a "PREFUNDING ARRANGEMENT"). With respect to a series of Securities, the Prefunding Arrangement will require that any Subsequent Contracts transferred to the Trust conform to the requirements and conditions provided in the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable. If a Prefunding Arrangement is utilized in connection with the issuance of a series of Securities, the Servicer will establish an account in the name of the related Trustee or Indenture Trustee, as applicable, for the benefit of the Securityholders into which all or a portion of the net proceeds received from the sale of the Securities (the "PREFUNDED AMOUNT") will be deposited and from which monies will be released during a specified period to purchase subsequent Contracts from the Seller (the "PREFUNDING ACCOUNT"). Upon each conveyance of Subsequent Contracts to the applicable Trust, an amount equal to the purchase price paid by the Seller to Onyx, or a Selling Subsidiary, for such Subsequent Contracts will be released from the Prefunding Account and paid to the Seller.

        The utilization of a Prefunding Arrangement for a series of Securities is intended to improve the efficiency of the issuance of such Securities and the sale of the Contracts to the related Trust through the incremental delivery of the applicable Contracts on the Closing Date and during a specified period following the Closing Date for such series of Securities, which allows for a more even accumulation of the Contracts by the Seller and by Onyx and the Selling Subsidiary and the issuance of a larger principal amount of Securities than would be the case without a Prefunding Arrangement.


                     MATURITY AND PREPAYMENT CONSIDERATIONS

        The Contracts will be prepayable in full by the obligors at any time without penalty. Prepayments on Simple Interest Contracts included in the Trust Property of a Trust will be paid or distributed to the related Securityholders on the Distribution Date following the Collection Period in which they are received. Partial prepayments on Rule of 78's Contracts however will be treated as Payaheads and will not be paid or distributed until the Collection Period in which such payments are due or until the amount of such partial prepayment equals the amount the obligor would be required to pay in order to prepay the Contract in full. See "Description of the Transfer and Servicing Agreements -- Payahead Account". To the extent that any Contract included in the Trust Property of a Trust is prepaid in full ("FULL PREPAYMENT"), whether by the obligor, or as the result of a purchase by the Servicer or a repurchase by the Seller or otherwise, the actual weighted average life of the Contracts included in the Trust Property of such Trust will be shorter than a weighted average life calculation based on the assumptions that payments will be made on schedule and that no prepayments will be made. Weighted average life means the average amount of time in which each dollar of principal on a Contract is repaid. Full Prepayments may also result from liquidations due to default, receipt of proceeds from theft, physical damage, credit life and credit disability insurance policies, repurchases by the Seller as a result of the failure of a Contract to meet certain criteria set forth in the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, or purchases by the Servicer as a result of a breach of certain of its covenants with respect to the Contracts made by it in the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable. In addition, early retirement of the Securities may be effected by the option of the Servicer to purchase the remaining Contracts included in the Trust Property of the Trust on any Distribution Date as of which the related Pool Balance (after giving effect to the principal payments and distributions otherwise to be made on such Distribution Date) has declined to the percentage of the Original Pool Balance specified in the related Prospectus Supplement. See "Description of the Transfer and Servicing Agreements -- Repurchase of Contracts".

        The rate of Full Prepayments by obligors on the Contracts may be influenced by a variety of economic, social and other factors, including the fact that an obligor may not sell or transfer the Financed Vehicle securing a Contract without the consent of the Servicer. These factors may also include unemployment, servicing decisions, seasoning of loans, destruction of vehicles by accident, sales of vehicles and market interest rates.


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

        California law, and the law of some other states, require that retail installment sales contracts such as the Contracts permit full prepayment without penalty. Any Full Prepayments reduce the average life of the Contracts. The Servicer will permit the sale or other transfer of a Financed Vehicle without accelerating the maturity of the related Contract if such Contract is assumed by a person satisfying Onyx's then current underwriting standards. See "The Onyx Portfolio of Motor Vehicle Contracts -- Underwriting of Motor Vehicle Contracts".

        Onyx has limited historical experience with respect to prepayments and is not aware of publicly available industry statistics that set forth principal prepayment experience for retail installment sales contracts similar to the Contracts. Onyx can make no prediction as to the actual prepayment rates that will be experienced on the Contracts included in the Trust Property of any Trust in either stable or changing interest rate environments. Securityholders of each series will bear all reinvestment risk resulting from the rate of prepayment of the Contracts included in the Trust Property of the related Trust.


                        POOL FACTOR AND POOL INFORMATION

        The "Pool Factor" will be a six-digit decimal which the Servicer will compute each month indicating the Pool Balance at the end of the month as a fraction of the aggregate principal balance of the Contracts as of the Cut-Off Date (the "ORIGINAL POOL BALANCE"). The Pool Factor will be 1.000000 as of the Closing Date; thereafter, the Pool Factor will decline to reflect reductions in the aggregate principal balance of the related Contracts (the "POOL BALANCE"). The amount of a Noteholder's or Certificateholder's pro rata share of the Pool Balance for a given month can be determined by multiplying the original denomination of such holder's Security by the Pool Factor for that month.

        With respect to each Trust, unless otherwise provided in the related Prospectus Supplement, the related Securityholders will receive monthly reports from the Trustee concerning payments received on the Contracts, the Pool Balance, the Pool Factor, and various other items of information. Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Description of the Securities--Statements to Securityholders".


                                 USE OF PROCEEDS

        Unless otherwise provided in the related Prospectus Supplement, the net proceeds to be received by the Seller from the sale of Securities of a given series will be used to repay certain indebtedness incurred in connection with its acquisition of the Contracts and to pay certain other expenses in connection with the pooling of the Contracts and the issuance of such Securities.


                                   THE SELLER

        The Seller is a wholly-owned, limited purpose finance subsidiary of Onyx which was incorporated under the laws of the State of Delaware on July 28, 1994 and has a limited operating history. The principal office of the Seller is located at 8001 Irvine Center Drive, 6th Floor, Irvine, CA 92618. The telephone number of such office is (949) 450-5500.

        The Seller was organized principally for the purpose of purchasing retail installment sales contracts from Onyx in connection with its activities as a finance subsidiary of Onyx. The Seller was organized for limited purposes, and its certificate of incorporation limits its activities to purchasing Motor Vehicle Contracts from Onyx and transferring such Motor Vehicle Contracts to third parties and any activities incidental to and necessary or convenient for the accomplishment of such purposes.

        Onyx and the Seller have taken and will take steps in structuring the transactions contemplated hereby that are intended to ensure that the voluntary or involuntary application for relief by Onyx under any Insolvency Law will not result in consolidation of the assets and liabilities of the Seller with those of Onyx. These steps include the creation of the Seller as a separate, limited purpose subsidiary pursuant to a certificate of incorporation containing certain

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

limitations (including restrictions on the nature of the Seller's business and a restriction on the Seller's ability to commence a voluntary case or proceeding under any Insolvency Law without the unanimous affirmative vote of all of its directors). However, there can be no assurance that the activities of the Seller would not result in a court concluding that the assets and liabilities of the Seller should be consolidated with those of Onyx in a proceeding under any Insolvency Law.

        The Seller has received the advice of counsel to the effect that, subject to certain facts, assumptions and qualifications, it would not be a proper exercise by a court of its equitable discretion to disregard the separate corporate existence of the Seller and to require the consolidation of the assets and liabilities of the Seller with the assets and liabilities of Onyx in the event of the application of any Insolvency Law to Onyx. However, there can be no assurance that a court would not conclude that the assets and liabilities of the Seller should be consolidated with those of Onyx. If a court were to reach such a conclusion, or a filing were made under any Insolvency Law by or against the Seller, or if an attempt were made to litigate any of the foregoing issues, delays in payments or distributions on any outstanding series of Securities could occur or reductions in the amounts of such payments or distributions could result.

        Unless otherwise specified in the related Prospectus Supplement, the Contracts included in the Trust Property of each Trust will have been sold by Onyx and/or a Selling Subsidiary to the Seller pursuant to a purchase agreement between Onyx or such Selling Subsidiary and the Seller (each, a "PURCHASE AGREEMENT"). The Contracts included in the Trust Property of each Trust will be sold by the Seller to such Trust pursuant to a Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable. Onyx, each Selling Subsidiary and the Seller intend that each transfer of Contracts by Onyx or such Selling Subsidiary to the Seller under the applicable Purchase Agreement or otherwise will constitute a "true sale" of the Contracts to the Seller. If a transfer of Contracts constitutes such a "true sale," such Contracts and the proceeds thereof would not be part of the bankruptcy estate of Onyx or such Selling Subsidiary under Section 541 of the United States Bankruptcy Code (the "BANKRUPTCY CODE") should Onyx or such Selling Subsidiary become the subject of a bankruptcy case subsequent to the transfer of such Contracts to the Seller.

        The Seller has received the advice of counsel to the effect that, subject to certain facts, assumptions and qualifications, in the event Onyx were to become the subject of a voluntary or involuntary case under the Bankruptcy Code subsequent to the transfer of Contracts to the Seller, the transfer of such Contracts by Onyx to the Seller would be characterized as a "true sale" of the Contracts from Onyx to the Seller and the Contracts and the proceeds thereof would not form part of Onyx's bankruptcy estate pursuant to Section 541 of the Bankruptcy Code.


                                  THE SERVICER

        The Contracts included in the Trust Property of each Trust initially will be serviced by Onyx. Onyx was incorporated in California in 1993 and reincorporated in Delaware in 1996 in connection with its initial public offering of Common Stock, which was successfully completed in March 1996. Onyx is engaged principally in the business of providing indirect automobile financing to new car dealerships and selected used car dealerships in California and in other states across the country. Onyx is headed by a management team with extensive experience in the origination and servicing of indirect and direct automobile loans, and who, from 1985 to present, have actively participated in a number of public securitizations of Motor Vehicle Contracts. The Common Stock of Onyx is listed on the NASDAQ. Onyx's principal executive offices are located at 8001 Irvine Center Drive, 5th Floor, Irvine, California 92618.

        Onyx acquires individual Motor Vehicle Contracts from Dealers, and to a lesser extent subsidiaries of Onyx purchase such contracts from credit unions or directly originate such contracts, after reviewing and approving the customer's credit application in accordance with its underwriting policies and procedures. See "The Contracts". Onyx, together with its subsidiaries, had acquired or originated Motor Vehicle Contracts totaling approximately $1.7 billion from commencement of operations through June 30, 1998. As of June 30, 1998, Onyx had amassed a servicing portfolio of approximately $1.009 billion. As of June 30, 1998, approximately 80% of Onyx's servicing portfolio consisted of motor vehicle installment contracts secured by used motor vehicles, and 20% secured by new motor vehicles. As of June 30, 1998, Onyx had total assets of approximately $202.5 million and stockholders' equity of $42.8 million.

        Onyx finances acquisitions and originations of Motor Vehicle Contracts on a short term basis through two separate warehouse facilities and has previously financed acquisitions and originations of motor vehicle installment

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contracts on a long term basis through sales of Motor Vehicle Contracts to grantor trusts and periodically through whole loan sales.


                          DESCRIPTION OF THE SECURITIES

GENERAL

        With respect to each Trust that issues Notes, one or more classes of Notes of the related series will be issued pursuant to the terms of an Indenture, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. With respect to each Trust that issues Certificates, one or more classes of Certificates of the related series will be issued pursuant to the terms of a Trust Agreement or a Pooling and Servicing Agreement, a form of each of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes, Certificates, Indenture, Trust Agreement and Pooling and Servicing Agreement, as applicable, and the related Prospectus Supplement.

        The Securities of each series will be issued in the denominations specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Securities of each series will be issued in book-entry form. See "--Book-Entry Registration" and "--Definitive Securities". All Securities offered pursuant to this Prospectus and the related Prospectus Supplement will be rated in one of the four highest rating categories by one or more nationally recognized statistical rating agencies.

PRINCIPAL AND INTEREST ON THE SECURITIES

        The timing and priority of payment, seniority, allocations of losses, Interest Rate or Certificate Rate, as applicable, and amount of or method of determining payments or distributions of principal and interest on each class of Securities of a given series will be described in the related Prospectus Supplement. The right of holders of any class of Securities to receive payments or distributions of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of Securities of such series, as described in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, payments of interest on the Securities of such series will be made prior to payments of principal thereon. To the extent provided in the related Prospectus Supplement, a series may include one or more classes of Strip Notes or Strip Certificates entitled to (i) principal payments or distributions with disproportionate, nominal or no interest payments or distributions or (ii) interest payments or distributions with disproportionate, nominal or no principal payments or distributions. Each class of Securities may have a different Interest Rate or Certificate Rate, as applicable, which may be a fixed, variable or adjustable Interest Rate or Certificate Rate, as applicable (and which may be zero for certain classes of Strip Notes or Strip Certificates), or any combination of the foregoing. The related Prospectus Supplement will specify the Interest Rate or Certificate Rate, as applicable, for each class of Securities of a given series or the method for determining such Interest Rate or Certificate Rate, as applicable. One or more classes of Securities of a series may be redeemable in whole or in part under the circumstances specified in the related Prospectus Supplement, including as a result of the Servicer's exercising its option to purchase the remaining related Contracts.

        In the case of a series of Securities which includes two or more classes of Securities, the sequential order and priority of payments or distributions in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, of each such class will be set forth in the related Prospectus Supplement. Payments or distributions in respect of principal and interest of any class of Securities will be made on a pro rata basis among all the Securityholders of such class.

BOOK-ENTRY REGISTRATION

        Unless otherwise specified in the related Prospectus Supplement, each class of Securities offered hereby will be represented by one or more certificates registered in the name of Cede, as nominee of DTC. Unless otherwise specified in the related Prospectus Supplement, Securityholders may hold beneficial interests in Securities through DTC directly if they are participants in DTC ("PARTICIPANTS") or indirectly through Participants.

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

        Cede, as nominee for DTC, will hold the global Securities of each series. Transfers between Participants will occur in the ordinary way in accordance with DTC rules.

        DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of notes or certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations which may include underwriters, agents or dealers with respect to the Securities of any class or series. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (the "INDIRECT PARTICIPANTS").

        Unless otherwise specified in the related Prospectus Supplement, owners of beneficial interests in Securities that are in book-entry form ("SECURITY OWNERS") that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Securities may do so only through Participants and Indirect Participants. In addition, Securityholders of a given series will receive all distributions of principal and interest in respect of the Securities from the Indenture Trustee or Trustee through the Participants who in turn will receive them from DTC. Under a book-entry format, Security Owners of a given series may experience some delay in their receipt of payments, since such payments will be forwarded by the Indenture Trustee or Trustee, as applicable, to Cede, as nominee of DTC. DTC will forward such payments to its Participants which thereafter will forward them to Indirect Participants or such Security Owners, it is anticipated that the only "Securityholder" in respect of any series will be Cede, as nominee of DTC. Security Owners of a given series will not be recognized as Securityholders of such Series, and such Security Owners will be permitted to exercise the rights of Securityholders only indirectly through DTC and its Participants.

        Under the rules, regulations and procedures creating and affecting DTC and its operations (the "DTC RULES"), DTC is required to make book-entry transfers of Securities of a given series among Participants on whose behalf it acts with respect to such Securities and is required to receive and transmit distributions of principal of, and interest on, such Securities. Participants and Indirect Participants with which Security Owners of a given series have accounts with respect to the Securities of such series similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Security Owners of such series. Accordingly, although Security Owners will not possess Securities, Security Owners will receive payments and will be able to transfer their interests.

        Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Security Owner of a given series to pledge Securities of such series to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Securities, may be limited due to the lack of a physical certificate for such Securities.

        DTC will advise the Trustee in respect of each Series that it will take any action permitted to be taken by a Securityholder of such series only at the direction of one or more Participants to whose account with DTC the Securities of such series are credited. Additionally, DTC has advised the Seller that it will take such actions with respect to specified percentages of the Securityholder's interest only at the direction of and on behalf of Participants whose holdings include undivided interests that satisfy such percentages. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

        Although DTC has agreed to the foregoing procedures in order to facilitate transfers of Securities among participants of DTC, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

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

DEFINITIVE SECURITIES

        Unless otherwise specified in the related Prospectus Supplement, the Securities of a given series will be issued in fully registered, certificated form ("DEFINITIVE SECURITIES") to Security Owners or their nominees rather than to DTC or its nominee, only if (i) the Seller, the related Trustee or the Administrator, as applicable, advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depositary with respect to the Certificates, and the Seller, the related Trustee or the Administrator are unable to locate a qualified successor, or (ii) after the occurrence of an Indenture Event of Default under the related Indenture, if applicable, or an Event of Default under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, Security Owners representing in the aggregate more than 50% of the outstanding principal balance of such Securities advise the applicable Trustee through Participants in writing that the continuation of a book-entry system with respect to the Securities through depositary is no longer in the best interest of the Security Owners.

        Upon the occurrence of any of the events described in the immediately preceding paragraph, the applicable Trustee and/or the related Indenture Trustee will be required to notify all Security Owners, through Participants, of the availability through DTC of Definitive Securities. Upon surrender by DTC of the definitive Securities representing the Securities and instructions for re-registration, the applicable Trustee and, if applicable, the related Indenture Trustee will reissue the Securities as Definitive Securities, and thereafter the applicable Trustee will recognize the holders of such Definitive Securities as Securityholders (collectively, "HOLDERS").

        Payments or distributions of principal of and interest on the Securities will be made by the Paying Agent directly to Holders of Definitive Securities in accordance with the procedures set forth herein and in the related Indenture or the related Trust Agreement or Pooling and Servicing Agreement, as applicable. Such payments or distributions on each Distribution Date and on the final Distribution Date (as specified in the related Prospectus Supplement) will be made to Holders in whose names the Definitive Securities were registered at the close of business on the related Record Date. Payments or distributions will be made by check mailed to the address of such Holder as it appears on the register maintained by the applicable Trustee or Indenture Trustee. The final payment or distribution on any Security (whether Definitive Securities or the Security registered in the name of DTC's nominee), however, will be made only upon presentation and surrender of such Security at the office or agency specified in the notice of final payment or distribution to Securityholders.

        Definitive Securities will be transferable and exchangeable at the offices of the applicable Trustee or Indenture Trustee, or at the offices of a transfer agent or registrar named in a notice delivered to holders of such Definitive Securities, which shall initially be the applicable Trustee or Indenture Trustee. No service charge will be imposed for any registration of transfer or exchange, but the applicable Trustee, Indenture Trustee, transfer agent or registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

LIST OF SECURITYHOLDERS

        Unless otherwise specified in the related Prospectus Supplement with respect to the Notes of any series, upon written request of the Servicer, the related Indenture Trustee will provide to the Servicer within 15 days after receipt of such request a list of the names and addresses of all Noteholders of record as of the most recent Record Date. Upon written request by three or more holders of the Notes of such series or by Holders of such Notes evidencing not less than 25% of the aggregate outstanding principal balance of such Notes, the Indenture Trustee will afford such Noteholders access during business hours to the current list of Noteholders for purposes of communicating with other Noteholders with respect to their rights under the Indenture or under such Notes.

        Unless otherwise specified in the related Prospectus Supplement with respect to the Certificates of any series upon written request of the Servicer, the related Trustee will provide to the Servicer within 15 days after receipt of such request a list of the names and addresses of all Certificateholders of record as of the most recent Record Date. Upon written request by three or more holders of the Certificates of such series or by Holders of such Certificates evidencing not less than 25% of the aggregate outstanding principal balance of such Certificates, the related Trustee will afford such Certificateholders access during business hours to the current list of Certificateholders for purposes of communicating

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

with other Certificateholders with respect to their rights under the related Trust Agreement or Pooling and Servicing Agreement or under such Certificates.

        The Pooling and Servicing Agreement, Trust Agreement and Indenture will not provide for the holding of annual or other meetings of Securityholders.

STATEMENTS TO SECURITYHOLDERS

        Unless otherwise specified in the related Prospectus Supplement, with respect to each series of Securities, on each Distribution Date, the applicable Trustee or Indenture Trustee will include with each payment or distribution to each Securityholder a Distribution Date Statement setting forth for such Distribution Date the following information (and any other information so specified in the related Prospectus Supplement):

             (i) the amount of the distribution on or with respect to each class of such Securities allocable to principal;

             (ii) the amount of the distribution on or with respect to each class of such Securities allocable to interest;

             (iii)  the aggregate distribution amount for such Distribution
                    Date;

             (iv) the premiums payable to the related Security Insurer, if any, the balance of any fund or account with respect to any credit or liquidity enhancement on such date, after giving effect to changes thereto on such date and the amount to be deposited in the spread account, if any;

             (v) the aggregate Servicing Fee paid to the Servicer with respect to the related Contracts for the related Collection Period;

             (vi) the number of, and aggregate amount of monthly principal and interest payments due on, the related Contracts which are delinquent as of the end of the related collection period (as defined in the related Prospectus Supplement, the "COLLECTION PERIOD") presented on a 30-day, 60-day and 90-day basis;

             (vii) the amount available in the Collection Account for payment of the aggregate amount payable or distributable on such Securities, the amount of the Servicing Fee, the amount of any principal or interest shortfall with respect to each class of Securities and the amount required from any applicable Security Insurer pursuant to the related Security Insurance Policy to pay any shortfall;

             (viii) the aggregate amount of proceeds received by the Servicer, net of recoverable out-of-pocket expenses, received for a Contract which is a "DEFAULTED CONTRACT" (as such term is defined in the related Prospectus Supplement).

             (ix)   the net credit losses for the Collection Period;

             (x) the number and net outstanding balance of Contracts for which the Financed Vehicle has been repossessed; and

             (xi)   the Pool Balance.


        Within a reasonable period of time after the end of each calendar year during the term of each Trust, but not later than the latest date permitted by law, the applicable Trustee or Indenture Trustee and the Paying Agent shall furnish to each person who on any Record Date during such calendar year shall have been a registered Securityholder a statement containing certain information for the purposes of such Securityholder's preparation of federal income tax returns. See "Certain Federal Income Tax Consequences".


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

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

        The following summary describes certain terms of each Sale and Servicing Agreement or Pooling and Servicing Agreement pursuant to which a Trust will purchase Contracts from the Seller and the Servicer will agree to service such Contracts, each Trust Agreement (in the case of a grantor trust, the Pooling and Servicing Agreement) pursuant to which a Trust will be created and Certificates will be issued and each Administration Agreement pursuant to which Onyx will undertake certain administrative duties with respect to a Trust that issues Notes (collectively, the "TRANSFER AND SERVICING AGREEMENTS"). Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of each applicable Transfer and Servicing Agreement and the related Prospectus Supplement.

SALE AND ASSIGNMENT OF THE CONTRACTS

        At the time of issuance of a series of Securities, the Seller will sell and assign to the applicable Trustee, without recourse, pursuant to a Sale and Servicing Agreement or a Pooling and Servicing Agreement, as applicable, the Seller's entire interest in the Contracts and the proceeds thereof, including its security interests in the related Financed Vehicles. Each Contract will be identified in a schedule appearing as an exhibit to such Sale and Servicing Agreement or Pooling and Servicing Agreement. The applicable Trustee will, concurrently with such sale and assignment, execute, authenticate and deliver the definitive certificates representing the related Securities. Unless otherwise provided in the related Prospectus Supplement, the net proceeds received from the sale of the Securities of a given series will be applied to the purchase of the related Contracts from the Seller and, to the extent specified in the related Prospectus Supplement, to make the required initial deposit into any reserve fund, spread account or with respect to any other credit or liquidity enhancement. Unless otherwise specified in the related Prospectus Supplement, pursuant to the applicable Purchase Agreement, prior to sale of the Contracts to the Trustee and the issuance of the Securities, Onyx and each Selling Subsidiary will sell and assign to the Seller Onyx's and such Selling Subsidiaries' entire interest in the Contracts.

        Pursuant to each Sale and Servicing Agreement or Pooling and Servicing Agreement, the Seller will represent to the applicable Trustee and the Trust for the benefit of holders of the Securities and any applicable Security Insurer that: (i) each Contract to be included in the Trust Property of such Trust contains customary and enforceable provisions such that the rights and remedies of the holder thereof shall be adequate for realization against the collateral of the benefits of the security; (ii) each such Contract and the sale of the related Financed Vehicle complied at the time it was made in all material respects with all requirements of applicable federal, state, and local laws, and regulations thereunder, including usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Federal Trade Commission Act, the Fair Debt Collection Practices Act, the Fair Credit Billing Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Soldiers' and Sailors' Civil Relief Act of 1940, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and any other consumer credit, equal opportunity and disclosure laws applicable to such Contract and sale; (iii) each such Contract constitutes the legal, valid, and binding payment obligation in writing of the obligor, enforceable by the holder thereof in all respects in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization, liquidation and other similar laws and equitable principles relating to or affecting the enforcement of creditors' rights; (iv) as of the Closing Date, each such Contract was secured by a validly perfected first priority security interest in the Financed Vehicle in favor of the Seller as secured party or all necessary action with respect to such Contract has been taken to perfect a first priority security interest in the related Financed Vehicle in favor of the Seller as secured party, which security interest is assignable and has been so assigned by the Seller to the Trust; (v) as of the Closing Date, the Seller had good and marketable title to and was the sole owner of each such Contract, free of liens, claims, encumbrances and rights of others;
(vi) as of the Closing Date, there are no rights of rescission, offset, counterclaim, or defense, and the Seller has no knowledge of the same being asserted or threatened, with respect to any such Contract; (vii) as of the Closing Date, the Seller had no knowledge of any liens or claims that have been filed, including liens for work, labor, materials or unpaid taxes relating to a Financed Vehicle, that would be liens prior to, or equal or coordinate with, the lien granted by such Contract; (viii) except for payment defaults continuing for a period of not more than 30 days as of the Cut-Off Date, the Seller has no knowledge that a default, breach, violation, or event permitting acceleration under the terms of any such Contract exists, and the Seller has no knowledge that a continuing condition that with notice or lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of any such Contract exists, and the Seller has not waived any of the foregoing;
(ix) each such Contract

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

requires that the obligor thereunder obtain comprehensive and collision insurance covering the Financed Vehicle; (x) each such Contract was acquired from a dealer with whom Onyx ordinarily does business (except for Contracts purchased or originated by a subsidiary of Onyx); (xi) no adverse selection procedures were utilized in selecting such Contracts; (xii) scheduled payments under each such Contract have been applied in accordance with the method for allocating principal and interest set forth in such Contract (either the Rule of 78's or the Simple Interest Method); and (xiii) there is only one original of each such Contract and such original is being held by the applicable Trustee as custodian on behalf of the Trust and any applicable Security Insurer. As of the last day of the Collection Period following the Collection Period (or, if the Seller elects, the last day of such Collection Period) during which the Seller becomes aware or receives written notice from the applicable Trustee or the Servicer that a Contract does not meet any of the criteria in the Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, and such failure materially and adversely affects the interests of the Securityholders or any applicable Security Insurer in a Contract, the Seller, unless it cures the failed criterion, will repurchase the Contract from the applicable Trustee at the price specified in the related Prospectus Supplement and, if applicable, all amounts due to any applicable Security Insurer (the "REPURCHASE AMOUNT"). The repurchase obligation will constitute the sole remedy available to the Securityholders or the applicable Trustee for the failure of a Contract to meet any of the criteria set forth in the Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

THE COLLECTION ACCOUNT AND ELIGIBLE INVESTMENTS

        Unless otherwise specified in the related Prospectus Supplement, with respect to each Trust, the Servicer will establish and maintain an account (the "COLLECTION ACCOUNT") in the name of the related Trustee (or, in the case of a series of Securities that includes Notes, with the related Indenture Trustee), into which all collections made on the related Contracts will be deposited. Funds in the Collection Account will be invested in Eligible Investments by the applicable Trustee or Indenture Trustee, acting at the direction of any applicable Security Insurer. "ELIGIBLE INVESTMENTS" are generally limited to investments acceptable to each Rating Agency rating the applicable Securities as being consistent with the rating of such Securities. Except as otherwise described in the related Prospectus Supplement, Eligible Investments made with respect to the Collection Account will mature no later than the next following Distribution Date and income from amounts on deposit in the Collection Account which are invested in Eligible Investments will be paid to the Servicer monthly unless earlier directed by the Servicer.

PAYAHEAD ACCOUNT

        Unless otherwise provided in the related Prospectus Supplement, payments made by an obligor in excess of the Monthly P&I due on the current Due Date and any other amount currently due on a Rule of 78's Contract (other than Full Prepayments) ("PAYAHEADS") will be initially deposited in the Collection Account and subsequently transferred from the Collection Account, as of a specified periodic date set forth in the related Prospectus Supplement (the "SERVICER REPORT DATE") (as defined with respect to each series of Securities in the related Prospectus Supplement), to an account established in the name of the related Trustee or Indenture Trustee for the benefit of the obligors and the Securityholders as their interests may appear (the "PAYAHEAD ACCOUNT") and shall be held in such account until distributed in accordance with the original schedule of payments for the related Contract or until the amount of such partial prepayment equals the amount the obligor would be required to pay in order to prepay the Contract in full. Unless otherwise provided in the related Prospectus Supplement, amounts on deposit in the Payahead Account will be invested in Eligible Investments with maturity dates such that on each Distribution Date Monthly P&I for each Rule of 78's Contract with respect to which a partial prepayment had been made will be available to be paid or distributed to Securityholders. Unless otherwise specified in the related Prospectus Supplement, the Payahead Account will not be part of the applicable Trust and the related Trustee and, if applicable, the related Indenture Trustee will not have a security interest in the Payahead Account. Unless otherwise provided in the related Prospectus Supplement, earnings on Eligible Investments credited to the Payahead Account will be paid to the Servicer.

OTHER ACCOUNTS

        Any other accounts to be established with respect to a Trust, including any reserve fund, will be described in the related Prospectus Supplement (together with the Collection Account and the Payahead Account, the "TRUST ACCOUNTS"). For any series of Securities, funds in any related reserve fund and such other Trust Account as may be

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

identified in the related Prospectus Supplement will be invested as provided in the related Sale and Servicing Agreement, Pooling and Servicing Agreement or Indenture in Eligible Investments.

PAYMENTS ON CONTRACTS

        With respect to each Trust, unless otherwise specified in the related Prospectus Supplement, all collections on the Contracts will be deposited in or credited to the Collection Account within two Business Days of the receipt by the Servicer of payments from obligors. Unless otherwise specified in the related Prospectus Supplement, such collections will include: Full Prepayments and partial prepayments (pending transfer of Payaheads on Rule of 78's Contracts to any Payahead Account), Net Liquidation Proceeds and Net Insurance Proceeds, any amounts deposited by Onyx or the Seller in the Collection Account to purchase Contracts because of certain material defects in documents related to the Contracts or certain breaches in representations or warranties regarding the Contracts made by Onyx or the Seller in the Agreement that materially and adversely affect the interests of the Securityholders or any applicable Security Insurer, any amounts deposited by the Servicer in the Collection Account to purchase Contracts as to which the Servicer has breached certain servicing covenants, and any amounts deposited by the Servicer in the Collection Account as a result of such entity exercising its right under certain circumstances to purchase all or a portion of the Contracts. "NET LIQUIDATION PROCEEDS" are proceeds received by the Servicer (net of Liquidation Expenses) upon liquidation of any Defaulted Contract. "LIQUIDATION EXPENSES" are the reasonable out-of-pocket expenses (exclusive of overhead expenses) incurred by the Servicer in realizing upon a Defaulted Contract which are not recoverable under any insurance policy. "NET INSURANCE PROCEEDS" are proceeds paid by any insurer under a comprehensive and collision or vendor's single interest insurance policy related to a Contract (other than funds used for the repair of the related Financed Vehicle or otherwise released to the related obligor in accordance with normal servicing procedures), after reimbursement to the Servicer of expenses recoverable under such policy. Partial prepayments of Rule of 78's Contracts are initially deposited in the Collection Account and are transferred to the Payahead Account, if any, on the Servicer Report Date.

PAYMENTS AND DISTRIBUTIONS

        With respect to each series of Securities, beginning on the Distribution Date specified in the related Prospectus Supplement, payments and distributions of principal and interest (or, where applicable, of principal or interest only) on each class of such Securities entitled thereto will be made by the applicable Indenture Trustee to the Noteholders and by the applicable Trustee to the Certificateholders of such series. The timing, calculation, allocation, order, source, priorities of and requirements for all payments and distributions to each class of Securities of such series will be set forth in the related Prospectus Supplement.

        With respect to each Trust, on each Distribution Date collections on the related Contracts will be withdrawn from the related Collection Account and will be paid and distributed to the Noteholders and/or Certificateholders as provided in the related Prospectus Supplement. Credit enhancement will be available to cover any shortfalls in the amount available for payment or distribution to the Securityholders on such date to the extent specified in the related Prospectus Supplement. If specified in the related Prospectus Supplement, payments or distributions in respect of one or more classes of Securities of the applicable series may be subordinate to payments or distributions in respect of one or more other classes of Securities of such series.

CREDIT AND CASH FLOW ENHANCEMENT

        The amounts and types of credit and cash flow enhancement arrangements and the provider thereof, if applicable, with respect to each class of Securities of a given series, if any, will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, credit and cash flow enhancement may be in the form of subordination of one or more classes of Securities, one or more Security Insurance Policies, reserve funds, over-collateralization, letters of credit, credit or liquidity facilities, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, yield supplement agreements, other agreements with respect to third party payments or other support, cash deposits or such other arrangements as may be described in the related Prospectus Supplement or any combination of two or more of the foregoing. If specified in the applicable Prospectus Supplement, credit or cash flow enhancement for a class of Securities may cover one or more other classes of Securities of the same series, and credit or cash flow enhancement for a series of Securities may cover one or more other series of Securities.

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

        The presence of credit enhancement for the benefit of any class or series of Securities is intended to enhance the likelihood of receipt by the Securityholders of such class or series of the full amount of principal and interest due thereon and to decrease the likelihood that such Securityholders will experience losses. Unless otherwise specified in the related Prospectus Supplement, the credit enhancement for a class or series of Securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, Securityholders of any class or series will bear their allocable share of deficiencies, as described in the related Prospectus Supplement. In addition, if a form of credit enhancement covers more than one class or series of Securities, Securityholders of any such series will be subject to the risk that such credit enhancement will be exhausted by the claims of Securityholders of other classes or series.

INSURANCE ON FINANCED VEHICLES

        Each obligor on a Contract will be required to maintain insurance covering physical damage to the Financed Vehicle of such obligor in an amount not less than the lesser of its maximum insurable value or the unpaid principal balance under such Contract. Onyx or the applicable Onyx subsidiary will be required to be named as a loss payee under the policy of insurance obtained by the obligor. Each Financed Vehicle will be required to be insured against loss and damage due to fire, theft, transportation, collision and other risks covered by comprehensive coverage. Since obligors may choose their own insurers to provide the required coverage, the specific terms and conditions of their policies vary.

SERVICER REPORTS TO THE TRUSTEES AND SECURITY INSURER

        The Servicer will perform certain monitoring and reporting functions for the applicable Indenture Trustee, if any, the applicable Trustee, and any applicable Security Insurer, including the preparation and delivery on the Servicer Report Date of a statement (the "DISTRIBUTION DATE STATEMENT") setting forth the amounts on deposit in the Collection Account, the sources of such amounts and the amounts to be paid to Securityholders. The Distribution Date Statement shall also include information regarding Contracts purchased by the Servicer or repurchased by the Seller.

REPURCHASE OF CONTRACTS

        Each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that the Servicer will have the option to purchase the remaining Contracts included in the Trust Property of a Trust on any Distribution Date as of which the related Pool Balance (after giving effect to the principal payments and distributions otherwise to be made on such Distribution Date) has declined to the percentage of the Original Pool Balance specified in the related Prospectus Supplement. Any such purchase must be effected at the price specified in the related Prospectus Supplement, if applicable, plus all amounts due to any applicable Security Insurer. In addition, Onyx or the Seller will be required to purchase or repurchase, respectively, Contracts under certain circumstances if certain representations and warranties made by Onyx or the Seller respectively are incorrect in any manner that materially and adversely affects the interest of the Securityholders. Additionally, the Servicer will be required to purchase Contracts as to which the Servicer has breached certain servicing covenants.

SERVICING FEE

        The Servicer will be entitled to compensation for the performance of its obligations under each Sale and Servicing Agreement and Pooling and Servicing Agreement. Unless otherwise specified in the related Prospectus Supplement, the Servicer shall be entitled to receive on each Distribution Date an amount (the "SERVICING FEE") equal to the product of a specified percentage per annum (as set forth in the related Prospectus Supplement, the "SERVICING FEE RATE") multiplied by the Pool Balance as of the end of the Collection Period preceding the related Collection Period. Unless otherwise specified in the related Prospectus Supplement, the Servicer or its designee shall be entitled to retain, as additional compensation, all late payment charges, extension fees and similar items paid in respect of the Contracts. The Servicer or its designee may also be entitled to receive as servicing compensation reinvestment earnings on Eligible Investments and the amount, if any, by which the outstanding principal balance based on the Rule of 78's of a Contract that is subject to a Full Prepayment exceeds the Scheduled Balance of such Contract. Unless otherwise specified in the related Prospectus Supplement, the Servicer shall pay all expenses incurred by it in connection with its servicing

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

activities under the Agreement and shall not be entitled to reimbursement of such expenses except to the extent they constitute Liquidation Expenses or expenses recoverable under an applicable insurance policy.

WAIVERS AND EXTENSIONS

        Each Sale and Servicing Agreement and Pooling and Servicing Agreement will require the Servicer to use its best efforts to collect all payments called for under the terms and provisions of the related Contracts. Unless otherwise specified in the related Prospectus Supplement, and subject to any limitations set forth therein, the Servicer, consistent with the foregoing, will be permitted, in its discretion, to (i) waive any late payment charges in connection with delinquent payments on a Contract, (ii) waive prepayment charges and (iii) grant up to three extensions of thirty (30) days or less in order to work out a default or an impending default.

REALIZATION UPON DEFAULTED CONTRACTS

        The Servicer will liquidate any Contract that comes into and continues in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. Such liquidation may be through repossession or sale of the Financed Vehicle securing such Contract or otherwise. In connection with such repossession or other conversion, the Servicer will follow such procedures as are normal and usual for holders of motor vehicle retail installment sales contracts. In this regard, the Servicer may sell the Financed Vehicle at a repossession or other sale.

EVIDENCE AS TO COMPLIANCE

        Each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that a firm of independent public accountants will furnish to the related Trustee or Indenture Trustee, as applicable, and, if applicable, the related Security Insurer, on or before each March 15 after the end of each fiscal year of the Servicer, a statement as to compliance by the Servicer during the preceding fiscal year with certain standards relating to the servicing of the applicable Contracts.

        Each Sale and Servicing Agreement and Pooling and Servicing Agreement will also provide for delivery to the related Trustee or Indenture Trustee, as applicable, and, if applicable, the related Security Insurer, on each March 15 after the end of each fiscal year of the Servicer, of a certificate signed by an authorized officer of the Servicer stating that the Servicer has fulfilled its obligations under the Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, throughout the preceding fiscal year or, if there has been a default in the fulfillment of any such obligation, describing each such default.

        Copies of such statements and certificates may be obtained by Securityholders by a request in writing addressed to the applicable Trustee or Indenture Trustee.

CERTAIN MATTERS REGARDING THE SERVICER

        Each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder except upon determination that the Servicer's performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the related Trustee or Indenture Trustee, as applicable, or a successor servicer, has assumed the Servicer's servicing obligations and duties under the Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable. See "-- The Trustee and Indenture Trustee".

         Each Sale and Servicing Agreement and Pooling and Servicing Agreement will further provide that neither the Servicer nor any of its directors, officers, employees, and agents shall be under any liability to the related Trust or the related Securityholders for taking any action or for refraining from taking any action pursuant to the Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence (except errors in judgment) in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. In addition, the Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, will provide that the Servicer is under no obligation to appear in,

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

prosecute or defend any legal action that is not incidental to the Servicer's servicing responsibilities under the Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, and that, in its opinion, may cause it to incur any expense or liability. The Servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of the Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the related Trust, and the Servicer will be entitled to be reimbursed therefor out of the Collection Account. Any such indemnification or reimbursement could reduce the amount otherwise available for distribution to Securityholders.

        Any corporation into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer is a party or any corporation succeeding to the business of the Servicer, or, with respect to the Servicer's obligation as the Servicer, will be the successor of the Servicer under the Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

SERVICER DEFAULT

        Except as otherwise provided in the related Prospectus Supplement, "SERVICER DEFAULT" under the Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, will consist of: (i) any failure by the Servicer to deposit in or credit to the Collection Account or the Payahead Account, if any, any amount required to be so deposited or credited, which failure continues unremedied for three Business Days after written notice from the applicable Trustee or Indenture Trustee, or, if applicable, the related Security Insurer, is received by the Servicer or discovery by the Servicer; (ii) any failure by the Servicer to deliver to such Trustee or Indenture Trustee, or, if applicable, the related Security Insurer, certain reports required by such Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, by the Servicer Report Date or to perform certain other covenants under such Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable;
(iii) any failure by the Servicer or the Seller duly to observe or perform in any material respect any other covenants or agreements of the Servicer or the Seller in such Sale and Servicing Agreement or Pooling and Servicing Agreement, which failure materially and adversely affects the rights of Securityholders or the applicable Trustee or Indenture Trustee, or, if applicable, the related Security Insurer, and which continues unremedied for 30 days after the giving of written notice of such failure (A) to the Servicer or the Seller as the case may be, by the applicable Trustee or Indenture Trustee, or, if applicable, the related Security Insurer, or (B) to the Servicer or the Seller, as the case may be, and to the applicable Trustee or Indenture Trustee by Holders of Securities evidencing not less than 25% in principal amount of such Securities, acting together as a single class, or, if applicable, the related Security Insurer;
(iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings and certain actions by the Servicer or Seller indicating its insolvency, reorganization pursuant to bankruptcy or similar proceedings or inability to pay its obligations; (v) any breach of any of the representations and warranties of the Servicer or the Seller (except for any breaches relating to Contracts repurchased by the Seller or the Servicer) which breach has a material adverse effect on the related Trust and which continues for 30 days after the giving of notice of such breach to the Seller or the Servicer, as the case may be, by the applicable Trustee or Indenture Trustee or the Holders of Securities evidencing not less than 25% in principal amount of such Securities, acting together as a single class, or, if applicable, the related Security Insurer; (vi) any change in control of the Servicer in violation of the covenants set forth in such Sale and Servicing Agreement or Pooling and Servicing Agreement; and (vii) if applicable, the determination by the Security Insurer that the quality of performance of the Servicer is not in compliance with either the terms of the Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, or that the Servicer's performance is not adequate, as measured in accordance with industry standards, in respect of all Motor Vehicle Contracts serviced by the Servicer.

RIGHTS UPON SERVICER DEFAULT

        In the case of any Trust that has issued Notes, unless otherwise provided in the related Prospectus Supplement, as long as a Servicer Default under a Sale and Servicing Agreement remains unremedied, the related Indenture Trustee, the related Security Insurer, if any, or holders of Notes of the related series evidencing not less than 25% of principal amount of such Notes then outstanding, acting together as a single class, may terminate all the rights and obligations of the Servicer under such Sale and Servicing Agreement, whereupon such Indenture Trustee or a successor servicer appointed by such Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Sale and Servicing Agreement and will be entitled to similar compensation arrangements; provided, however, that

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

such Indenture Trustee will not be obligated to purchase Contracts if certain representations and warranties of Onyx as Servicer prove incorrect or if certain covenants of Onyx as Servicer are breached. In the case of any Trust that has not issued Notes, unless otherwise provided in the related Prospectus Supplement, as long as a Servicer Default under the related Sale and Servicing Agreement or Pooling and Servicing Agreement remains unremedied, the related Trustee, the related Security Insurer, if any, or holders of Certificates of the related series evidencing not less than 25% of the principal amount of such Certificates then outstanding, acting together as a single class, may terminate all the rights and obligations of the Servicer under such Sale and Servicing Agreement or Pooling and Servicing Agreement, whereupon such Trustee or a successor servicer appointed by such Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Sale and Servicing Agreement or Pooling and Servicing Agreement and will be entitled to similar compensation arrangements; provided, however, that such Trustee will not be obligated to purchase Contracts if certain representations and warranties of Onyx as Servicer prove incorrect or if certain covenants of Onyx as Servicer are breached. In the event that such Indenture Trustee or Trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $50,000,000 and whose regular business includes the servicing of automobile and/or light duty truck receivables.

        With respect to each Trust that has issued Notes, unless otherwise provided in the related Prospectus Supplement, the holders of Notes of the related series evidencing not less than 51% of the principal amount of such Notes then outstanding, acting together as a single class, with the consent of the related Security Insurer, if any, may, on behalf of all Securityholders of the related series, waive any default by the Servicer in the performance of its obligations under the related Sale and Servicing Agreement and its consequences, except a Servicer Default in making any required deposits to or payments from any of the Trust Accounts in accordance with such Sale and Servicing Agreement. With respect to each Trust that has not issued Notes, holders of Certificates of the related series evidencing not less than 51% of the principal amount of such Certificates then outstanding, acting together as a single class, with the consent of the related Security Insurer, if any, may, on behalf of all such Certificateholders, waive any default by the Servicer in the performance of its obligations under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, except a Servicer Default in making any required deposits to or payments from the related Trust Accounts in accordance with such Sale and Servicing Agreement or Pooling and Servicing Agreement. No such waiver will impair such Noteholders' or Certificateholders' rights with respect to subsequent defaults.

        With respect to each Trust, unless otherwise provided in the related Prospectus Supplement, the applicable Trustee or Indenture Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, or to make any investigation of matters arising thereunder or to institute, conduct, or defend any litigation thereunder or in relation thereto at the request, order, or direction of any of the Securityholders, unless such Securityholders have offered to such Trustee or Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. Unless otherwise specified in the related Prospectus Supplement, no Securityholder will have any right under the Sale and Servicing Agreement or the Pooling and Servicing Agreement to institute any proceeding with respect thereto, unless such Holder previously has given to such Trustee or Indenture Trustee, as applicable, written notice of default and unless (i) in the case of a Trust that has issued Notes, holders of Notes of the related Series evidencing not less than 25% of the principal amount of such Notes then outstanding, or (ii) in the case of a Trust that has not issued Notes, holders of Certificates of the related series evidencing not less than 25% of the principal amount of such Certificates then outstanding, in either case with the consent of the related Security Insurer, if any, have made written request upon such Trustee or Indenture Trustee to institute such proceeding in its own name as Trustee or Indenture Trustee thereunder and have offered to such Trustee or Indenture Trustee reasonable indemnity and such Trustee or Indenture Trustee for 30 days has neglected or refused to institute any such proceedings.

AMENDMENT

        Unless otherwise provided in the related Prospectus Supplement, each of the Transfer and Servicing Agreements may be amended by the parties thereto, without the consent of the related Securityholders, but with the consent of the related Security Insurer, if any, to cure any ambiguity, correct or supplement any provisions therein which may be inconsistent with any other provisions therein, or make any other provisions with respect to matters or questions arising thereunder which are not inconsistent with the provisions of such Transfer and Servicing Agreement; provided that such action will not materially and adversely affect the interest of any such Securityholder. Any amendment shall be deemed not to materially and adversely affect the interest of any Securityholder if the person requesting the

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

amendment obtains a letter from each Rating Agency to the effect that the amendment would not result in a downgrading or withdrawal of the ratings then assigned to the applicable Securities by such Rating Agency. Unless otherwise specified in the related Prospectus Supplement, the Transfer and Servicing Agreements may also be amended by the parties thereto with the consent of (i) in the case of a Trust that has issued Notes, the holders of Notes of the related series evidencing not less than 51% of the principal amount of such Notes then outstanding, acting together as a single class, or (ii) in the case of a Trust that has not issued Notes, the holders of Certificates of the related series evidencing not less than 51% of the principal amount of such Certificates then outstanding, acting together as a single class, and in either case with the consent of the related Security Insurer, if any, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transfer and Servicing Agreements or of modifying in any manner the rights of such Noteholders or Certificateholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related Contracts or distributions that are required to be made for the benefit of such Noteholders or Certificateholders or (ii) reduce the aforesaid percentage of the Notes or Certificates of such series which are required to consent to any such amendment, without the consent of the holders of all the outstanding Notes or Certificates, as the case may be, of such series.

TERMINATION

        With respect to each Trust, except as otherwise set forth in the related Prospectus Supplement, the obligations of the Seller, the Servicer, the related Trustee and the related Indenture Trustee, if any, pursuant to the Transfer and Servicing Agreements will terminate upon the earlier of (i) the maturity or other liquidation of the last related Contract and the disposition of any amounts received upon liquidation of any remaining Contracts that are part of the related Trust Property and (ii) (a) the payment to Noteholders, if any, and Certificateholders of the related series of all amounts required to be paid to them pursuant to the Transfer and Servicing Agreements and the disposition of all property held as part of the related Trust, (b) if applicable, the termination of the related Security Insurance Policy in accordance with its terms and the surrender of such policy to the related Security Insurer for cancellation, (c) the payment of all amounts owed to such Trustee or Indenture Trustee under the Transfer and Servicing Agreements and (d) if applicable, the payment of all amounts owed to the related Security Insurer in connection with the related Security Insurance Policy. Unless otherwise specified in the related Prospectus Supplement, in order to avoid excessive administrative expense, the Servicer will be permitted at its option to purchase the remaining Contracts included in the Trust Property of a Trust on any Distribution Date as of which the related Pool Balance (after giving effect to the principal payments and distributions otherwise to be made on such Distribution Date) has declined to the percentage of the Original Pool Balance specified in the related Prospectus Supplement at the price specified in the related Prospectus Supplement and, if applicable, all amounts due to the related Security Insurer in connection with the related Security Insurance Policy. The applicable Trustee or Indenture Trustee will give written notice of termination to each Securityholder of record. The final payment or distribution to any Securityholder will be made only upon surrender and cancellation of such Securityholder's Security at an office or agency of the applicable Trustee or Indenture Trustee specified in the notice of termination. Any funds remaining in the applicable Trust, after the applicable Trustee or Indenture Trustee has taken certain measures to locate a Securityholder and such measures have failed, will be distributed to a charity designated by the Servicer.

THE TRUSTEE AND INDENTURE TRUSTEE

        With respect to each Trust, the applicable Trustee or Indenture Trustee will not make any representations as to the validity or sufficiency of the related Transfer and Servicing Agreements, the related Indenture, if any, the Securities, or any related Contracts or related documents, or the investment of any monies by the Servicer before such monies are deposited in or credited to the related Collection Account. At the applicable Closing Date, such Trustee or Indenture Trustee will not have examined the Contracts. If no Event of Default has occurred, such Trustee or Indenture Trustee will be required to perform only those duties specifically required of it under the related Transfer and Servicing Agreements or the related Indenture, if applicable. Generally, those duties are limited to the receipt of the various certificates, reports or other instruments required to be furnished to such Trustee or Indenture Trustee under the related Transfer and Servicing Agreements or the related Indenture, if applicable, the making of payments or distributions to Securityholders in the amounts specified in certificates provided by the Servicer and, if applicable, drawing on the related Security Insurance Policy if required to make payments or distributions to Securityholders.


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

        Each Trustee and Indenture Trustee, and any of its affiliates, may hold Securities in their own names. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, each Trustee and Indenture Trustee (in certain circumstances, acting jointly with the Servicer) shall have the power to appoint co-trustees or separate trustees of all or any part of the related Trust Property. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon such Trustee or Indenture Trustee by the related Transfer and Servicing Agreement or Indenture, as applicable, shall be conferred or imposed upon such Trustee or Indenture Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which such Trustee or Indenture Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of such Trustee or Indenture Trustee.

        Unless otherwise specified in the related Prospectus Supplement, each applicable Trustee and Indenture Trustee may resign at any time, in which event a successor trustee will be appointed pursuant to the terms of the related Transfer and Servicing Agreement or Indenture, as applicable. Each applicable Trustee and Indenture Trustee may be removed if it ceases to be eligible to continue as such under the related Transfer and Servicing Agreement or Indenture, as applicable, or if such Trustee or Indenture Trustee becomes insolvent. Any resignation or removal of such Trustee or Indenture Trustee and appointment of a successor does not become effective until acceptance of the appointment by the successor trustee.

        Each applicable Trustee or Indenture Trustee shall be entitled to a fee which, unless otherwise specified in the related Prospectus Supplement, will be payable on an annual basis by the Servicer. Unless otherwise specified in the related Prospectus Supplement, the related Transfer and Servicing Agreement or Indenture, as applicable, will further provide that such Trustee or Indenture Trustee will be entitled to indemnification by the Servicer for, and will be held harmless against, any loss, liability, or expense incurred by such Trustee or Indenture Trustee not resulting from such Trustee's or Indenture Trustee's own willful misfeasance, bad faith, or negligence (other than errors in judgment) or by reason of breach of any of their respective representations or warranties set forth in the related Transfer and Servicing Agreement or Indenture, as applicable, except to the extent that such loss, liability, or expense relates to a specific Contract or Contracts or certain taxes that could be asserted against such Trustee or Indenture Trustee, the related Trust or the related Contracts, in which case such Trustee or Indenture Trustee would be entitled to be indemnified by the applicable Trust.

        Onyx may maintain other banking relationships with each applicable Trustee or Indenture Trustee in the ordinary course of business.

ADMINISTRATION AGREEMENT

        With respect to a Trust that issues Notes, Onyx or another party specified in the related Prospectus Supplement, in its capacity as administrator (the "ADMINISTRATOR"), may enter into an agreement (as amended and supplemented from time to time, an "ADMINISTRATION AGREEMENT") with such Trust and the related Indenture Trustee pursuant to which the Administrator will agree, to the extent provided in such Administration Agreement, to provide the notices and to perform other administrative obligations required by the related Indenture. Unless otherwise specified in the related Prospectus Supplement with respect to any such Trust, as compensation for the performance of the Administrator's obligations under the applicable Administration Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to a monthly administration fee of such amount as may be set forth in the related Prospectus Supplement (the "ADMINISTRATION FEE"), which fee will be paid by the Servicer.


                                  THE INDENTURE

        The following summary describes certain terms of each Indenture pursuant to which the Notes, if any, of a series will be issued. A form of Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of each applicable Indenture and the related Prospectus Supplement.


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

MODIFICATION OF INDENTURE

        With respect to each Trust that has issued Notes pursuant to an Indenture, unless otherwise provided in the related Prospectus Supplement, the Trust and the Indenture Trustee may, with the consent of the holders of Notes of the related series evidencing not less than 51% of the principal amount of such Notes then outstanding, acting as a single class, and with the consent of the related Security Insurer, if any, execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the related Indenture, or modify (except as provided below) in any manner the rights of the related Noteholders.

        Unless otherwise specified in the related Prospectus Supplement with respect to a series that includes Notes, without the consent of the holder of each such outstanding Note affected thereby no supplemental indenture will: (i) change the due date of any installment of principal of or interest on any such Note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any such Note or any interest thereon is payable; (ii) impair the right to institute suit for the enforcement of certain provisions of the related Indenture regarding payment; (iii) reduce the percentage of the aggregate amount of the outstanding Notes of such series, the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the related Indenture or of certain defaults thereunder and their consequences as provided for in such Indenture; (iv) modify or alter the provisions of the related Indenture regarding the voting of Notes held by the applicable Trust, any other obligor on such Notes, the Seller or an affiliate of any of them; (v) reduce the percentage of the aggregate outstanding amount of such Notes, the consent of the holders of which is required to direct the related Indenture Trustee to sell or liquidate the Contracts if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes of such series; (vi) decrease the percentage of the aggregate principal amount of such Notes required to amend the sections of the related Indenture which specify the applicable percentage of aggregate principal amount of the Notes of such series necessary to amend such Indenture or certain other related agreements; or (vii) permit the creation of any lien ranking prior to or on a parity with the lien of the related Indenture with respect to any of the collateral for such Notes or, except as otherwise permitted or contemplated in such Indenture, terminate the lien of such Indenture on any such collateral or deprive the holder of any such Note of the security afforded by the lien of such Indenture.

        Unless otherwise provided in the applicable Prospectus Supplement with respect to a series that includes Notes, the related Trust and the applicable Indenture Trustee may also enter into supplemental indentures, without obtaining the consent of the Noteholders of the related series, but with the consent of the related Security Insurer, if any, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related Indenture or of modifying in any manner the rights of such Noteholders; provided that such action will not materially and adversely affect the interest of any such Noteholder.

INDENTURE EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

        With respect to the Notes of a given series, unless otherwise specified in the related Prospectus Supplement, "INDENTURE EVENTS OF DEFAULT" under the related Indenture will consist of: (i) a default for five days or more in the payment of any interest on any such Note; (ii) a default in the payment of the principal of or any installment of the principal of any such Note when the same becomes due and payable; (iii) a default in the observance or performance of any covenant or agreement of the applicable Trust made in the related Indenture and the continuation of any such default for a period of 90 days after notice thereof is given to such Trust by the applicable Indenture Trustee or if applicable, the related Security Insurer, or to such Trust and such Indenture Trustee by the holders of at least 25% in principal amount of such Notes then outstanding acting together as a single class; (iv) any representation or warranty made by such Trust in the related Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and such breach not having been cured within 30 days after notice thereof is given to such Trust by the applicable Indenture Trustee or, if applicable, the related Security Insurer, or to such Trust and such Indenture Trustee by the holders of at least 25% in principal amount of such Notes then outstanding acting together as a single class; or (v) certain events of bankruptcy, insolvency, receivership or liquidation of the applicable Trust. Unless otherwise specified in the related Prospectus Supplement, the failure to pay principal on a class of Notes generally will not result in the occurrence of an Indenture Event of Default until the final scheduled Distribution Date for such class of Notes.

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

        With respect to each series that includes Notes, the rights and remedies of the related Indenture Trustee, the related holders of such Notes, and the related Security Insurer, if any, will be described in the related Prospectus Supplement.

CERTAIN COVENANTS

        Unless otherwise specified in a Prospectus Supplement with respect to a series that includes Notes, each Indenture will provide that the related Trust may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia, (ii) such entity expressly assumes such Trust's obligation to make due and punctual payments upon the Notes of the related series and the performance or observance of every agreement and covenant of such Trust under the Indenture, (iii) no Indenture Event of Default shall have occurred and be continuing immediately after such merger or consolidation, (iv) such Trust has been advised that the rating of the Securities of such series then in effect would not be reduced or withdrawn by any Rating Agency as a result of such merger or consolidation and (v) such Trust has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the Trust or to any holder of the Securities of such series.

        Each Trust that has issued Notes will not, among other things, (i) except as expressly permitted by the applicable Indenture, the applicable Transfer and Servicing Agreements or certain related documents with respect to such Trust (collectively, the "RELATED DOCUMENTS"), sell, transfer, exchange or otherwise dispose of any of the assets of such Trust, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the Notes of the related series (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of such Notes because of the payment of taxes levied or assessed upon such Trust, (iii) dissolve or liquidate in whole or in part, (iv) permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to such Notes under such Indenture except as may be expressly permitted thereby or (v) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of such Trust or any part thereof, or any interest therein or the proceeds thereof.

        No Trust that has issued Notes will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related Notes and the related Indenture, or otherwise in accordance with the Related Documents.

ANNUAL COMPLIANCE STATEMENT

        Each Trust that has issued Notes will be required to file annually with the related Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

INDENTURE TRUSTEE'S ANNUAL REPORT

        The Indenture Trustee for each Trust that has issued Notes will be required to mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by such Trust to the applicable Indenture Trustee in its individual capacity, the property and funds physically held by such Indenture Trustee as such and any action taken by it that materially affects the related Notes and that has not been previously reported.

SATISFACTION AND DISCHARGE OF INDENTURE

        An Indenture will be discharged with respect to the collateral securing the related Notes upon the delivery to the related Indenture Trustee for cancellation of all such Notes or, with certain limitations, upon deposit with such Indenture Trustee of funds sufficient for the payment in full of all such Notes.

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

THE INDENTURE TRUSTEE

        Certain matters relating to the Indenture Trustee for each series that includes Notes are described under "Description of the Transfer and Servicing Agreements--The Trustee and Indenture Trustee".


                     CERTAIN LEGAL ASPECTS OF THE CONTRACTS

GENERAL

        The transfer of Contracts by Onyx and any Selling Subsidiary to the Seller, and by the Seller to the applicable Trust, and, if applicable, the pledge thereof to an Indenture Trustee, the perfection of the security interests in the Contracts and the enforcement of rights to realize on the related Financed Vehicles as collateral for the Contracts are subject to a number of federal and state laws, including the Uniform Commercial Code (the "UCC") as in effect in various states. The Servicer and the Seller will take the action described below to perfect the rights of the applicable Trustee and, if applicable, the Indenture Trustee in the Contracts. If, through inadvertence or otherwise, another party purchases (including the taking of a security interest in) a Contract for new value in the ordinary course of its business, without actual knowledge of the Trust's interest therein and, if applicable, the Indenture Trustee's interest therein, and takes possession of such Contract, such purchaser would acquire an interest in the Contracts superior to the interest of the Trust and, if applicable, the interest of such Indenture Trustee.

        Unless otherwise specified in the related Prospectus Supplement, under each Sale and Servicing Agreement, Pooling and Servicing Agreement or Indenture, as applicable, the applicable Trustee or Indenture Trustee initially will have custody of the Contracts included in the Trust Property of a Trust following the sale of the Contracts to the related Trust and, if applicable, the pledge thereof to the related Indenture Trustee, and will hold the Contracts as bailee for the benefit of such Trust or as secured party. The Servicer may be appointed by the applicable Trustee or Indenture Trustee to act as the custodian of the Contracts. Upon such appointment physical possession of the Contracts would shift from such Trustee or Indenture Trustee to the Servicer. While the Contracts will not be physically marked to indicate the ownership interest thereof by the Trust, appropriate UCC-1 financing statements will be filed to perfect by filing and give notice of the Trust's ownership interest in, and, if applicable, the Indenture Trustee's security interest in, the Contracts. If, through inadvertence or otherwise, any of the Contracts were sold to another party who purchased such Contracts in the ordinary course of its business and took possession of such Contracts, the purchaser would acquire an interest in the Contracts superior to the interests of the Trust if the purchaser acquired the Contracts in good faith, for value and without actual knowledge of the Trust's ownership interest in the Contracts.

SECURITY INTERESTS IN THE FINANCED VEHICLES

        General. Retail installment sale contracts such as the Contracts evidence the credit sale of automobiles and/or light duty trucks by dealers to consumers. The contracts also constitute personal property security agreements and include grants of security interests in the vehicles under the applicable UCC. In most states, a security interest in automobiles and/or light duty trucks is perfected by obtaining the certificate of title to the Financed Vehicle or notation of the secured party's lien on the vehicles' certificate of title. The Seller will warrant to the related Trust in the Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, that Onyx or a subsidiary of Onyx has taken all steps necessary to obtain a perfected first priority security interest with respect to all Financed Vehicles securing the Contracts and that such security interest has been assigned to such Trust. If Onyx fails, because of clerical errors or otherwise, to effect or maintain the notation of such security interest on the certificate of title relating to a Financed Vehicle, such Trust may not have a first priority security interest in such Financed Vehicle.

        Perfection. The Seller will sell the Contracts and assign the security interest in each Financed Vehicle to the related Trust. However, because of the administrative burden and expense, such Trust will not amend the certificates of title to identify such Trust as the new secured party. Accordingly, Onyx or a subsidiary of Onyx will continue to be named as the secured party on the certificates of title relating to the Financed Vehicles. Under the law of California and most other states, the assignment of the Contracts is an effective conveyance of the security interests in the Financed Vehicles without amendment of the lien noted on the related certificate of title and the new secured party succeeds to the assignor's rights as the secured party. However, there exists a risk in not identifying the related Trust as the new

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

secured party on the certificate of title that, through fraud or negligence, the security interest of such Trust could be released.

        In the absence of fraud or forgery by the Financed Vehicle owner or administrative error by state recording officials, notation of the lien of Onyx or a subsidiary of Onyx will be sufficient to protect the related Trust against the rights of subsequent purchasers of a Financed Vehicle or subsequent lenders who take a security interest in a Financed Vehicle. If there are any Financed Vehicles as to which Onyx or a subsidiary of Onyx has failed to perfect the security interest assigned to the related Trust, such security interest would be subordinate to, among others, subsequent purchasers of the Financed Vehicles and holders of perfected security interests.

        In the event that the owner of a Financed Vehicle relocates to a state other than the state in which the Financed Vehicle was registered at the inception of the Contract, under the laws of most states the perfected security interest in the Financed Vehicle would continue for four months after such relocation and thereafter, in most instances, until the owner re-registers the Financed Vehicle in such state. A majority of states generally require surrender of a certificate of title to re-register a vehicle. Therefore, the Servicer will provide the department of motor vehicles or other appropriate state or county agency of the state of relocation with the certificate of title so that the owner can effect the re-registration. If the Financed Vehicle owner moves to a state that provides for notation of lien on the certificate of title to perfect the security interests in the Financed Vehicle, Onyx or a subsidiary of Onyx, absent clerical errors or fraud, would receive notice of surrender of the certificate of title if its lien is noted thereon. Each subsidiary of Onyx named as the secured party on a certificate of title will agree to promptly forward to Onyx any such notice received by such subsidiary. Accordingly, Onyx will have notice and the opportunity to re-perfect the security interest in the Financed Vehicle in the state of relocation. If the Financed Vehicle owner moves to a state which does not require surrender of a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing its portfolio of motor vehicle installment sales contracts, Onyx takes steps to effect such re-perfection upon receipt of notice of registration or information from the obligor as to relocation. Similarly, when an obligor under a Contract sells a Financed Vehicle, the Servicer must provide the owner with the certificate of title, or the Servicer will receive notice as a result of its lien or its subsidiary's lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Contract before release of the lien. Under the Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, Onyx, at its cost, will be obligated to maintain the continuous perfection of the security interest of Onyx or its subsidiary in the Financed Vehicle.

        Under the laws of most states (including California), certain statutory liens such as liens for unpaid taxes, liens for towing and storage of and repairs performed on a motor vehicle, motor vehicle accident liens, and liens arising under various state and federal criminal statutes take priority even over a perfected security interest. The Internal Revenue Code of 1986, as amended, also grants priority to certain federal tax liens over the lien of a secured party. The laws of most states and federal law permit the confiscation of motor vehicles by governmental authorities under certain circumstances if used in or acquired with the proceeds of unlawful activities, which may result in the loss of a secured party's perfected security interest in a confiscated vehicle. The Seller will represent in each Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, that, as of the initial issuance of the Securities of the related series, no such state or federal liens exist with respect to any Financed Vehicle securing payment on any related Contract. However, such liens could arise, or such a confiscation could occur, at any time during the term of a Contract. No notice will be given to the Servicer in the event such a lien arises or such a confiscation occurs, and any such lien arising or confiscation occurring after the related Closing Date would not give rise to the Seller's repurchase obligations under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

REPOSSESSION

        In the event of default by an obligor, the holder of the related retail installment sale contract has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. Among the UCC remedies, the secured party has the right to perform repossession by self-help means, unless such means would constitute a breach of the peace or is otherwise limited by applicable state law. Unless a financed vehicle is voluntarily surrendered, self-help repossession is accomplished simply by retaking possession of the financed vehicle. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the financed vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify the obligor of the default and the intent to repossess the

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

collateral and to give the obligor a time period within which to cure the default prior to repossession. Generally, this right of cure may only be exercised on a limited number of occasions during the term of the related contract. Other jurisdictions permit repossession without prior notice if it can be accomplished without a breach of the peace (although in some states, a course of conduct in which the creditor has accepted late payments has been held to create a right by the obligor to receive prior notice). In most states, under certain circumstances after the financed vehicle has been repossessed, the obligor may reinstate the related contract by paying the delinquent installments and other amounts due.

NOTICE OF SALE; REDEMPTION RIGHTS

        The UCC and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. In addition, some states also impose substantive timing requirements on the sale of repossessed vehicles in certain circumstances and/or various substantive timing and content requirements on such notices. In some states, under certain circumstances after a financed vehicle has been repossessed, the obligor may redeem the collateral by paying the delinquent installments and other amounts due. The obligor has the right to redeem the collateral prior to actual sale or entry by the secured party into a contract for sale of the collateral by paying the secured party the unpaid principal balance of the obligation, accrued interest thereon, reasonable expenses for repossessing, holding, and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees and legal expenses or in some other states, by payment of delinquent installments on the unpaid principal balance of the related obligation.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

        The proceeds of resale of the vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit such judgments. In addition to the notice requirement, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be "commercially reasonable". Generally, courts have held that when a sale is not "commercially reasonable", the secured party loses its right to a deficiency judgment.

        In addition, the UCC permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC. Also, prior to a sale, the UCC permits the debtor or other interested person to prohibit the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the "default" provisions under the UCC. Any deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible.

        Occasionally, after resale of a repossessed vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to such vehicle or if no such lienholder exists, the UCC requires the creditor to remit the surplus to the obligor.

CONSUMER PROTECTION LAWS

        Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Soldiers' and Sailors' Civil Relief Act of 1940, state adoptions of the National Consumer Act and of the Uniform Consumer Credit Code, state motor vehicle retail installment sales acts, state "lemon" laws and other similar laws. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee's ability to enforce consumer finance contracts such as the Contracts.

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

        The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC RULE"), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other statutes or the common law, has the effect of subjecting any assignee of the seller in a consumer credit transaction (and certain related creditors and their assignees) to all claims and defenses which the obligor in the transaction could assert against the seller. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor. The FTC Rule is generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in certain states.

        Most of the Contracts will be subject to the requirements of the FTC Rule. Accordingly, each Trust, as holder of the related Contracts, will be subject to any claims or defenses that the purchaser of the applicable Financed Vehicle may assert against the seller of the Financed Vehicle. As to each obligor, such claims are limited to a maximum liability equal to the amounts paid by the obligor on the related Contract. The Seller will represent in each Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, that each of the Contracts, and the sale of the related Financed Vehicle thereunder, complied with all material requirements of such laws and the regulations issued pursuant thereto.

        Any shortfalls or losses arising in connection with the matters described in the two preceding paragraphs, to the extent not covered by amounts payable to the Securityholders from amounts available under a credit enhancement mechanism, could result in losses to the Securityholders.

        Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

        In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to borrowers.

OTHER LIMITATIONS

        In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the vehicle at the time of bankruptcy (as determined by the court), leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

        Under the terms of the Soldiers' and Sailors' Relief Act of 1940, an obligor who enters the military service after the origination of such obligor's Contract (including an obligor who is a member of the National Guard or is in reserve status at the time of the origination of the obligor's Contract and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such obligor's active duty status, unless a court orders otherwise upon application of the lender. In addition, pursuant to the Military Reservist Relief Act, under certain circumstances, California residents called into active duty with the reserves can delay payments on retail installment sales contracts, including the Contracts, for a period, not to exceed 180 days, beginning with the order to active duty and ending 30 days after release. It is possible that the foregoing could have an effect on the ability of the Servicer to collect the full amount of interest owing on certain of the Contracts. In addition, the Relief Acts impose limitations that would impair the ability of the Servicer to repossess an affected Contract during the obligor's period of active duty status. Thus, in the event that such a Contract goes into default, there may be delays and losses occasioned by the inability to exercise the Trust's rights with respect to the related Financed Vehicle in a timely fashion.

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

        Any shortfalls or losses arising in connection with the matters described in the two preceding paragraphs, to the extent not covered by amounts payable to the Securityholders from amounts available under a credit enhancement mechanism, could result in losses to the Securityholders.

REPURCHASE OBLIGATION

        Under each Sale and Servicing Agreement or Pooling and Servicing Agreement, the Seller will make representations and warranties relating to validity, subsistence, perfection and priority of the security interest in each related Financed Vehicle as of the related Closing Date. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of the Contracts". Accordingly, if any defect exists in the perfection of the security interest in any Financed Vehicle as of the Closing Date and such defect adversely affects the related Trust's interest in the related Contract, such defect would constitute a breach of a warranty under the Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, and would create an obligation of the Seller to repurchase such Contract unless the breach is cured. Additionally, in Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, the Servicer will make certain representations, warranties and affirmative covenants regarding, among other things, the maintenance of the security interest in each Financed Vehicle, the breach of which would create an obligation of the Servicer to purchase any affected Contract from the related Trust unless the breach is cured.


                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

        The following general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Notes and the Certificates of any series, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of tax counsel to each Trust with respect to the related series on the material matters associated with such consequences, subject to the qualifications set forth herein. "Tax Counsel" with respect to each Trust will be Andrews & Kurth L.L.P. The summary does not purport to deal with federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. For example, it does not discuss the tax treatment of Noteholders or Certificateholders that are insurance companies, regulated investment companies or dealers in securities. Moreover, there are no cases or Internal Revenue Service ("IRS") rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the Notes and the Certificates. As a result, the IRS may disagree with all or a part of the discussion below. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes and the Certificates.

        The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "CODE"), the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Each Trust will be provided with an opinion of Tax Counsel regarding certain federal income tax matters discussed below. An opinion of Tax Counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the Trust, the Notes, the Certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified herein, to each Trust and the Notes, Certificates and related terms, parties and documents applicable to such Trust. The federal income tax consequences to Certificateholders will vary depending on whether an election is made to treat the Trust as a partnership under the Code or whether the Trust will be treated as a grantor trust. The Prospectus Supplement for each series of Certificates will specify whether a partnership election will be made or the Trust will be treated as a grantor trust.


                 TRUSTS FOR WHICH A PARTNERSHIP ELECTION IS MADE

TAX CHARACTERIZATION OF THE TRUST AS A PARTNERSHIP

        The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of the Notes and the Certificates of a Trust for which a partnership election will be made, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of Tax Counsel to each Trust with respect to the related series on the material matters associated with such consequences, subject to the

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

qualifications set forth herein. In addition, Tax Counsel has prepared or reviewed the statements in the Prospectus under the heading "Certain Federal Income Tax Consequences--Trusts for Which a Partnership Election is Made", and is of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, each investor is advised to consult its own tax advisors with regard to the tax consequences to it of investing in Notes or Certificates.

        Tax Counsel will deliver its opinion that a Trust for which a partnership election is made will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the Trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

        If the Trust were taxable as a corporation for federal income tax purposes, the Trust would be subject to corporate income tax on its taxable income. The Trust's taxable income would include all its income on the Contracts, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

        Treatment of the Notes as Indebtedness. The Seller will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Tax Counsel will, except as otherwise provided in the related Prospectus Supplement, advise the Trust that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

        OID, Indexed Securities, etc. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars, and that the Notes are not Strip Notes. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under Treasury regulations (the "OID REGULATIONS") relating to original issue discount ("OID"), and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of Notes, additional tax considerations with respect to such Notes will be disclosed in the applicable Prospectus Supplement.

        Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID regulations, a holder of a
Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

        A holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a "SHORT-TERM NOTE") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in
Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note

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

in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

        Sale or Other Disposition. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium, if any, previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

        Foreign Holders. Interest payments made (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "FOREIGN PERSON") generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust or the Seller (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust or the Seller is a "related person" within the meaning of the Code and
(ii) provides the Owner Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

        Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

        Final regulations dealing with withholding tax on income paid to foreign persons and related matters (the "NEW WITHHOLDING REGULATIONS") were issued by the Treasury Department on October 6, 1997. The New Withholding Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors who are foreign persons are strongly urged to consult their own tax advisors with respect to the New Withholding Regulations.

        Backup Withholding. Each holder of a Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust will be required to withhold 31 percent of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

        Possible Alternative Treatments of the Notes. If, contrary to the opinion of Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust. If so treated, the Trust might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). Alternatively, and more likely in the view of Tax Counsel, the Trust might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including

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

pension funds) would be "unrelated business taxable income", income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of Trust expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

        Treatment of the Trust as a Partnership. The Seller and the Servicer will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificateholders (including the Seller in its capacity as recipient of distributions from the reserve fund, if any), and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust, the Certificates, the Notes, the Seller and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

        A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Seller or the Trust. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

        Partnership Taxation. As a partnership, the Trust will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust. The Trust's income will consist primarily of interest and finance charges earned on the Contracts (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Contracts. The Trust's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Contracts.

        The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Certificate Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust income attributable to discount on the Contracts that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) prepayment premium payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust of premium on Contracts that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust will be allocated to the Seller. Based on the economic arrangement of the parties, this approach for allocating Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Certificate Rate plus the other items described above even though the Trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust income even if they have not received cash from the Trust to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

        All of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

        An individual taxpayer's share of expenses of the Trust (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions and thus allowable as a deduction only to the extent that in the aggregate

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

all such expenses exceed two percent of such individual tax payer's adjusted gross income. Furthermore, certain otherwise allowable itemized deductions will be reduced, but not by more than 80%, by an amount equal to 3% of the individual's adjusted gross income in excess of a statutorily defined threshold. Therefore, such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust.

        The Trust intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Contact, the Trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

        Discount and Premium. It is believed that the Contracts were not issued with OID, and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust for the Contracts may be greater or less than the remaining principal balance of the Contracts at the time of purchase. If so, the Contracts will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust will make this calculation on an aggregate basis, but might be required to recompute it on a Contract-by-Contract basis.)

        If the Trust acquires the Contracts at a market discount or premium, the Trust will elect to include any such discount in income currently as it accrues over the life of the Contracts or to offset any such premium against interest income on the Contracts. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

        Section 708 Termination. Under Section 708 of the Code, the Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. If such a termination occurs, the Trust will be considered to contribute its assets to a new partnership and, immediately thereafter, the terminated partnership distributes interests in the new partnership to the partners in liquidation of the terminated partnership. The Trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust might not be able to comply due to lack of data.

        Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

        Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Contracts would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust will elect to include market discount in income as it accrues.

        If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

        Allocations Between Transferors and Transferees. In general, the Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As

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

a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

        The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust might be reallocated among the Certificateholders. The Seller is authorized to revise the Trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

        Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

        Administrative Matters. The Owner Trustee is required to keep or have kept complete and accurate books of the Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be set forth in the related Prospectus Supplement. The Owner Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and will report each Certificateholder's allocable share of items of Trust income and expense to holders and the IRS on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

        Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January
31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

        The Seller will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust.

        Tax Consequences to Foreign Certificateholders. It is not clear whether the Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust would be engaged in a trade or business in the United States for such purposes, the Trust will withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold. The Trust expects to withhold on the portion of its taxable income that is

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

allocable to foreign Certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. The New Withholding Regulations or subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures. In determining a holder's withholding status, the Trust may rely on IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

        Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust, taking the position that no taxes were due because the Trust was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, Certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

        Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.


                        TRUSTS TREATED AS GRANTOR TRUSTS

TAX CHARACTERIZATION OF THE TRUST AS A GRANTOR TRUST

        The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of the Notes and the Certificates of a Trust for which a partnership election will not be made, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of Tax Counsel to each Trust with respect to the related series on the material matters associated with such consequences, subject to the qualifications set forth herein. In addition, Tax Counsel has prepared or reviewed the statements in the Prospectus under the heading "Certain Federal Income Tax Consequences--Trusts Treated as Grantor Trusts", and is of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of any Trust as a grantor trust for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, each investor is advised to consult its own tax advisors with regard to the tax consequences to it of investing in Notes or Certificates.

        If a partnership election is not made, Tax Counsel will deliver its opinion that the Trust will not be classified as an association taxable as a corporation and that such Trust will be classified as a grantor trust under subpart E, Part I of subchapter J of Chapter 1 of Subtitle A of the Code. In this case, owners of Certificates (referred to herein as "GRANTOR TRUST CERTIFICATEHOLDERS") will be treated for federal income tax purposes as owners of a portion of the Trust's assets as described below. The Certificates issued by a Trust that is treated as a grantor trust are referred to herein as "GRANTOR TRUST CERTIFICATES".

        Characterization. Each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Trust represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the Contracts in the Trust. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any Contract because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

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

        Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with such Grantor Trust Certificateholder's method of accounting its pro rata share of the entire income from the Contracts in the Trust represented by Grantor Trust Certificates, including interest, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Servicer. Under Sections 162 or 212 each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent such expenses plus all other Section 212 expenses exceed two percent of its adjusted gross income. A Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the Servicer. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the Servicer, whichever is earlier. If the servicing fees paid to the Servicer are deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as an ownership interest retained by the Servicer (or any person to whom the Servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the Contracts. The Contracts would then be subject to the "coupon stripping" rules of the Code discussed below.

        Premium. The price paid for a Grantor Trust Certificate by a holder will be allocated to such holder's undivided interest in each Contract based on each Contract's relative fair market value, so that such holder's undivided interest in each Contract will have its own tax basis. A Grantor Trust Certificateholder that acquires an interest in Contracts at a premium may elect to amortize such premium under a constant interest method. Amortizable bond premium will be treated as an offset to interest income on such Grantor Trust Certificate. The basis for such Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Section 171. A Grantor Trust Certificateholder that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Grantor Trust Certificateholder acquires during the year of the election or thereafter.

        If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Certificate acquired at a premium should recognize a loss if a Contract prepays in full, equal to the difference between the portion of the prepaid principal amount of such Contract that is allocable to the Grantor Trust Certificate and the portion of the adjusted basis of the Grantor Trust Certificate that is allocable to such Contract. If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

STRIPPED BONDS AND STRIPPED COUPONS

        Although the tax treatment of stripped bonds is not entirely clear, based on guidance issued by the IRS, each purchaser of a Grantor Trust Certificate will be treated as the purchaser of a stripped bond which generally should be treated as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Generally, under applicable Treasury regulations (the "SECTION 1286 TREASURY REGULATIONS"), if the discount on a stripped bond is larger than a de minimis amount (as calculated for purposes of the OID rules of the Code) such stripped bond will be considered to have been issued with OID. See "Original Issue Discount". Based on the preamble to the Section 1286 Treasury Regulations, Tax Counsel is of the opinion that, although the matter is not entirely clear, the interest income on the Certificates at the sum of the Certificate Rate and the portion of the Servicing Fee Rate that does not constitute excess servicing will be treated as "qualified stated interest" within the meaning of the Section 1286 Treasury Regulations and such income will be so treated in the Trustee's tax information reporting.

        Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code relating to "original issue discount" (currently Sections 1271 through 1273 and 1275) will be applicable to a Grantor Trust Certificateholder's interest in those Contracts meeting the

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

conditions necessary for these sections to apply. Generally, a Grantor Trust Certificateholder that acquires an undivided interest in a Contract issued or acquired with OID must include in gross income the sum of the "daily portions," as defined below, of the OID on such Contract for each day on which it owns a Certificate, including the date of purchase but excluding the date of disposition. In the case of an original Grantor Trust Certificateholder, the daily portions of OID with respect to a Contract generally would be determined as follows. A calculation will be made of the portion of OID that accrues on the Contract during each successive monthly accrual period (or shorter period in respect of the date of original issue or the final Distribution Date). This will be done, in the case of each full monthly accrual period, by adding (i) the present value of all remaining payments to be received on the Contract under the prepayment assumption used in respect of the Contracts and (ii) any payments received during such accrual period, and subtracting from that total the "adjusted issue price" of the Contract at the beginning of such accrual period. No representation is made that the Contracts will prepay at any prepayment assumption. The "adjusted issue price" of a Contract at the beginning of the first accrual period is its issue price (as determined for purposes of the OID rules of the Code) and the "adjusted issue price" of a Contract at the beginning of a subsequent accrual period is the "adjusted issue price" at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment (other than "qualified stated interest") made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to a reasonable method, provided that such method is consistent with the method used to determine the yield to maturity of the Contracts.

        With respect to the Contracts, the method of calculating OID as described above will cause the accrual of OID to either increase or decrease (but never below zero) in any given accrual period to reflect the fact that prepayments are occurring at a faster or slower rate than the prepayment assumption used in respect of the Contracts. Subsequent purchasers that purchase Contracts at more than a de minimis discount should consult their tax advisors with respect to the proper method to accrue such OID.

        The Taxpayer Relief Act of 1997 requires the use of a prepayment assumption to accrue OID with respect to "any pool of debt instruments the yield on which may be affected by reason of prepayments (or to the extent provided in regulation, by reason of other events)." Unless otherwise provided in the related Prospectus Supplement, the Trustee will deem the prepayment assumption to be that the Contracts will not prepay. If the IRS were to require that OID be computed using a different prepayment assumption, the character and timing of a Certificateholder's income could be adversely affected.

        Market Discount. A Grantor Trust Certificateholder that acquires an undivided interest in Contracts may be subject to the market discount rules of Sections 1276 through 1278 to the extent an undivided interest in a Contract is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such Contract allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Grantor Trust Certificate will be considered to be zero if the amount allocable to the Grantor Trust Certificate is less than 0.25% of the Grantor Trust Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

        The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

        The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Grantor Trust Certificate is issued with OID, the amount

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

of market discount that accrues during any accrual period would be equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period. For Grantor Trust Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Grantor Trust Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium in the secondary market.

        A holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

        Premium. To the extent a Grantor Trust Certificateholder is considered to have purchased an undivided interest in a Contract for an amount that is greater than its stated redemption price at maturity of such Contract, such Grantor Trust Certificateholder will be considered to have purchased the Contract with "amortizable bond premium" equal in amount to such excess. A Grantor Trust Certificateholder (who does not hold the Certificate for sale to customers or in inventory) may elect under Section 171 of the Code to amortize such premium. Under the Code, premium is allocated among the interest payments on the Contracts to which it relates and is considered as an offset against (and thus a reduction of) such interest payments. With certain exceptions, such an election would apply to all debt instruments held or subsequently acquired by the electing holder. Absent such an election, the premium will be deductible as an ordinary loss only upon disposition of the Certificate or pro rata as principal is paid on the Contracts.

        Election to Treat All Interest as OID. The OID regulations permit a Grantor Trust Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Grantor Trust Certificateholder acquires during the year of the election or thereafter. Similarly, a Grantor Trust Certificateholder that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Grantor Trust Certificateholder owns or acquires. See "--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Grantor Trust Certificate is irrevocable.

        Sale or Exchange of a Grantor Trust Certificate. Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by the OID included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of Section 1221, and will be long-term or short-term depending on whether the Grantor Trust Certificate has been owned for the long-term capital gain holding period (currently more than one year).

        Grantor Trust Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.


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

        Non-U.S. Persons. Generally, interest or OID paid by the person required to withhold tax under Section 1441 or 1442 to (i) an owner that is not a U.S. Person (as defined below) or (ii) a Grantor Trust Certificateholder holding on behalf of an owner that is not a U.S. Person and accrued OID recognized by the owner on the sale or exchange of such a Grantor Trust Certificate will not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in Contracts issued after July 18, 1984 by natural persons if such Grantor Trust Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Grantor Trust Certificateholder under penalties of perjury, certifying that such Grantor Trust Certificateholder is not a U.S. Person and providing the name and address of such Grantor Trust Certificateholder). Additional restrictions apply to Contracts where the obligor is not a natural person in order to qualify for the exemption from withholding.

        As used herein, a "U.S. PERSON" means a citizen or resident of the United States, a corporation, a partnership, or other entity created or organized in or under the laws of the United States or any political subdivision thereof (except, in the case of a partnership as otherwise provided by regulations), an estate, the income of which is includible in gross income for United States federal income tax purposes regardless of its source or a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have authority to control all substantial decisions of the trust.

        Information Reporting and Backup Withholding. The Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Grantor Trust Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Grantor Trust Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold Grantor Trust Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

        THE FEDERAL TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTEHOLDER'S OR CERTIFICATEHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES AND CERTIFICATES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.


                              ERISA CONSIDERATIONS

        ERISA and the Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh Plans (each a "BENEFIT PLAN"), from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. ERISA also imposes certain duties on persons who are fiduciaries of Benefit Plans subject to ERISA and prohibits certain transactions between a Benefit Plan and parties in interest with respect to such Benefit Plans. Under ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a Benefit Plan is considered to be a fiduciary of such Benefit Plan (subject to certain exceptions not here relevant). A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons.

        Certain transactions involving a Trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased Notes or Certificates if assets of the Trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the "PLAN ASSETS REGULATION"), the assets of a Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code if the Benefit Plan acquired an "equity interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The likely treatment in this context of Notes and Certificates of a given series will be discussed in the related Prospectus Supplement.

        Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Due to the complexities of the "prohibited transaction" rules and the penalties imposed upon persons involved in prohibited transactions, it is important that the fiduciary of any Benefit Plan considering the purchase of Securities consult with its tax and/or legal advisors regarding whether the assets of the related Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.


                              PLAN OF DISTRIBUTION

        Unless otherwise specified in the related Prospectus Supplement, on the terms and conditions set forth in one or more underwriting agreements with respect to the Securities of a series (collectively, the "UNDERWRITING AGREEMENT"), the Seller will agree to cause the related Trust to sell to the underwriter(s) named therein and in the related Prospectus Supplement, and each of such underwriters will severally agree to purchase, the principal amount of each class of Securities, as the case may be, of the related series set forth therein and in the related Prospectus Supplement.

        Unless otherwise specified in the related Prospectus Supplement, in the Underwriting Agreement with respect to any given series of Securities, the applicable underwriter(s) will agree, subject to the terms and conditions set forth therein, to purchase all the Securities described therein which are offered hereby and by the related Prospectus Supplement if any of such Securities are purchased.

        Each Prospectus Supplement will either (i) set forth the price at which each class of Securities being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such Securities or (ii) specify that the related Securities are to be resold by the underwriter(s) in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any such Securities, such public offering prices and such concessions may be changed.

        Unless otherwise specified in the related Prospectus Supplement, each Underwriting Agreement will provide that Onyx and the Seller will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof.

        Unless otherwise specified in the related Prospectus Supplement, pursuant to each Underwriting Agreement with respect to a given series of Securities, the closing of the sale of any class of Securities subject to such Underwriting Agreement will be conditioned on the closing of the sale of all other such classes of Securities of that series.

        The place and time of delivery for the Securities in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.

                                 LEGAL OPINIONS

        Certain legal matters relating to the Securities of any series will be passed upon for the related Trust, the Seller and the Servicer by Andrews & Kurth L.L.P. In addition, certain United States federal tax and other matters will be passed upon for the related Trust by Andrews & Kurth L.L.P.

                                 INDEX OF TERMS

"Administration Agreement".....................................................................29
"Administration Fee"...........................................................................29
"Administrator"................................................................................29
"APR"          ................................................................................13
"Auto Finance Centers".........................................................................10
"Bankruptcy Code"..............................................................................16
"Benefit Plan" ................................................................................46
"Certificate Principal Balance".................................................................2
"Certificate Rate"..............................................................................2
"Certificateholders"............................................................................8
"Certificates" .................................................................................i
"Closing Date" .................................................................................3
"Code"         ................................................................................36
"Collection Account"...........................................................................22
"Collection Period"............................................................................20
"Commission"   ...............................................................................iii
"Contracts"    ..............................................................................i, 3
"Cut-Off Date" .................................................................................3
"Dealers"      .................................................................................4
"Defaulted Contract"...........................................................................20
"Definitive Securities"........................................................................19
"Distribution Date"............................................................................ii
"Distribution Date Statement"..................................................................24
"DTC"          .................................................................................8
"DTC Rules"    ................................................................................18
"Due Date"     ................................................................................11
"Eligible Investments".........................................................................22
"ERISA"        .................................................................................5
"Exchange Act" ...............................................................................iii
"Financed Vehicles"..........................................................................i, 3
"foreign person"...............................................................................38
"FTC Rule"     ................................................................................35
"Full Prepayment"..............................................................................14
"Grantor Trust Certificateholders".............................................................42
"Grantor Trust Certificates"...................................................................42
"Holders"      ................................................................................19
"Indenture"    .................................................................................1
"Indenture Events of Default"..................................................................30
"Indenture Trustee".............................................................................i
"Indirect Participants"........................................................................18
"Insolvency Laws"...............................................................................6
"Interest Rate".................................................................................2
"IRS"          ................................................................................36
"Issuer"       .................................................................................1
"Liquidation Expenses".........................................................................23
"Monthly P&I"  ................................................................................13
"Motor Vehicle Contracts".......................................................................9
"Net Insurance Proceeds".......................................................................23
"Net Liquidation Proceeds".....................................................................23
"New Withholding Regulations"..................................................................38
"Note Principal Balance"........................................................................2
"Noteholders"  .................................................................................8
"Notes"        .................................................................................i

"OCS"          ................................................................................11
"OID"          ................................................................................37
"OID regulations"..............................................................................37
"Onyx"         ..............................................................................i, 1
"Original Pool Balance"........................................................................15
"Participants" ................................................................................17
"Payahead Account".............................................................................22
"Payaheads"    ................................................................................22
"Plan Assets Regulation".......................................................................46
"Pool Balance" ................................................................................15
"Pooling and Servicing Agreement"...............................................................1
"Prefunded Amount".............................................................................14
"Prefunding Account"...........................................................................14
"Prefunding Arrangement"....................................................................4, 14
"Prospectus Supplement".........................................................................i
"Purchase Agreement"...........................................................................16
"Rating Agency".................................................................................5
"Recomputed Actuarial Method"..................................................................13
"Recomputed Yield".............................................................................13
"Registration Statement"......................................................................iii
"Related Documents"............................................................................31
"Repurchase Amount"............................................................................22
"Rule of 78's Contracts".......................................................................13
"Sale and Servicing Agreement"..................................................................4
"Section 1286 Treasury Regulations"............................................................43
"Securities"   .................................................................................i
"Securities Act"..............................................................................iii
"Security Insurance Policy".....................................................................4
"Security Insurer"..............................................................................4
"Security Owners"..............................................................................18
"Securityholders"...............................................................................8
"Seller"       ..............................................................................i, 1
"Selling Subsidiary"............................................................................4
"Servicer"     .................................................................................i
"Servicer Default".............................................................................26
"Servicer Report Date".........................................................................22
"Servicing Fee Rate"...........................................................................24
"Servicing Fee"................................................................................24
"Simple Interest Contracts"....................................................................13
"Simple Interest Method".......................................................................13
"Strip Certificates"............................................................................3
"Strip Notes"  .................................................................................2
"Subsequent Contracts"......................................................................4, 14
"Transfer and Servicing Agreements"............................................................21
"Trust"        ..............................................................................i, 1
"Trust Accounts"...............................................................................22
"Trust Agreement"...............................................................................1
"Trust Property".............................................................................3, 8
"Trustee"      .................................................................................i
"UCC"          .............................................................................6, 32
"Underwriting Agreement".......................................................................47

================================================================================

    NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE SELLER OR THE UNDERWRITER. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF A TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION. NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE PROSPECTUS CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                                ---------------

                               TABLE OF CONTENTS

                                                      PAGE
                                                      ----
PROSPECTUS SUPPLEMENT
Available Information...............................   S-3
Reports to Securityholders..........................   S-3
Incorporation of Certain Documents by Reference.....   S-4
Summary of Terms....................................   S-5
Risk Factors........................................  S-12
The Trust...........................................  S-16
The Onyx Portfolio of Motor Vehicle Contracts.......  S-16
The Contracts.......................................  S-18
Maturity and Prepayment Considerations..............  S-20
Use of Proceeds.....................................  S-20
Description of the Notes............................  S-21
Description of the Certificates.....................  S-23
Description of the Transfer and Servicing
  Agreements........................................  S-25
The Policy..........................................  S-34
Description of the Insurer..........................  S-36
Certain Federal Income Tax Consequences.............  S-37
ERISA Considerations................................  S-38
Underwriting........................................  S-39
Legal Matters.......................................  S-40
Experts.............................................  S-40
Index of Terms......................................  S-41

PROSPECTUS
Available Information...............................   iii
Incorporation of Certain Documents by Reference.....   iii
Summary of Terms....................................     1
Risk Factors........................................     6
The Trusts..........................................     8
The Trustee.........................................     9
The Onyx Portfolio of Motor Vehicle Contracts.......     9
The Contracts.......................................    12
Prefunding Arrangements.............................    14
Maturity and Prepayment Considerations..............    14
Pool Factor and Pool Information....................    15
Use of Proceeds.....................................    15
The Seller..........................................    15
The Servicer........................................    16
Description of Securities...........................    17
Description of the Transfer and Servicing
  Agreements........................................    21
The Indenture.......................................    29
Certain Legal Aspects of the Contracts..............    32
Certain Federal Income Tax Consequences.............    36
Trusts for Which a Partnership Election is Made.....    36
Trusts Treated as Grantor Trusts....................    42
ERISA Considerations................................    46
Plan of Distribution................................    47
Legal Opinions......................................    47
Index of Terms......................................    48

    Until December 7, 1998 (90 days after the date of this Prospectus Supplement) all dealers effecting transactions in the Notes, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and Prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a Prospectus Supplement and Prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

================================================================================



================================================================================

                                  $250,000,285

                                ONYX ACCEPTANCE
                               OWNER TRUST 1998-B

                               $165,000,000 5.60%
                       AUTO LOAN BACKED NOTES, CLASS A-1

                               $72,500,000 5.85%
                       AUTO LOAN BACKED NOTES, CLASS A-2

                               $12,500,285 6.07%
                         AUTO LOAN BACKED CERTIFICATES

                                  [ONYX LOGO]

                     ONYX ACCEPTANCE FINANCIAL CORPORATION,
                                     SELLER

                          ONYX ACCEPTANCE CORPORATION,
                                    SERVICER

                                  ------------

                             PROSPECTUS  SUPPLEMENT

                               SEPTEMBER 8, 1998

                                  ------------

                              SALOMON SMITH BARNEY

                              MERRILL LYNCH & CO.

================================================================================